UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA

                                BROWARD DIVISION
In re                                       |
                                            |
NAL FINANCIAL GROUP, INC.                   |      CASE NO.  98-21966-BKC-PGH
NAL ACCEPTANCE CORPORATION                  |      CASE NO.  98-21967-BKC-PGH
NAL INSURANCE SERVICES, INC.                |      CASE NO.  98-21968-BKC-PGH
AUTORICS, INC.                              |      CASE NO.  98-21969-BKC-PGH
NAL MORTGAGE CORPORATION                    |      CASE NO.  98-21970-BKC-PGH
PERFORMANCE CARS OF SOUTH FLORIDA, INC.     |      CASE NO.  98-21971-BKC-PGH
SPECIAL FINANCE, INC.                       |      CASE NO.  98-21972-BKC-PGH
                                            |
         Debtors.                           |      (JOINTLY ADMINISTERED)
---------------------------------------------


                        AMENDED DISCLOSURE STATEMENT FOR
                         DEBTORS' PLAN OF REORGANIZATION

                                   Proposed by

                            NAL FINANCIAL GROUP, INC.
                           NAL ACCEPTANCE CORPORATION
                          NAL INSURANCE SERVICES, INC.
                                 AUTORICS, INC.
                            NAL MORTGAGE CORPORATION
                     PERFORMANCE CARS OF SOUTH FLORIDA, INC.
                              SPECIAL FINANCE, INC.


                              Rice & Robinson, P.A.
                               Counsel for Debtors
                         848 Brickell Avenue, Suite 1100
                            Miami, Florida 33131-2943

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA

                                BROWARD DIVISION
In re                                       |
                                            |
NAL FINANCIAL GROUP, INC.                   |      CASE NO.  98-21966-BKC-PGH
NAL ACCEPTANCE CORPORATION                  |      CASE NO.  98-21967-BKC-PGH
NAL INSURANCE SERVICES, INC.                |      CASE NO.  98-21968-BKC-PGH
AUTORICS, INC.                              |      CASE NO.  98-21969-BKC-PGH
NAL MORTGAGE CORPORATION                    |      CASE NO.  98-21970-BKC-PGH
PERFORMANCE CARS OF SOUTH FLORIDA, INC.     |      CASE NO.  98-21971-BKC-PGH
SPECIAL FINANCE, INC.                       |      CASE NO.  98-21972-BKC-PGH
                                            |
         Debtors.                           |      (JOINTLY ADMINISTERED)
---------------------------------------------


                DEBTORS' AMENDED DISCLOSURE STATEMENT RELATING TO
                         DEBTORS' PLAN OF REORGANIZATION
              ----------------------------------------------------
                                    ARTICLE I
                                  INTRODUCTION

     1.1 NAL Financial Group, Inc., ("NALF"), NAL Acceptance Corporation ("NALA"), NAL Insurance Services, Inc. ("NIS"), NAL Mortgage Corporation ("NALM"), Performance Cars of South Florida, Inc. ("PCSF"), Special Finance, Inc. ("SFI") and Autorics, Inc. ("Autorics") (sometimes referred to hereinafter collectively as the "Debtors", the "Company" or "NAL"), propose a Plan of Reorganization (the "Plan") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). The Debtors recommend the Plan to all Creditors for acceptance. The Plan is annexed hereto as Exhibit 1 and is summarized in this Disclosure Statement (the "Disclosure Statement"). Reference is made to the Plan for a complete statement of its specific terms. All capitalized terms not otherwise defined herein have the same respective meanings set forth in the Plan, Article I, Definitions and Rules of Construction.

     This Disclosure Statement is being distributed to the Debtors' Creditors and holders of Interests who are entitled to consider and vote on the Plan as set forth herein. After notice and hearing, the United States Bankruptcy Court for the Southern District of Florida, Fort Lauderdale

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

Division (the "Bankruptcy Court" or "Court"), where the Chapter 11 Case is pending, approved this Disclosure Statement on August 10, 1998 at 9:30 a.m. as containing information that would enable a hypothetical, reasonable investor typical of the holders of Claims and Interests being solicited to make an adequately informed judgment in exercising his or her right to vote either to accept or to reject the Plan. The Court's approval of this or any other Disclosure Statement does not constitute a determination by the Bankruptcy Court as to the merits of the Plan.

     No representations concerning the Debtors, including, without limitation, its financial condition, future business operations or the value of its assets are authorized, other than as set forth in this Disclosure Statement. Any representations made to secure an acceptance or rejection of the Plan which are other than as contained in this Disclosure Statement should not be relied upon in considering the Plan.

     The information contained herein has been prepared by the Debtors in good faith, based upon information from (i) the Schedules and Amended Schedules filed by the Debtors in the Chapter 11 Case; (ii) the books and records of the Debtors; (iii) Debtors' management; (iv) the Court record in this Chapter 11 Case; and, (v) public filings with the Securities and Exchange Commission. The information contained herein has not been the subject of an audit or other independent third party verification.

     The statements contained in this Disclosure Statement are made as of the date hereof unless another time is specified. The delivery of this Disclosure Statement does not under any circumstance create an implication that there has not been any change in the facts set forth herein since the date hereof.

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

     THIS DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN, AND NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTORS, THE COMMITTEE OR ANY OTHER PARTY, OR BE DEEMED ADVICE ON THE TAX OR OTHER LEGAL EFFECTS OF THE REORGANIZATION ON THE CREDITORS OR HOLDERS OF INTERESTS.

     THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS NOT BEEN SUBJECTED TO AUDIT. EVERY EFFORT HAS BEEN MADE TO ENSURE THAT SUCH INFORMATION IS ACCURATE; HOWEVER, THE DEBTORS CANNOT WARRANT OR REPRESENT THAT THE INFORMATION IS WITHOUT ANY INACCURACY.

     ANY REPRESENTATIONS MADE IN ORDER TO SECURE AN ACCEPTANCE OF THE PLAN THAT ARE NOT CONTAINED IN THE DISCLOSURE STATEMENT SHOULD BE REPORTED TO DEBTORS' COUNSEL AND THE U.S. TRUSTEE FOR APPROPRIATE ACTION.

     THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREWITH.

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

                                   ARTICLE II
                                VOTING PROCEDURES
                                -----------------

         2.1 By order of the Bankruptcy Court dated August 10, 1998 (the "Voting Procedure Order") August 1, 1998 is the record date for determining the identity of holders of Claims and Interests to vote on the Plan (the "Record Date"). A ballot is enclosed for use by Creditors and holders of Interests. Holders of Claims and Interests may vote on the Plan by completing the enclosed ballot and mailing it in the enclosed, pre-addressed envelope so that the ballot is received on or before 5:00 p.m. on September 14, 1998. Any ballots received after 5:00 p.m. on September 14, 1998 will not be counted unless allowed by the Bankruptcy Court upon motion, after notice and hearing.

     2.2 The number, amount and classification of a Claim (other than one based upon Public Debentures), that will be used to tabulate acceptances and rejections of the Plan is exclusively as follows:

         a. Where no Proof of Claim has been timely filed, the amount of the claim shall be equal to the amount listed, if any, in respect of such claim in the Debtors' Schedules, as amended, to the extent such claim is not listed as contingent, unliquidated or disputed;

         b. Where a Proof of Claim has been timely filed and not objected to on or before the deadline set by the Court, the amount and classification shall be that specified in the Proof of Claim;

         c. Where the claimant, the Debtors or the Committee has moved for estimation of a Claim, the amount and classification shall be set by the Bankruptcy Court for voting

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

purposes, after notice and a hearing, pursuant to Federal Rule of Bankruptcy Procedure 3018(a);

         d. Where the Debtors, the Committee or any party in interest has filed an objection to a Claim, the Claim shall not be allowed for voting purposes unless the Bankruptcy Court, after notice and hearing, has allowed such Claim in a specific amount and classification for voting purposes; and,

         e. Claims filed in an unliquidated or unknown amount shall be counted as one vote for satisfying the numerosity requirement of Section 1126(c) of the Bankruptcy Code, but shall not be counted in any amount for the purposes of applying the aggregate dollar amount provisions of that section.

     2.3 For purposes of voting by holders of the Public Debentures and Preferred Stock, their Claims and Interests will be tabulated in an amount equal to the unpaid principal amount of the Public Debentures and Preferred Stock held by the voting beneficial owner as of the Record Date. Holders of the Company's common stock holding Class 9 Claims and former or current holders of Interests holding Class 8 Claims shall not have a vote and shall be deemed to have rejected the Plan pursuant to 11 U.S.C. ss.1126(g).

     2.4 In addition, the following rules apply to holders of all Claims and
Interests:

         a. Pursuant to Federal Rule of Bankruptcy Procedure 3018(a), whenever Creditors or holders of an Interest submit more than one ballot voting on the same Claim or Interest prior to the voting deadline, the last ballot received prior to the voting deadline shall be deemed to reflect the voter's intent and thus to supersede any prior ballots;

         b. Creditors and holders of Interests must vote all of their Claims or Interests within a particular Class under the Plan either to accept or reject the Plan and may not split their vote. Accordingly, a ballot (or multiple ballots with respect to separate Claims or

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

Interests within a single Class), that partially rejects and partially accepts the Plan will not be counted. (This provision shall not apply to summary ballots completed by intermediaries that reflect the votes of the beneficial owners of such Interests); and,

         c. Any ballot that (i) does not indicate whether the holder is voting for or against the Plan, (ii) indicates both a vote for and against the Plan; or, (iii) is not signed, shall not be counted.

     2.5 Voting on the Plan by each holder of a Claim or Interest is important. After carefully reviewing the Plan and Disclosure Statement, please indicate your vote on the ballot accompanying this Disclosure Statement and return it so it will be received on or before 5:00 p.m. on September 14, 1998 in the pre-addressed envelope provided.

     2.6 The Bankruptcy Court has scheduled a Confirmation Hearing for September 22, 1998 at 9:30 a.m., and has directed that notice of the Confirmation Hearing be given to all Creditors and holders of Interests. At the Confirmation, it is expected that the Bankruptcy Court will enter an order confirming the Plan (the "Confirmation Order"), if the requirements of ss.1129(a) of the Bankruptcy Code have been met, including the receipt of sufficient acceptances of the Plan.


                                   ARTICLE III
                                   THE COMPANY
                                   -----------

     A. History and Organization of NAL Financial Group, Inc. and Affiliates.

     3.1 The following subsections detailing the history of the Debtors, pre-petition and describing their capital structure has been extracted from NAL's Form 10-KSB for the fiscal year ended December 31, 1996, NAL's Form 10-Q for the quarter ended June 30, 1997, from certain Private Placement Memoranda for NAL Auto Trusts 1997-1 and 1997-2 and, for the period of June 30, 1997 through the filing date of March 23, 1998, from NALF's records and press releases. The

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

reader is directed to NALF's public filings including the aforementioned Form 10-K and Form 10-Q on file with the Court for more detailed information concerning the Debtors, pre-petition. There are no persons currently employed by the Debtors who have personal knowledge of these facts. The Debtors' principal officers were terminated or resigned as of the dates set forth below:

         (i) Robert Bartolini, Chief Executive Officer - 2/19/98;

         (ii) David Sheir, Senior Vice President, Accounting - 3/13/98;

         (iii) Robert Carlson, Senior Vice President, Financing - 12/97;

         (iv) John Schaeffer, Executive Vice President - 8/97; and,

         (v) Paul Repecki, Chief Operations - 2/98.

     3.2 NALF was founded in February, 1991 and became publicly held by virtue of a merger on November 30, 1994 with a public shell company. NALF formed subsidiaries as needed including the other Debtors herein.

     3.3 Until the second quarter of 1994, the Debtors' principal activities involved the bulk purchase and servicing of seasoned and non-performing portfolios of consumer and mortgage loans and automobile lease receivables that had been administered by the Resolution Trust Corporation or the Federal Deposit Insurance Corporation. After 1994, the principal focus of the Debtors' business shifted to the purchase and servicing of sub-prime automobile loan and lease contracts originated by automobile dealerships in connection with the sale or lease of automobiles to consumers. Total contracts purchased increased to approximately $21.1 Million through December 31, 1994; $165.7 Million through December 1, 1995; and, $303.6 Million through December 1, 1996. As a result, the Debtors serviced portfolios of sub-prime auto loan and lease contracts with a principal amount or face value of approximately $44.4 Million on December 31, 1994; $153.8 Million on

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

December 31, 1995; $335.9 Million on December 31, 1996; and, $317.5 Million as of the close of business of March 20, 1998.

     3.4 Sub-prime automobile loans are granted to consumers who are perceived to be relatively high credit risks due to various factors, including the manner in which they have handled previous credit, the absence or limited extent of their prior credit history, or their limited financial resources. The Debtors purchased contracts directly from dealers under various arrangements and contracts related principally to the non-prime credit segment of the automobile finance market. The Debtors also engaged in providing insurance and related products to their dealers and customers through an insurance subsidiary, NIS, and re-marketed repossessed collateral through PCSF and auctions.

     3.5 The Debtors' principal place of business is in Fort Lauderdale, Florida and, until early 1998, they had regional offices in Atlanta, Georgia and Orlando, Florida and a car lot in Delray, Florida used to resell repossessed vehicles, operated through a franchise from JD Byrider.

     B. Capital Structure.

     3.6 The following is a historical summary of the Debtors' capital structure. The reader is again referred to the Debtors' 10-K and 10-Q referenced above for more detailed information.

         1. Debt.

     3.7 From NALF's inception until September, 1995, the Debtors purchased portfolios through a variety of borrowings. The borrowings included:

         (i) a $20 Million, three year revolving credit facility from Congress Financial Corporation, which was paid in full post-petition in an amount less than $10,000.00;

         (ii) a revolving credit line with GE Capital Credit Corp. which commenced in 1994 as a $5 Million, one year revolving facility and evolved into a $25

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

               Million credit line and was paid off in full when the position was refinanced by Textron which extended several credit facilities in November 1997;

         (iii) a revolving credit facility with Berman Family Trust which commenced in 1996 and which was paid off in June, 1997;

         (iv) a specialized borrowing facility classified as a debt participation agreement with Fairfax Savings Bank (now Susquehanna Bank) which has been satisfied post-petition; and,

         (v) the issuance of Public Debentures by the Debtors between April, 1995 and September, 1996 totaling $38.8 Million of which $17.8 Million principal balance were converted into common stock as of August, 1997 and an additional $10.4 Million principal balance were converted into common stock in October, 1997. As of the Petition Date, the Company had $10.6 Million principal amount of Public Debentures outstanding with maturities ranging from December 1997 through 1999.

         (vi)  after establishing the Greenwich Facility described in Section
               3.8 below, the Debtors also entered into a joint venture and servicing agreement with First Financial Acceptance, Inc. ("FFA") pursuant to which (a) the Debtors acquired an equity interest in receivables generated by FFA; (b) the Debtors assisted FFA in the financing of FFA's and the Debtors' interests in such receivables through the Greenwich Facility, and subjected both the Debtors' and FFA's interest in such receivables to Greenwich's lien and other rights and interest in such receivables; and, (c) the Debtors serviced the FFA receivables.

     2. The Greenwich Facility.

     3.8 In September, 1995, the Debtors entered into a $50 Million warehouse facility (the "Greenwich Facility") with Greenwich Capital Financial Products, Inc. ("Greenwich"). In November, 1996, the Greenwich Facility was increased to $100 Million. The Greenwich Facility was structured as a repurchase agreement, but was characterized as a borrowing for financial reporting purposes.

     3.9 The opening of the Greenwich Facility also marked a significant change in the manner in which the Debtors did business. Starting in 1995 with the opening of the Greenwich Facility, the

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

Debtors commenced a program by which they purchased contracts with funds provided under a warehouse facility and periodically securitized those contracts using the proceeds of the securitization to re-pay amounts owed under the Greenwich Facility. The Debtors completed securitizations of sub-prime automobile contracts in 1995 and 1996 totaling in excess of $450 Million. The format for each securitization was to transfer the contracts to a trust, e.g. NAL Auto Trust 1995-1, NAL Auto Trust 1996-3, etc., and for that trust to issue senior notes or bonds which were privately placed by Greenwich as an underwriter. The trusts provided for the Debtors to continue as a servicer for the contracts after their securitization. As of March 23, 1998, NAL was servicer for six (6) securitization trusts, NAL Auto Trust 1995-1, 1996-1, 1996-2, 1996-3, 1996-4 and 1997-2. Each of the Trusts (except 1997) contained "trigger" provisions in which the servicing fees would be moved to a subordinate position in the waterfall in the event certain collateral performance standards (i.e. delinquency rates, default rates, etc.) were not met. The Debtors agreed to subordinate their servicing fees until all required payments due bondholders had been made and the respective reserve account fully funded. Only NAL Auto Trust 1997-2 provided for servicing fees to be paid to the Debtors without regard to the performance of the trust assets and this transaction required that the upon the occurrence of the earlier of (a) a reserve account being fully funded; or,
(b) nine months have elapsed from the closing date of the transaction, the Debtors would begin receiving servicing fees. Greenwich contends that as a result of the decisions of the Debtors and the poor performance of the trust collateral, under the terms of the underlying agreements the Debtors were servicing the NAL Auto Trusts 1995-1, 1996-1, 1996-2, 1996-3 and 1996-4 without receiving servicing fees. The Debtors dispute that contention.

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

     3. The Textron Facilities.

     3.10 In November, 1997, each of NALA and Autorics entered into loan and security agreements with Textron which provided for maximum combined credit facilities of up to $60 Million (the "Textron Facilities"). Revolving loans under the Textron Facilities were made using a borrowing formula based upon the value of eligible loan and lease contracts. As of the Petition Date, the Debtors owed Textron an aggregate amount equal to approximately Fifty Million Dollars ($50,000,000.00).

     3.11 The Textron Facilities were secured by the loans and leases comprising the borrowing base (the "Textron Collateral"), as well as by a junior interest in the collateral pledged by the Debtors to Greenwich and the Debtors' On Balance Sheet Loan Portfolios.

     3.12 The Committee and the Debtors objected to the validity, priority and extent of the Textron secured claim. Prior to the hearing on those objections, the parties entered into a Settlement Agreement (a copy of which is attached as Exhibit 5), as a result of which (i) the Textron Collateral was assigned to Textron in full satisfaction of its Claims against the Debtors; (ii) Textron released its security interest in all other assets of the Debtors; (iii) Textron agreed to pay the Debtors a retroactive servicing fee for the period from April 1, 1998 through June 30, 1998, in the amount of Five Hundred Six Thousand Dollars ($506,000.00); and, (iv)Textron agreed that the Debtors would continue to service the Textron Collateral. The Order approving the settlement became final on July 16, 1998.

     4. Equity.

     3.13 As of March 25, 1997, NALF had 50,000,000 authorized shares of common stock of which 10,443,395 were issued and outstanding. The Company's common stock was included in the

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

NASDAQ National Market as of May, 1995 and prior to that time had been quoted on the Over-The-Counter Bulletin Board since December, 1994. The Company's stock symbol is "NALF". The Company was delisted by NASDAQ in December, 1997.

     3.14 During the period January, 1995 through March, 1997, the stock of NALF traded between a high of $18.38 and a low of $3.37 1/2. As of March 25, 1997, NALF had 163 holders of record of its common stock.

     3.15 During the period April, 1995 through September, 1996, NALF offered and sold in private placement transactions approximately $38.8 Million of Public Debentures in addition to shares of its common stock. The Public Debentures had varying conversion prices subject to reduction based on price protection adjustment features contained in the Public Debentures. In April, 1996, Conseco purchased $10 Million of the Public Debentures and received warrants to purchase 515,000 shares of NALF at Twelve Dollars ($12.00) per share. Through November, 1997, an aggregate of $28.2 Million in principal amount of the Public Debentures had been converted into 41,230,482 shares of common stock.

     3.16 Commencing in June, 1997, the Debtors entered into a series of transactions with Conseco through several of its subsidiaries, including but not limited to Conseco Private Capital Group, Inc. and CIHC, Incorporated (collectively, "Conseco"). (See Article III, B, Para. 3.7(v)). In June, 1997, the Debtors entered into a Credit Agreement with Conseco pursuant to which the Debtors borrowed $5 Million of short term debt financing from Conseco, evidenced by a note maturing in December, 1997. The loan was secured by servicing fees received or to be received from the NAL Auto Trusts, a pledge of the stock of Autorics II, Inc. (a non-Debtor subsidiary), a pledge of residual interests in the NAL Auto Trusts and other collateral ("Conseco's Pre-Petition Liens"). In August,

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

1997, the Debtors and Conseco also entered into an agreement pursuant to which Conseco agreed to purchase all outstanding Public Debentures owned by other parties. NALF issued warrants to Conseco to purchase 257,000 shares of the Company's common stock at an exercise price of fifteen cents (15(cent)) per share. As part of this transaction, the Debtors requested, and Conseco agreed, to provide an additional $5 Million of short term debt financing to the Debtors pursuant to the Credit Agreement. Pursuant to the agreement between Conseco and the Debtors, Conseco purchased the Public Debentures owned by third parties, invested $5 Million on October 1, 1997 in exchange for newly issued, convertible preferred stock of NALF, and agreed to convert all of the Public Debentures to common stock. The conversion price on the Public Debentures was fixed at 30-32(cent) per share which was 80% of the closing bid price of NALF's common stock on August 19, 1997.

     3.17 On or about October 1, 1997, Conseco converted $11.8 Million in Public Debentures into 36,814,305 shares of common stock. On February 6, 1998, Conseco established discretionary additional financing on a demand basis not to exceed One Million Five Hundred Thousand Dollars ($1,500,000.00) which was secured under the Credit Agreement. The Debtors borrowed Seven Hundred Thousand Dollars ($700,000.00) under such financing prior to the Petition Date.

     C. Events Preceding Bankruptcy.

     3.18 NALF reported in its Form 10-K for the fiscal year ended December 31, 1996 filed on or about March, 1997 that it had "... experienced recent liquidity concerns due to a combination of certain factors relating to the operation of its securitization trusts and the acquisition of certain Contracts which are pending financing." By the time that NALF filed its Form 10-Q for the quarter ending June 30, 1997 filed on or about August 19, 1997 it acknowledged "... a significant liquidity issue." By the time that the Company filed its June, 1997 10-Q the Debtors were not receiving any

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

income for the servicing being provided to any of the NAL Auto Trusts. By July of 1997, the Debtors had exhausted the $5 Million which Conseco had loaned approximately one month earlier and were in economic extremis again. Between August, 1997 and February, 1998, the Debtors took steps to reduce costs and expenses, including reductions to staff, reductions in the volume of contracts purchased and consolidation of some operations performed by the various Debtors.

     3.19 Despite attempts to reduce costs and expenses, by early 1998, the Debtors were again in financial extremis, had suffered the resignation of their accounting firm, had canceled all insurance coverage related to the loans and leases (including insurance coverage Bankers Trust contends was required relating to NAL's servicing of loan portfolios for the various Auto Trusts), and were not in a financial position to continue servicing the six NAL Auto Trusts without being paid.

     D. Significant Events During the Chapter 11.

     3.20 The Debtors all filed their petitions on or about March 23, 1998. At the time that the petitions were filed, the Debtors employed approximately 150 people. The Debtors immediately moved to procedurally consolidate their cases and the Court entered an order authorizing the Debtors to maintain a consolidated cash management system and to utilize certain of their existing bank accounts. (C.P. 4 and 5, respectively).

     3.21 The Debtors commenced negotiations with Bankers Trust Company ("Bankers Trust") as Indenture Trustee for all six of the NAL Auto Trusts with a view towards obtaining a servicing agreement, on at least an interim basis, whereby the Debtors would be compensated at an agreed upon rate for the servicing they were providing to the Trusts, post-petition. Consistent with that position, the Debtors filed a motion to reject the pre-petition sale and servicing agreements and the pre-petition administration agreements with the NAL Auto Trusts and requested an expedited hearing

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

in connection therewith. The Court held an initial hearing on April 6, 1998, continued the hearing to April 7, 1998 (C.P. 63) and on that date, granted the Debtors' motion to reject the sale and servicing agreements and the administration agreements and made the order effective on April 7, 1998. Negotiations among Bankers Trust (as Indenture Trustee for each of the Trusts), the noteholders for each of the Trusts, NAL and others, ultimately led to an Interim Servicing Agreement through June 30, 1998 or a period of 98 days from the Petition Date which effectively provided for a fee schedule based upon a declining pool balance of each of the Trust portfolios of 500 basis points annualized for the first 30 days, 475 basis points annualized for the next 30 days and, 400 basis points annualized for the balance of the period with 75 basis points from the final 38 days to be held in escrow pending a change over in servicers and dependent upon the Debtors' cooperation in connection with that change over. The Interim Servicing Agreement was approved in open court on April 30, 1998 and reduced to written order (C.P. 191) on May 15, 1998. An interim order which approved the Interim Servicing Agreement to provide servicing and administration was entered on April 21, 1998 (C.P. 116). NAL Auto Trust 1995-1 was expressly excluded from the Interim Servicing Agreement but continued to be serviced by NAL. NAL anticipates filing an action to recover the reasonable value of those services.

     3.22 The Debtors made a decision within the first ten days of their Chapter 11 Cases to terminate the origination business and to attempt to reorganize around a core servicing business. To that end, the Debtors downsized within the first 30 days to approximately 135 employees and commenced negotiations with various parties including its two largest secured creditors, Textron and Greenwich, its major shareholder CIHC, Incorporated, through its affiliate Conseco Private Capital Group, Inc., and the Official Committee of Unsecured Creditors. However, while conducting those

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

negotiations, the Debtors believed it to be prudent to offer for sale all of their On Balance Sheet Portfolios and to hold such sale prior to the expiration of the Interim Servicing Agreement in order to ensure that the Debtors would not deplete their resources by servicing such portfolios without the income from servicing the Trusts. With that strategy, the Debtors filed a motion for the entry of an order authorizing the auction sale of the Debtors' On Balance Sheet Portfolios free and clear of liens and for the approval of bidding procedures (C.P. 101). On May 13, 1998 the Court entered an order granting the motion, thereby allowing the Debtors to set the sale for their On Balance Sheet Portfolios (C.P. 187). The aforesaid Sale Order set the sale date for June 24, 1998 and, among other things, approved the Amended Bidding Procedures and further established a procedure whereby the two principal secured creditors would be permitted to establish the amount of their secured claims for credit bidding purposes and further establishing a mechanism whereby the Debtors and the Committee would be permitted to object to such claims. Textron and Greenwich filed their claims and the Debtors and the Committee filed objections to portions of each such claim.

     3.23 In April, 1998, the Debtors hired William Dyer as interim CEO. The Court entered an order approving Dyer's employment on June 9, 1998, nunc pro tunc to April 29, 1998. Dyer continues in this position presently under an oral agreement with the Debtors.

     3.24 During the first two weeks of June 1998, the Debtors, with the assistance of Hou-Tex Financial Services Corp., which was retained by the Debtors as a broker to assist in the sale of the On Balance Sheet Portfolios, permitted prospective purchasers to conduct due diligence. At the same time the Debtors and the Committee conducted discovery with respect to the claims objections filed as to the secured Claims of Textron and Greenwich. During this same period of time, the Debtors continued negotiations with Textron, Greenwich, Conseco, the Committee, Bankers Trust, and

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

certain bond holders of the various NAL Auto Trusts. On June 24, 1998, the Debtors held a sale of the On Balance Sheet Portfolios and sold all of the portfolios described as the Groups B and C Portfolios, except for the deficiency balances on its charged-off accounts. On June 24, 1998 and June 25, 1998, the Debtors also reached term sheet agreements with Textron, Greenwich, Conseco, Bankers Trust and the Committee which agreements are attached hereto as follows:

     Exhibit 2:   Term Sheet Between NAL, the Committee and Conseco;

     Exhibit 3:   Term Sheet Between NAL, Greenwich, Conseco and the Committee;

     Exhibit 4:   Term Sheet Between Conseco and NAL;

     Exhibit 5:   Settlement Agreement Between Textron, NAL and the Committee;
                  and,

     Exhibit 6: Term Sheet Between NAL, Bankers Trust, Conseco, Greenwich, Ohio Bureau of Workman's Compensation, Systems and Services Technologies, Inc. and Union Central Life Insurance Co.

As of the close of business on June 26, 1998, the Debtors held clear funds with respect to the portfolio sales for the Groups B and C Portfolios and had executed term sheets as described above.

The completion of these items accomplished the following:

               i. Resolution of all of the disputes between the Debtors and their two principal secured creditors;

               ii. Establishment of a basis for a plan of reorganization for the Debtors to reorganize around a core loan servicing business providing servicing to two of the NAL Auto Trusts (1996-4 and 1997-2), the Textron Portfolio and the Greenwich Portfolio which aggregate in excess of $200 Million in principal amount of loans and leases;

               iii. Provide for a guaranteed amount to be paid to the unsecured creditors of Two Million Thirty Thousand Dollars ($2,030,000.00) on the Effective Date with an additional amount equal to twenty-five percent (25%) of the Residual if and when realized; and,

               iv. Resolution of all of the disputes between the Debtors, their unsecured creditors represented by the Committee and Conseco.

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.



     3.25 On or about July 8, 1998, the Debtors filed an Adversary Complaint against AutoTech Leasing for violation of the Confidentiality Agreement AutoTech had signed in connection with conducting its due diligence prior to the sale. The Debtors also filed a motion seeking the entry of a temporary restraining order and requested an emergency hearing. An emergency hearing was set for July 9, 1998 and at the hearing, AutoTech agreed to the entry of an order that adopted the language of the Confidentiality Agreement.

     3.26 To the extent not previously approved, or otherwise contained or reflected in the Plan, the Debtors seek approval of all of the settlements with the various parties as identified in Exhibits 2 through 6 attached hereto and will expressly provide in the Confirmation Order approval of such settlements. Implementation of all of the term sheets referenced above, except as to Textron, as Exhibits 2 through 4 and 6 is expressly contingent upon the Debtors confirming a plan of reorganization and, with respect to the term sheet agreement between the Debtors and Conseco (Exhibit 4) that such confirmation occur on or before September 30, 1998. The loan documents required to carry out the intent of the Term Sheets will be filed with the Court on or before August 21, 1998.

     3.27 On or about July 29th, 1998, RAS Group, Inc. ("RAS") the purchaser of Portfolios 51,000; 52,610; 61,500; and 61,505, filed a pleading captioned Motion for Order Compelling Enforcement of Purchase and Sale Agreement, etc. The aforesaid Motion seeks turnover of the so-called security deposits associated with the leases purchased by RAS and other relief. If all of the requested relief were granted, the Debtors would have to pay from the proceeds of the sale approximately $75,000.00 to RAS. The Debtors dispute the contentions of RAS.

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.


                                   ARTICLE IV
                               SUMMARY OF THE PLAN
                               -------------------

     A. Unclassified Claims and Classes of Claims and Interests

         4.1 Administrative Claims: Allowed Administrative Claims that represent liabilities incurred by each of the Debtors in the ordinary course of business during their respective Chapter 11 Cases shall be paid upon the date on which such Claims become due in the ordinary course of the respective Debtor's business (accounting for substantive consolidation pursuant to the Plan and in accordance with the terms and conditions of any agreement relating thereto, or upon such other dates and terms as may be agreed upon by the holders of such Allowed Administrative Claims. All other holders of Allowed Administrative Claims (with the exception of the professionals who will be paid 100% of the amount allowed by the Bankruptcy Court upon application to the Bankruptcy Court and those Claims otherwise specifically dealt with in the Plan) shall be paid 100% of their respective Allowed Administrative Claims in cash, unless otherwise ordered by the Bankruptcy Court upon the later of (i) the Effective Date; or,
(ii) the date on which a Final Order, no longer subject to an appeal, approving payment of such respective Claim is entered. The Debtors currently estimate Administrative Claims at $1,000,000.00 through confirmation of the Plan with respect to the professionals employed by the Debtors, (Rice & Robinson, P.A. as counsel and John P. Barbee & Associates as accountants) and the Committee (Stroock & Stroock & Lavan LLP as counsel).

     4.2 Priority Tax Claims: With respect to each of the Debtors, the holders, if any, of Allowed Priority Tax Claims under Section 507(a)(8) of the Bankruptcy Code shall be paid 100% of the Allowed amount of the Claims in deferred cash payments on a monthly basis beginning on the later of (i) the Effective Date; or
(ii) within ten (10) days of the date such Claim is Allowed and continuing over a period not to exceed six (6) years after assessment of such Claim of a value as of

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

the Effective Date equal to the Allowed amount of such Claim together with interest at the rate of eight percent (8%) per annum. The Debtors estimate Priority Tax Claims at approximately Three Hundred Twenty-Five Thousand Dollars ($325,000.00). See attached Exhibit 9.

     4.3 U.S. Trustee Fees: Notwithstanding any other provisions of the Plan to the contrary U.S. Trustee fees shall be paid as required pursuant to 28 U.S.C. ss.1930(a)(6), within ten (10) days of the entry of the Confirmation Order, for pre-confirmation periods and the Debtors shall simultaneously provide to the U.S. Trustee an appropriate affidavit indicating the cash disbursements for the relevant period. The Reorganized Debtors, shall further pay the U.S. Trustee the appropriate sum required pursuant to 28 U.S.C. ss.1930(a)(6) for post-confirmation periods within the time period set forth in 28 U.S.C. ss.1930(a)(6) based on all post-confirmation disbursements made by the Reorganized Debtors pursuant to the Plan, until the earlier of the closing of this case by the issuance of a Final Decree by the Bankruptcy Court dismissing this case or converting this case to another chapter under the United States Bankruptcy Code, and the Reorganized Debtors shall provide to the United States Trustee upon payment of each post-confirmation payment an appropriate affidavit indicating all such cash disbursements for the relevant period.

     4.4 Class 1 Claims: Class 1 shall consist of Allowed Claims entitled to priority under 11 U.S.C. ss.507(a)(3-7). The holders of Allowed Class 1 Claims shall be paid in full, in cash, on the later of (i) the Effective Date; or, (ii) within ten (10) days of the date such Claim is Allowed. The Debtors estimate that the amount of Allowed Claims in this Class will be approximately Thirty Six Thousand Dollars ($36,000.00).

     4.5 Class 2 Claim: Class 2 shall consist of the Allowed Secured Claim of Conseco not to exceed $11,349,700.00 in principal and interest as of the Petition Date. The Allowed Class 2 Claim

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.


of Conseco shall be satisfied by Conseco retaining Conseco's Pre-Petition liens on its collateral to secure its Class 2 Claim, which liens shall remain unimpaired except that Conseco shall (a) release its lien as to servicing fees; and, (b) be granted a first lien on the Debtors' interest in the Residual from the Securitization, i.e. the seventy-five percent (75%) of the Residual owned by the Reorganized Debtors. The Allowed Secured Claim of Conseco in this Class 2 shall be paid as follows: (i) on the Effective Date, the Reorganized Debtors shall pay to Conseco the cash which the Debtors currently hold in a segregated account in the approximate amount of Two Million Seven Hundred Seventy-Three Thousand Three Hundred Ninety-Five Dollars ($2,773,395.00), which amount will reduce the Allowed Secured Claim of Conseco; and, (ii) thereafter, and in full satisfaction of such Allowed Secured Claim, Conseco shall (1) accrue interest on a monthly basis at the floating interest rate of 30 day Libor plus 425 basis points commencing on the Effective Date and continuing for a period of five (5) years thereafter on which date all remaining unpaid principal and accrued interest shall be due and payable in full; and, (2) be paid all payments or monies received or to be received by the Reorganized Debtors on account of such Reorganized Debtors' interests in the residuals from NAL Auto Trust 1995-1, 1996-1, 1996-2, 1996-3, 1996-4 and 1997-2 and the Residual from the
Securitization (the Reorganized Debtors shall only own seventy-five percent (75%) of the Residual from the Securitization). Such payments or monies (or payments from any other source by the Reorganized Debtors) shall first be used to satisfy accrued interest on the Allowed Secured Claim in this Class 2 and second to pay principal outstanding thereunder until such time as the Allowed Secured Claim, principal and interest, is paid in full. There shall be no prepayment penalty in respect of the Allowed Secured Claim of Conseco, and the Debtors and Conseco shall enter into amended and renewed loan documents to reflect the terms herein.

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

     4.6 Class 3 Claim: Class 3 shall consist of the Allowed Secured Claims of Greenwich Capital Markets, Inc. and Greenwich Capital Financial Products, Inc. (collectively "Greenwich"). Class 3 shall be satisfied in full when the Greenwich Portfolio is transferred to the Trust promptly after the Effective Date pursuant to the Securitization, at which time Senior Bonds shall be issued by the Trust to Greenwich on a non-recourse basis to the Reorganized Debtors, which was owed the amount of Forty-Two Million Seven Hundred Eighty-Two Thousand Two Hundred Thirty-Two Dollars and Fifteen Cents ($42,782,232.15) as of June 1, 1998. The Senior Bonds shall bear a coupon of 30 day Libor plus 180 basis points. The Senior Bonds will be paid from the cash flow of the Securitization, after the payment of servicing fees and expenses, first by the payment of interest, second by the payment of principal until such time as the principal due on the Senior Bonds is reduced to 77.5% of the outstanding pool balance of Eligible Loans contained within the Securitization, after which time Greenwich will receive payments from the Securitization so as to maintain such percentage until the Class 3 Claim is paid a total of Forty-Two Million Seven Hundred Eighty-Two Thousand Two Hundred Thirty Two Dollars and Fifteen Cents ($42,782,232.15) plus the interest set forth above as adjusted between June 1, 1998 and the Securitization.

     4.7 Class 4 Claims: Class 4 shall consist of the Allowed Claims of Greenwich and Conseco in the amounts of Two Hundred Twenty Thousand ($220,000.00) and Two Hundred Fifty Thousand Dollars ($250,000.00), respectively. Class 4 Claims shall be satisfied by the issuance of Junior Securities by the Trust at the time that the Greenwich Portfolio is transferred to the Trust pursuant to the Securitization. Such Junior Securities shall receive payment from the cash flow of the Securitization after the payment of servicing fees and expenses and payment to the Senior Bonds to reduce principal to 77.5% of the outstanding pool balance of Eligible Loans as set forth above with

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

respect to the Class 3 Claim. The Class 4 Claims shall bear interest at 30 day Libor plus 180 basis points.

     4.8 Class 5 Claims: Class 5 shall consist of the Allowed Claims of general unsecured creditors other than Conseco. This Class includes rejection claims. On the Effective Date, holders of Allowed Class 5 Claims shall be paid, pro rata, a lump sum payment in the amount of Two Million Thirty Thousand Dollars ($2,030,000.00). Thereafter, such holders shall be paid, pro rata, on each Payment Date, an amount equal to twenty-five percent (25%) of the amounts received related to Residual from the Securitization, if realized. The Residual shall be subordinated to servicing fees and expenses, payment to the holders of Senior Bonds as set forth above in Class 3, principal and interest, and payment to the holders of Junior Securities of principal and interest as set forth above in Class 4. The Committee and the Debtors currently estimate the total amount of Allowed general unsecured Claims at Five Million Dollars ($5,000,000.00) and that the initial distribution will produce a dividend of 40.6%. Houlihan Lokey Howard & Zukin Financial Advisors, Inc., experts retained by the Debtors and the Committee to value the Textron and Greenwich Portfolios estimate that the range of values for twenty-five percent (25%) of the Residual is between Eight Hundred Four Thousand Six Hundred Twenty-Six Dollars ($804,626.00) and Nine Hundred Ninety-Eight Thousand Nine Hundred Forty-Three Dollars ($998,943.00). A value within this range however is not assured and may be affected by defaults and the costs of servicing.

     4.9 Class 6 Claim: Class 6 shall consist of the Allowed Claim of Conseco as represented by those Public Debentures not converted to NALF's common stock as of the Petition Date in the principal amount of Twelve Million One Hundred Nine Thousand Eighty Dollars ($12,109,080.00) plus interest. Class 6 shall be satisfied by the holder of the Allowed Class 6 Claim retaining its Claim

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

against the Reorganized Debtors on the same terms except that the conversion rights shall be extinguished and the maturity date extended to five (5) years after the Effective Date. The interest rates will remain unchanged and the Public Debentures will accrue interest until maturity at which time all accrued interest and unpaid principal shall be due and payable in full. The Allowed Class 6 Claim shall be subordinated to the lump sum payment to Class 5 and Class 5's right to receive twenty-five percent (25%) of the Residual from the Securitization. Conseco shall be paid on the Public Debentures all payments or monies received or to be received by the Reorganized Debtors on account of such Reorganized Debtors' interests in the residuals from NAL Auto Trusts 1995-1, 1996-1, 1996-2, 1996-3, 1996-4 and 1997-2 and the Residual from the
Securitization, which payments or monies shall first be used to pay accrued interest and then principal thereunder; provided, however, that no such payments (excluding payment from any other source by the Reorganized Debtors) shall be made on this Class 6 Claim until the Class 2 Claim is paid in full. The Reorganized Debtors shall each assume the obligations of the Public Debentures as though the issuer thereof except to the extent modified herein.

     4.10 Class 7 Interests: Class 7 shall consist of the Allowed Class of Interests represented by the cumulative preferred stock of NALF. Class 7 Interests shall be satisfied by the holder of such Interests retaining the preferred stock which represents such Interests on the same terms thereof; except the conversion rights of such Interests shall be extinguished. The holder of this Class of Interests shall have a right to demand redemption after five
(5) years from the Effective Date. The holder of the Class 7 Interests shall be paid by remittance of all payments or monies received or to be received by the Reorganized Debtors on account of such Reorganized Debtors' interests in the residuals from NAL Auto Trusts 1995-1, 1996-1, 1996-2, 1996-3, 1996-4 and 1997-2
and the

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

Residual from the Securitization, which payments or monies shall redeem the Class 7 Interests, periodically as remitted; provided, however, that no such payments (excluding payments from any other source by the Reorganized Debtors) will be made on the Class 7 Interests until such a time as the Class 2 Claim and the Class 6 Claim are paid in full.

     4.11 Class 8 Claims: Class 8 shall consist of the Claims of the Class Action Plaintiffs against the Debtors, including all members of such Class. Class 8 Claims shall be subordinated to the Claims and Interests of Classes 1 through 7, 10-12 and shall receive treatment identical to the Class 9 Interests pursuant to 11 U.S.C. ss. 510(b). Class 8 Claims shall not receive any distribution under the Plan.

     4.12 Class 9 Interests: Class 9 Interests shall consist of all issued and outstanding pre-confirmation common stock of NALF. Class 9 Interests shall on the Effective Date be deemed canceled and extinguished.

     4.13 Class 10 Claim: Class 10 shall consist of the Allowed Secured Claim of Lake County Tax Collector which Claims consist of real property taxes for the tax years of 1993 through 1996. The Allowed Class 10 Claim shall be satisfied by the Debtors returning this Claimant's collateral in full satisfaction of the Claim. The return of the collateral may be in the form of an abandonment of the property pursuant to 11 U.S.C. ss.1129. The total amount of this Claim is Forty-Six Thousand Seven Hundred Fifty-Five Dollars and Seventy-Three Cents ($46,755.73).

     4.14 Class 11 Claim: Class 11 shall consist of the Allowed Secured Claim of the Broward County Department of Finance. The Allowed Class 11 Claim shall be satisfied by payment in full over five (5) years from the Effective Date with interest at eight percent (8%) per annum payable in equal semi-annual installments. This Claimant shall retain its lien, if any, on any collateral in existence as

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.


of the Petition Date or, to the extent such collateral has been disposed of free and clear of liens with liens to attach to proceeds, on the proceeds of such sale until such time as its Claim has been paid in full. The total amount of this Claim is Sixty-One Thousand Nine Hundred Seventy-Eight Dollars and Thirty Cents ($61,978.30) and it shall be paid from cash flow.

     4.15 Class 12 Claim: Class 12 shall consist of the Allowed Secured Claim of the South Carolina Department of Revenue against Special Finance, Inc. This Claim consists of a series of judgments. The Allowed Class 12 Claim shall be satisfied by payment in full over five (5) years from the Effective Date with interest at eight percent (8%) per annum payable in equal semi-annual installments. This Claimant shall retain its lien, if any, on any collateral in existence as of the Petition Date or, to the extent such collateral has been disposed of free and clear of liens with liens to attach to proceeds, on the proceeds of such sale until such time as its Claim has been paid in full. The total amount of this Claim is Twenty-Five Thousand Two Hundred Twenty-Three Dollars and Ninety-Nine Cents ($25,223.99) and it shall be paid from cash flow.

     B. Impaired Classes

     4.16 Allowed Priority Tax Claims as established by 11 U.S. C. ss.507(a)(8) and Classes 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12 of Claims and Interests are impaired.

     C. Voting On The Plan

     4.17 In order to obtain approval of their Plan, the Debtors must submit the Plan to a vote of creditors, and must, pursuant to Section 1126 of the Bankruptcy Code (11 U.S.C. ss.1126), obtain an affirmative vote of at least two-thirds in amount and more than one-half in number of the Allowed Claims in each impaired Class permitted to vote on the Plan which in fact vote. An impaired class is any class of creditors under the Plan that is not receiving what it has a contractual right to receive

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

and is, therefore, entitled to vote since it is impaired except for Classes 8 and 9 which are deemed to have rejected the Plan. Any class of creditors that is receiving what it is contractually entitled to receive is unimpaired and is deemed to have accepted the plan. The impaired classes are set forth above in
Article IV, Section B, Section 4.16 above.

     D. Insider and Affiliate Claims

     4.18 The claims, if any, of Conseco in each of the Debtors, to the extent Allowed, would be an "insider claim," as that term is defined in the Bankruptcy Code. The Debtors have entered into a settlement with Conseco which is more fully described above in Para. 3.4, such settlement being a transaction with an insider. On the Effective Date, the Debtors and Conseco will release each other in accordance with terms of such settlement except for the Claims and Interests of Conseco being treated under the Plan. Other claims against insiders are disclosed at Para. 4.19 below.

     E. Preferential, Fraudulent or Other Voidable Transfers and Other Claims

     4.19 To the extent that any recoverable transfers were made to Conseco, Textron, Greenwich or Bankers Trust as Indenture Trustee for the Trusts (except as to matters involving servicing fees and expenses for NAL Auto Trust 1995-1) such claims have been compromised and released and will be extinguished upon Confirmation of the Plan. As to Conseco, this is the same release referenced in Para. 4.18 above. An examination is presently being conducted to determine whether any other such transfers may be recovered for the benefit of the Debtors' estates. By agreement with the Committee, the Debtors will release and not pursue any preference actions except as to insiders. The Debtors also have claims against NAL Autotrust 1995-1 for unreimbursed servicing fees and expenses and a claim against LSI and Nuvell for a paid, but unearned, servicing fee. The Debtors may also have claims against Robert R. Bartolini, the former Chief Executive Officer; John T.

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.


Shaeffer, the former Executive Vice President; Fred W. Styka, the former Vice President of NAL Insurance Services, Inc., Leonard Silvestri, Sr., Leonard Silvestri, Jr. and/or LS Management Services, the former management company for Performance Cars of South Florida, Inc.; First Financial Acceptance, Inc.; and, SunTrust Bank of S. Fla. N.A.

     F. Leases and Executory Contracts

     4.20 Leases and executory contracts that will be assumed, except as to those that have already been rejected or assumed are as set forth on Exhibit 7 attached hereto. Except as set forth above, all other leases and executory contracts will be deemed rejected. All leases and executory contracts being assumed are current. Rejection Claims are Class 5 Claims.

     G. Disputed Claims

     4.21 Pursuant to certain provisions of the Bankruptcy Code, both the Debtors and the Committee are entitled to object to claims which are improperly filed, deficient, or otherwise invalid. In furtherance of this, counsel for the Debtors and the Committee are reviewing and evaluating all Claims which have been filed with the Court in these cases; this process shall continue until all Claims have been analyzed. The Court set July 22, 1998, as the bar date in respect of all Claims listed in the Debtors' Schedules as disputed, contingent or unliquidated. The Debtors scheduled all unsecured, non-priority Claims as disputed, contingent and unliquidated. Therefore, any creditor failing to file a timely proof of claim whose Claim was scheduled as disputed, contingent and unliquidated shall not be entitled to a Claim. The Debtors scheduled certain priority Claims without such exceptions. Therefore, unless objections are filed to such Claims, all Claims scheduled without such exceptions shall be deemed Allowed. The Debtors have scheduled approximately $4.6 Million of unsecured Claims (excluding Conseco) as disputed, unliquidated and contingent. At this time, it is not possible

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.


to identify the number or the amount of Claims which will be objected to by the Debtors or the Committee.

     H. Legal Proceedings

     4.22 There were pending nine (9) class actions outside of this bankruptcy against the Debtors and others as are set forth below:

          1. Wilson v NAL Financial Group, Inc., Bartolini, Schaeffer, Carson and LaVigne, Case No. 97-6412 Pending in the United States District Court for the Southern District of Florida, filed 4/16/97;

          2. Briscoe v. NAL Financial Group, Inc. and Bartolini, Case No. 97-6616 pending in the United States District Court for the Southern District of Florida, filed 5/19/97;

          3. Kaufman v. NAL Financial Group, Inc., Bartolini, Schaeffer, Carlson and LaVigne, Case No. 97-6655 pending in the United States District Court for the Southern District of Florida, filed 5/27/97;

          4. Lowrance v. NAL Financial Group, Inc., Bartolini, Schaeffer, Carlson and LaVigne, Case No. 97-6659 pending in the United States District Court for the Southern District of Florida, filed 5/30/97;

          5. Raleigh Financial Corp. v. NAL Financial Group, Inc., Bartolini, Schaeffer, Carlson and LaVigne, Case No. 97-6679 pending in the United States District Court for the Southern District of Florida, filed 6/3/97;

          6. Gilfand v. NAL Financial Group, Inc., Bartolini, Schaeffer, Carlson and LaVigne, Case No. 97-6693 pending in the United States District Court for the Southern District of Florida, filed on or about 6/6/97;

          7.   Titan Industries Money Purchase Profit Sharing Plan and Williams
               v. NAL Financial Group, Inc. and Bartolini, Case No. 97-6698 pending in the United States District Court for the Southern District of Florida, filed on or about 6/10/97;

          8. Daoust v. NAL Financial Group, Inc. and Bartolini, Case No. 97-6707 pending in the United States District Court for the Southern District of Florida, filed 6/11/97; and,

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

          9. Howard v. NAL Financial Group, Inc., Bartolini, Schaeffer, Carlson and LaVigne, Case No. 97-6717 pending in the United States District Court for the Southern District of Florida, filed 6/12/97.

The Debtors are advised that the Wilson (#1) and Lowrance (#4) actions were voluntarily dismissed on July 22, 1998. The class action complaints set forth above are virtually identical in terms of the factual basis upon which each is premised and the relief sought. Each action is predicated on Section 10(b) of the Securities and Exchange Act of 1934 and Rule 10b-5 promulgated thereunder. Some name all of the former officers and directors as co-defendants and some name only Robert R. Bartolini as a co-defendant. A motion has been filed which, if granted will result in all of the above referenced actions being consolidated under Civil Action No. C-97-6412 as styled In re NAL Financial Group, Inc. Securities Litigation. No order granting consolidation has yet been granted. A copy of Howard v. NAL, et al. Complaint, which is illustrative of the nine (9) complaints is on file with the Court under a Notice of Filing Class Action Complaint.

     I. Vesting of Property of the Estate

     4.23 On the Effective Date, any and all property of the Debtors' estates pursuant to Section 541 of the Bankruptcy Code or otherwise shall be transferred to and vested in the respective Reorganized Debtors as set forth in the Plan.

     4.24 From and after the Effective Date, the Reorganized Debtors shall be authorized and empowered to take any and all action and execute any and all documents as may be necessary to effectuate substantive consolidation of the various estates.

     4.25 On the Effective Date, except to the extent required to complete claims objections, the Committee will be dissolved and all members thereof and professionals engaged thereby shall be relieved of any and all further responsibilities or duties hereunder. The fees and expenses of the

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

Committee's professionals and the Reorganized Debtors' professionals incurred in connection with the claims objection process shall be paid by the Reorganized Debtors, subject to the allowance of such fees and expenses by the Court. The Reorganized Debtors shall have the right to object to such fees.

     4.26 The Debtors' professionals, the Committee and its professionals (the Limited Liability Parties) will be released and such release shall be a provision of the Plan. The Limited Liability Parties shall not be liable to the Debtors or any subsidiary or affiliate of the Debtors, any holder of a Claim or Interest, any other party in interest in the Chapter 11 Case, the Reorganized Debtors or any other person or other entity for any action taken or omitted to be taken in good faith in connection with the formulation, promulgation, filing, confirmation and performance of the Plan. On the Effective Date, holders of all Claims, including Disputed Claims and the holders of Interests, in consideration for the promises and obligations of the Debtors, the Reorganized Debtors, and the Committee will be deemed to have forever covenanted with the Limited Liability Parties not to sue, assert any claim against or otherwise seek any recovery from the Limited Liability Parties, whether for tort, fraud, contract or otherwise, based upon any act or occurrence or failure to act taken in good faith in connection with the formulation, promulgation, filing, confirmation and performance of the Plan. Nothing herein is intended to release the Limited Liability Parties from liabilities arising from any willful misconduct. The Bankruptcy Court shall retain exclusive jurisdiction to adjudicate all such actions.

     Any ballot voted in favor of the Plan shall act as a release of any claims held by the Claimant casting such ballot against the Limited Liability Parties. Moreover, any party holding claims against the Limited Liability Parties who does not vote in favor of the Plan must file a civil action in this

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

Court asserting such claims no later than the Effective Date as defined in Para.
1.25 in the Plan, or such claims shall be forever barred.

     J. Issuance of New Equity Interests in the Reorganized Debtors

     4.27 On the Effective Date, Conseco and Greenwich shall each contribute new value to NALF in an amount of cash equal to fifty percent (50%) of the difference between the cash remaining in the Reorganized Debtors on the Effective Date after the payments required in Articles III and IV of the Plan have been made and Three Million Dollars ($3,000,000.00). In addition, Conseco and Greenwich shall each make available to the Reorganized Debtors working capital lines of credit in the original principal amount equal to One Million Five Hundred Thousand Dollars ($1,500,000.00) which lines of credit will be for a period of years to be agreed upon and accrue interest at prime plus one percent (1%), with interest payable monthly. The lines of credit shall not be used to pay principal or interest on any Claims against the Debtors treated herein. The Debtors, Conseco and Greenwich shall enter into mutually acceptable loan documents reflecting the terms herein. Finally, Conseco is subordinating any and all of its unsecured Claims against the Debtors to those Allowed Claims of general unsecured creditors in Class 5, which subordination is more particularly described above. In exchange therefor, NALF shall issue the Class A New Equity Interests in NALF to Conseco representing one hundred percent (100%) of the total issued and outstanding Class A New Equity Interests in NALF immediately after the Effective Date and (i) the Class B New Equity Interests to Conseco representing eighty percent (80%) of the total issued and outstanding Class B New Equity Interests in NALF immediately after the Effective Date; and,
(ii) the Class B New Equity Interests to Greenwich representing twenty percent (20%) of the total issued and outstanding Class B New Equity Interests in NALF immediately after the Effective Date. Also, all unsecured Claims of

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.


Conseco will be Allowed in accordance with the Plan but will be subordinated to the Allowed Claims of general unsecured creditors in Class 5. Finally, the Preferred Stock in NALF held by CIHC, Incorporated shall be treated in accordance with the terms of the Plan. The Debtors require significant cash on hand on the Effective Date in order to confirm the Plan and make the required payments to creditors thereunder. In addition, the Reorganized Debtors require a certain level of cash and the availability of debt in order to operate their business post-confirmation in part so as to be able to maximize the value of the Residual for the benefit of holders of Allowed Claims in Class 5. As a result, the Debtors believe that the cash contributions by Conseco and Greenwich and the access to working capital lines of credit, together with other consideration from Conseco, is worth significantly more than the Class A and Class B New Equity Interests in NALF being issued to Conseco and Greenwich. Without such contributions, the Debtors believe the Equity Interests in NALF to be worthless. The Reorganized Debtors intend to file a Form 15 with the Securities and Exchange Commission so as to terminate registration of all classes of their pre-Confirmation Interests under Rule 12(g)(4) of the 1934 Act prior to the Effective Date.

                                    ARTICLE V
                            SUBSTANTIVE CONSOLIDATION
                            -------------------------

     5.1 All of the Debtors will be substantively consolidated for claims purposes. The surviving Reorganized Debtors shall be NAL Financial Group, Inc., NAL Acceptance Corp. and Autorics. The Debtors believe that substantive consolidation of their estates is appropriate due to the interrelationship of their assets, liabilities and businesses. NALF will remain the holding company and all of the remaining Debtors will be consolidated into NALA except for Autorics, and Autorics II, a non-debtor. This substantive consolidation will not effect claims treatment which will be effected as though there was a substantive consolidation into a single entity. For example, there will be only

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.


one Class of claims for priority taxes, one Class for general unsecured creditors, etc. (See, Article IV, Section A, Classes of Claims).

     5.2 Substantive consolidation of all unsecured Claims into single Classes for all Debtors is appropriate under the circumstances of this case. All of the Debtors were funded by NALF, directly or indirectly, and each owes NALF tenfold or greater the amount of its unsecured debt excluding intercompany debt. The chart set forth below illustrates this point. It further illustrates that no unsecured creditor in an impaired Class suffers any detriment. (Asset Values set forth below are liquidation values).

               Intercompany      To Whom                          Unsecured
 Debtor        Amount Owed        Owed       Value of Assets        Debt
 ------        ------------      -------     ---------------      ---------
NALA          $63,000,000.00      NALF        8,729,117.00    (1)$4,141,767.00

              $ 2,350,728.00      NALM

Autorics                0.00                    329,125.00                0.00

NIS                     0.00                      2,715.00                0.00

NALM          $    50,000.00      NALF                0.00      (1)       0.00

PCSF          $ 2,935,712.00      NALA          134,175.00      (1) 235,842.00

SFI           $17,408,173.00      NALA                0.00      (1) 285,000.00

NALF                                                  0.00      (2) 144,134.00

The only exception is NALM which only owes NALF Fifty Thousand Dollars ($50,000.00) and is owed Two Million Three Hundred Fifty Thousand Dollars ($2,350,000.00) by NALA. However, NALM has no unsecured debt. Consequently, all holders of Allowed unsecured claims will receive

----------

(1) All Pre-Petition Debt excluding intercompany or affiliates.

(2) Priority Tax only.

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

more under the Plan in just the first distribution on the Effective Date than they would if there was no substantive consolidation including intercompany debt, with assets using separate Plans.

     5.3 The Reorganized Debtors shall have the following directors:

     A.  NAL Financial Group, Inc.

         1. Ngaire Cuneo;


         2. Andy Hubregsen;

         3. Mike Bonnet; and,

         4. Andy Combs.

     B.  NAL Acceptance Corp.

         1. Andy Combs.

     C.  Autorics, Inc.

         1. Andy Combs

         2. Nancy Descano; and,

         3. Bruce Winn.

     The Directors shall receive no compensation.

     5.4 The Reorganized Debtors shall have the following officers:

     A.  NAL Financial Group, Inc., NAL Acceptance Corporation and
         Autorics, Inc.

         1. William Dyer, Chief Executive Officer;

         2. Andy Combs, Chief Operating Officer; and

         3. Mercedes Padin, Vice President and General Counsel.

     Pre-petition, and during the Chapter 11, Andy Combs was compensated at a rate of Ninety-Five Thousand Dollars ($95,000.00) and Mercedes Paden was compensated at a rate of One Hundred

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

Five Thousand Dollars ($105,000.00). William Dyer, who was hired by the Debtors post-petition as described in Section 3.23 above, was compensated at a rate of Twenty Thousand Dollars ($20,000.00) per month. These officers may be compensated at similar rates, post-confirmation, which compensation may be altered at the discretion of the Board of Directors of the Reorganized Debtors.

                                   ARTICLE VI
                              FINANCIAL INFORMATION
                              ---------------------

     6.1 For complete and up to date financial information, the Debtors respectfully refer their Creditors to their Schedules, Amended Schedules and their most recent DIP Reports, all of which are on file with the Court. No projections are provided because distributions to the unsecured Creditors are not dependent on future operations.

                                   ARTICLE VII
                              LIQUIDATION ANALYSIS
                              --------------------

     7.1 The Debtors must demonstrate, as a condition of confirmation, that each impaired Class of Creditors will receive at least what it would receive in a chapter 7 proceeding. A Liquidation Analysis, which compares the amounts to be paid to Class 5 under this Plan versus what the Debtors believe Creditors could receive if they rejected the Plan and the Debtors were required to liquidate in a chapter 7, is attached hereto as Exhibit 8, as supplemented herein.

     7.2 Subsequent to the completion of Exhibit 8, events have transpired that are not reflected in the accountant's Liquidation Analysis that require further disclosure. The PREAMBLE to the analysis discusses potential preference claims. An initial preference analysis reveals approximately Thirty-One Thousand Dollars ($31,000.00) against three (3) vendors. It is believed that these claims would not be pursued vigorously due to their limited value in excess of litigation costs.

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

     7.3 Note 2 - Accounts Receivable discusses the Debtors' "deficiency portfolio." The deficiency portfolio consists of skip and bankruptcy charge offs, and payoff deficiencies that the Debtors continue to collect. In late 1997, the Debtors converted their loan processing software to a new system. During the change over, certain deficiency accounts were updated in the new system improperly. The accountant's analysis of the outstanding balances currently listed does not support the integrity of the database, hence, the Debtors are unable to quantify the total number of accounts, or the unpaid balance due at this time. The range of probability varies between Twenty Million Dollars ($20,000,000.00) and Fifty Million Dollars ($50,000,000.00) which might realize Two Hundred Thousand Dollars ($200,000.00) to Five Hundred Thousand Dollars ($500,000.00) if properly assembled and marketed. These sums have not been included in the Liquidation Analysis as their realization value is unable to be determined. Until such value can be quantified, the accountants are precluded from including such sums in the Liquidation Analysis in accordance with established accounting procedures. These recoveries generally have resulted in the Debtors recovering between One Hundred Thousand Dollars ($100,000.00) and Two Hundred Twenty-Five Thousand Dollars ($225,000.00) per month while the Debtors continue in operation. These sums would not continue on conversion to Chapter 7. Moreover, while the cost of collecting these amounts has not been quantified it is believed to be significant and would probably increase if collections were being made by parties other than the Debtors.

     7.4 Note 5 - Property, equipment and leasehold improvements, net at page 6 of the Liquidation Analysis refers to "... net of the deduction of costs associated... ."The costs amount to Ten Thousand Dollars ($10,000.00) for marketing and setting up the sale. The appraiser's appraisal value the personal property at One Hundred Eight-One Thousand Eight Hundred Fifty Dollars

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

($181,850.00), to which a "buyers premium" would be added to compensate the auctioneer, less the marketing and set up costs, netting the estate One Hundred Seventy-One Thousand Eight Hundred Fifty Dollars ($171,850.00).

     7.5 Note 10 - Allocation of Net Liquidation Proceeds to Secured Creditors and Priority Claims includes certain tax claims. Since the passing of the claims bar date, certain additional personal property taxes have been billed to the Debtors in the approximate amount of Fifty-Five Thousand Four Hundred Dollars ($55,400.00). It is believed that the vast majority of these taxes are due and owing by individual lessees and the tax is a pass through item, and is therefore not reflected in the Liquidation Analysis. However, to the extent that the individual lessee does not meet this tax obligation, the Debtors as titleholder, may be required to pay this tax.

     7.6 Note 11 - Allocation of Net Liquidation Proceeds - Conseco is found at page 7 of the Liquidation Analysis. There exists an additional scenario, wherein Conseco could have their entire subordinated, which would further increase the distribution to unsecured creditors to $0.617310.

     7.7 At the time of the preparation of the Liquidation Analysis, the claims bar date had not passed. A review of the claims filed to July 22, 1998 has been accomplished. Certain creditors who did not receive notice of the bankruptcy were given to August 14, 1998 to file claims. The review of the claims filed through July 22, 1998, assuming that the Court sustained all claims objections, would reveal that the anticipated Class 5, general unsecured creditor body would approximate Two Million Five Hundred Eight Thousand Three Hundred Ninety-Two Dollars ($2,508,392.00). The report used the amount of Four Million Seven Hundred Ninety-Seven Thousand Six Hundred Seven Dollars ($4,797,607.00) as the general unsecured creditor class.

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

     7.8 As indicated in the Liquidation Analysis, the Debtors believe that the Plan will provide a greater distribution to Creditors than would be achieved if the cases were converted to cases under Chapter 7 and liquidated. Under the Plan, Class 5 Creditors may expect to receive total distributions with respect to their Claims, in a range from forty-two and three tenths percent (42.3%) to as much as one hundred percent (100%), depending on the value of the Residual and whether all objections to claims are sustained, provided however, that no assurances can be made as to the value of the Residual, if any. It is possible, under certain circumstances, that Class 5 Creditors may receive a distribution of less than forty-two and three tenths percent (42.3%) of the Allowed Claims.

                                  ARTICLE VIII
                                  RISK FACTORS
                                  ------------

     8.1 The only significant risk being undertaken by holders of general unsecured Claims is with respect to payment on the Residual. Payment on the Residual is contingent upon (i) successful servicing of the Greenwich Portfolio post-securitization in an effective and efficient manner such that the return on the Residual is maximized; (ii) defaults in such portfolio; and, (iii) the cost of capital. Risk factors traditionally associated with a payment to general unsecured Creditors over time have been eliminated in this instance by virtue of the lump sum payment to be distributed to the general unsecured Creditors holding Allowed Claims, pro rata, on the Effective Date and the retention of a backup servicer for the Greenwich Portfolio.

                                   ARTICLE IX
                                 EFFECTIVE DATE
                                 --------------

         9.1 The Effective Date of the Plan shall be the thirtieth day after the entry of the Confirmation Order.

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

                                    ARTICLE X
                                    CRAMDOWN
                                    ---------

     10.1 The Debtors will seek confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code (11 U.S.C. ss.1129(b)) which permits the Court to confirm a plan despite the rejection of the plan by an impaired class. This procedure is commonly referred to as "Cram Down". The Debtors may request Cram Down despite the rejection of the plan by an impaired class if:

          A. The plan does not discriminate unfairly with respect to each impaired class of claims or interests that has rejected the plan;

          B. The plan is "fair and equitable" with respect to each impaired rejecting class; and,

          C.   At least one (1) impaired class has accepted the plan.

     10.2 The Bankruptcy Code sets forth different standards for establishing whether a plan is "fair and equitable" with respect to a rejecting class, depending upon whether the class is comprised of secured or unsecured claims or interests. If the Plan is not accepted by the requisite number of votes in each impaired class voting on the Plan, the Debtors intend to seek confirmation of the Plan pursuant to the Cram Down procedure described herein and as established in 11 U.S.C. ss.1129(b).

                                   ARTICLE XI
                                  MISCELLANEOUS
                                  -------------

     A. Headings

     11.1 The headings of the Articles, paragraphs and subparagraphs are inserted for convenience only and will not affect the interpretation of the Plan.

     B. Successors and Assigns

     11.2 Pursuant to Section 1141 of the Bankruptcy Code, this Plan shall be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all Creditors whether or not their Claims

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

are Allowed, all holders of Interests, whether such Interests are Allowed or not, all parties in interest and their respective successors and assigns.

     C. Subsequent Action by the Reorganized Debtors

     11.3 Subsequent to Confirmation, the Reorganized Debtors are authorized and directed to cause to be taken any action necessary or appropriate to carry out the provisions of the Plan.

     D. Notices

     11.4 Any notice, demand, Claim or other communication under and pursuant to this Plan shall be in writing and shall be deemed to have been given upon personal delivery thereof, or upon the fifth day following mail thereof, as sent by regular United States Mail as follows:

     If to the Debtors:        NAL Financial Group, Inc.
                               c/o Mercedes Padin
                               500 West Cypress Creek Road
                               Fort Lauderdale, Florida 33309


     With a copy to:           Arthur Halsey Rice, Esq.
                               Rice & Robinson, P.A.
                               848 Brickell Avenue, Suite 1100
                               Miami, Florida  33131

     E. Retention of Jurisdiction by the Bankruptcy Court

   11.5 Pursuant to the Plan, the Court shall retain jurisdiction to, inter alia, determine disputes under the Plan, determine Claims; and, to enter final decrees in the Chapter 11 Case.

                                   ARTICLE XII
                                   REVOCATION
                                   -----------

         12.1 The Debtors reserve the right to revoke and withdraw the Plan prior to Confirmation. If the Plan is revoked or withdrawn, then the Plan shall be deemed null and void.

                                                 NAL Financial Group, Inc., etc.
                               Case No. 98-21966-BKC-PGH to No. 98-21972-BKC-PGH
                                           Debtors' Amended Disclosure Statement
                                            for Debtors' Plan of Reorganization.

                                  ARTICLE XIII
                                   CONCLUSION
                                  ------------

         13.1 The aforesaid provisions shall constitute the Disclosure Statement Of NAL Financial Corp. and its filed affiliates. The Debtors recommend acceptance of the Plan.

      Respectfully submitted this 12th day of August, 1998.

                                            NAL FINANCIAL GROUP, INC. for
                                            itself and all of the other Debtors


                                            By: /s/ William B. Dyer
                                                -------------------------------
                                                WILLIAM DYER
                                                Chief Executive Officer

     I HEREBY CERTIFY that a true and correct copy of the foregoing has been furnished to all parties as per the attached Service List this 13th day of August, 1998.

     I HEREBY CERTIFY that I am admitted to the Bar of the United States District Court for the Southern District of Florida and I am in compliance with the additional qualifications to practice in this Court set forth in Local Rule 910(A).

                                            RICE & ROBINSON, P.A.
                                            Attorneys for Debtors
                                            848 Brickell Avenue, Suite 1100
                                            Miami, Florida 33131-2943
                                            Telephone: (305) 379-3121
                                            Facsimile: (305) 379-4119

                                            By: /s/ Arthur Halsey Rice
                                                -------------------------------
                                                ARTHUR HALSEY RICE
                                                Florida Bar No. 224723

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA
                                BROWARD DIVISION



In re

NAL FINANCIAL GROUP, INC.                            CASE NO.  98-21966-BKC-PGH
NAL ACCEPTANCE CORPORATION                           CASE NO.  98-21967-BKC-PGH
NAL INSURANCE SERVICES, INC.                         CASE NO.  98-21968-BKC-PGH
AUTORICS, INC.                                       CASE NO.  98-21969-BKC-PGH
NAL MORTGAGE CORPORATION                             CASE NO.  98-21970-BKC-PGH
PERFORMANCE CARS OF SOUTH FLORIDA, INC.              CASE NO.  98-21971-BKC-PGH
SPECIAL FINANCE, INC.                                CASE NO.  98-21972-BKC-PGH

         Debtors.                                    (JOINTLY ADMINISTERED)




                                    EXHIBIT 1

                     "FIRST AMENDED PLAN OF REORGANIZATION"

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA
                                BROWARD DIVISION



In re

NAL FINANCIAL GROUP, INC.                            CASE NO.  98-21966-BKC-PGH
NAL ACCEPTANCE CORPORATION                           CASE NO.  98-21967-BKC-PGH
NAL INSURANCE SERVICES, INC.                         CASE NO.  98-21968-BKC-PGH
AUTORICS, INC.                                       CASE NO.  98-21969-BKC-PGH
NAL MORTGAGE CORPORATION                             CASE NO.  98-21970-BKC-PGH
PERFORMANCE CARS OF SOUTH FLORIDA, INC.              CASE NO.  98-21971-BKC-PGH
SPECIAL FINANCE, INC.                                CASE NO.  98-21972-BKC-PGH

         Debtors                                     (JOINTLY ADMINISTERED)




                  DEBTORS' FIRST AMENDED PLAN OF REORGANIZATION

                                   Proposed by

                           NAL FINANCIAL GROUP, INC.,
                           NAL ACCEPTANCE CORPORATION,
                          NAL INSURANCE SERVICES, INC.,
                                 AUTORICS, INC.,
                            NAL MORTGAGE CORPORATION,
                     PERFORMANCE CARS OF SOUTH FLORIDA, INC.
                              SPECIAL FINANCE, INC.


                              Rice & Robinson, P.A.
                               Counsel for Debtors
                         848 Brickell Avenue, Suite 1100
                            Miami, Florida 33131-2943

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA
                                BROWARD DIVISION



In re

NAL FINANCIAL GROUP, INC.                            CASE NO.  98-21966-BKC-PGH
NAL ACCEPTANCE CORPORATION                           CASE NO.  98-21967-BKC-PGH
NAL INSURANCE SERVICES, INC.                         CASE NO.  98-21968-BKC-PGH
AUTORICS, INC.                                       CASE NO.  98-21969-BKC-PGH
NAL MORTGAGE CORPORATION                             CASE NO.  98-21970-BKC-PGH
PERFORMANCE CARS OF SOUTH FLORIDA, INC.              CASE NO.  98-21971-BKC-PGH
SPECIAL FINANCE, INC.                                CASE NO.  98-21972-BKC-PGH

         Debtors                                     (JOINTLY ADMINISTERED)


                  DEBTORS' FIRST AMENDED PLAN OF REORGANIZATION
                  ---------------------------------------------
            The Debtors hereby propose the following Plan pursuant to
                             11 U.S. C. ss.1121(b).

                                    ARTICLE I
                                   DEFINITIONS

         A. Terms. The capitalized terms set forth below when used in this Plan shall have the following meanings:

         1.1 "Administrative Claim" shall mean a Claim for payment of costs or expenses of administration specified in Sections 503(b) and 507(a)(1) of the Bankruptcy Code, incurred after the Petition Date through the Confirmation Date, including without limitation: (i) the actual, necessary costs and expenses of preserving the Debtors' estates incurred after the Petition Date; (ii) compensation for legal and other services and reimbursement of expenses awarded pursuant to Sections 330(a) or 331 of the Bankruptcy Code; and, (iii) all fees and charges assessed against the Debtors' estates pursuant to Section 1930 of title 28 of the United States Code.

         1.2 "Affiliate" shall have the meaning as defined in Section 101(2) of the Bankruptcy Code.

         1.3 "Allow", "Allowed", "Allowance" or words of similar meaning shall mean with respect to a Claim against the estates of the Debtors (i) that no objection has been interposed within

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the applicable period of limitation fixed by this Plan or by the Bankruptcy
Court and that such period of limitation has expired; or (ii) that the Claim has been allowed for purposes of payment by an order of the Bankruptcy Court that is no longer subject to appeal or certiorari and as to which no appeal or certiorari is pending.

         1.4 "Amended Bidding Procedures" shall mean the Amended Notice of Bidding Procedures for the Sale of Loan and Lease Portfolios Free and Clear of Liens, Claims and Encumbrances and Approval of Settlement with Greenwich Capital Financial Products, Inc. filed on or about May 13, 1998 in this Chapter 11 Case.

         1.5 "Amended Sale Motion" shall mean the Debtors' Amended Motion for Entry of Order Authorizing Sale of Debtors' Loan and Lease Portfolios Free and Clear of Liens, Claims and Encumbrances, Approval of Bidding Procedures and Approval of Settlement With Greenwich Capital Financial Products, Inc. filed on or about May 13, 1998 in this Chapter 11 Case.

         1.6 "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as amended, Title 11, United States Code, which governs the Chapter 11 Case of the Debtors.

         1.7 "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of Florida, Broward Division, or any other court exercising competent jurisdiction over the Chapter 11 Case or any proceeding arising in or related to the Chapter 11 Case.

         1.8 "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court (including any applicable local rules of the United States District Court for the Southern District of Florida), as now in effect or hereafter amended.

         1.9 "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday.

         1.10 "Chapter 11 Case" shall mean the proceedings under Chapter 11 of the Bankruptcy Code for the reorganization of the Debtors under case numbers 98-21966-BKC-PGH, 98-21967-BKC-PGH, 98-21968-BKC-PGH, 98-21969-BKC-PGH,
98-21970-BKC-PGH, 98-21971 and 98-21972-BKC-PGH.

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         1.11 "Claim" shall have the meaning provided for such term in Section
101(5) of the Bankruptcy Code.

         1.12 "Class" shall mean a group of Claims or Interests consisting of Claims or Interests which are substantially similar to each other as classified pursuant to the Plan in accordance with Section 1122 of the Bankruptcy Code.

         1.13 "Class Action Plaintiffs" shall mean the Plaintiffs in the cases described in Article IV, Section H of the Disclosure Statement.

         1.14 "Class A New Equity Interests" shall mean the new common stock in NALF to be issued on the Effective Date and designated as Class A common stock, which shall have a preference in receipt of dividends and distributions, including liquidating distributions, over the Class B New Equity Interests.

         1.15 "Class B New Equity Interests" shall mean the new common stock in NALF to be issued on the Effective Date and designated as Class B common stock, which shall be subordinated in dividends and distributions, including liquidation distributions, to the Class A New Equity Interests.

         1.16 "Committee" shall mean the Official Committee of Unsecured Creditors as appointed in this Chapter 11 Case.

         1.17 "Confirmation" or "Confirmation Date" shall mean the date on which the Confirmation Order is entered on the Bankruptcy Court's docket.

         1.18 "Confirmation Order" shall mean the Order of the Bankruptcy Court confirming this Plan pursuant to Section 1129 of the Bankruptcy Code.

         1.19 "Conseco" shall mean Conseco, Inc., Conseco Private Capital Group, Inc. or CIHC Incorporated, or their affiliates, as appropriate.

         1.20 "Creditor" shall mean any person or entity that is a holder of a Claim against a Debtor.

         1.21 "Debtors" shall mean NAL Financial Group, Inc., ("NALF"), NAL Acceptance Corporation ("NALA"), NAL Insurance Services, Inc. ("NIS"), NAL Mortgage Corporation ("NALM"), Performance Cars of South Florida, Inc. ("PCSF"), Special Finance, Inc. ("SFI") and Autorics, Inc. ("Autorics").

         1.22 "Determination Date" shall mean as of September 30 of each year commencing September 30, 1999 and continuing until the outstanding principal balance of the Eligible Loans contained within the Securitization have been paid in full.

         1.23 "Disclosure Statement" shall mean the Disclosure Statement for the Plan of Reorganization proposed by the Debtors as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code, as such Disclosure Statement may be amended, modified or supplemented from time to time (and all exhibits and schedules attached thereto or referred to therein).

         1.24 "Disputed Claim" shall mean: (i) a liability scheduled on the Schedules or the Amended Schedules as disputed, contingent or unliquidated; or,
(ii) a timely filed proof of Claim against which an objection is pending and which Claim has not been Allowed by order of the Bankruptcy Court.

         1.25 "Effective Date" shall mean thirty (30) days after the date on which the Confirmation Order becomes a Final Order.

         1.26 "Eligible Loans" shall mean, for the purposes of measuring the ratio between the Senior Bonds and the outstanding pool balance for Class 3 Claims, any loan as to which the following are true as of the related measurement date: (i) the related obligor has not filed for protection under the Bankruptcy Code; (ii) the related vehicle has not been liquidated; and, (iii) the contract is less than 120 days contractually delinquent.

         1.27 "Final Order" shall mean an order or judgment of the Bankruptcy Court that is appealable of right to the United States District Court for the Southern District of Florida pursuant

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to section 158(a) of title 28, United States Code, whether or not an appeal can be timely taken, is taken, or is pending, unless the order is stayed pending appeal, and whether or not a timely motion is filed under Bankruptcy Rules 7052(b) or 9023, unless the order is stayed pending disposition of such motion; and shall mean with respect to an order of the United States District Court for the Southern District of Florida in respect of a matter as to which the reference has been withdrawn pursuant to section 157(d) of title 28, United States Code, that the order is appealable of right to the United States Court of Appeals for the Eleventh Circuit pursuant to section 158(d) or 1291 of title 28, United States Code, whether or not an appeal can be timely taken, is taken, or is pending, unless the order is stayed pending appeal, and whether or not a timely motion is filed under Bankruptcy Rules 7052(b), 7062 or 9023 or Rules 50, 52, 59 or 60 of the Federal Rules of Civil Procedure, unless the order is stayed pending disposition of such motion.

         1.28 "General Unsecured Claim" shall mean any Claim against the estates of the Debtors other than an Administrative Claim, a Secured Claim, a Priority Claim, a Priority Tax Claim or the Public Debentures.

         1.29 "Greenwich" shall mean Greenwich Capital Markets, Inc. and Greenwich Capital Financial Products, Inc., collectively or individually as appropriate.

         1.30 "Greenwich Portfolio" shall mean Portfolio Numbers 61,510 and 61,520 as identified in the Sale Order and the Amended Sale Motion.

         1.31 "Group B Portfolios" shall mean those portfolios identified as the Group B Portfolios in the Amended Sale Motion and Sale Order.

         1.32 "Group C Portfolios" shall mean those portfolios identified as the Group C Portfolios in the Amended Sale Motion and Sale Order.

         1.33 "Insiders" shall have the meaning given such term in Section 101(31) of the Bankruptcy Code.

         1.34 "Interests" shall mean all equity interests of the Debtors issued and outstanding as of the Petition Date, including shares of preferred stock, common stock and any warrant, option or other right to acquire such shares and any and all claims that the ownership of such stock give rise to in this Chapter 11 Case.

         1.35 "Junior Securities" shall mean the notes issued to Conseco from the Securitization in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00), and to Greenwich in the principal amount of Two Hundred Twenty Thousand Dollars ($220,000.00).

         1.36 "Limited Liability Parties" shall mean the Committee and its members and professionals and the Debtors' professionals.

         1.37 "Master Repurchase Agreement" shall mean that certain Master Repurchase Agreement dated as of March 5, 1997 between Greenwich and the Debtors and any and all documents executed or delivered in connection therewith.

         1.38 "On Balance Sheet Portfolios" shall mean the Group B Portfolio, the Group C Portfolio, the Greenwich Portfolio and the Textron Portfolio.

         1.39 "Plan" shall mean this Plan of Reorganization in its entirety, together with all addenda, exhibits, schedules and other attachments hereto, in its present form or as it may be modified, amended or supplemented from time to time.

         1.40 "Payment Date" shall mean a date not later than fifteen (15) days (or the next succeeding Business Day) after the Determination Date.

         1.41 "Priority Claim" shall mean any Claim entitled to priority under
Section 507(a) of the Bankruptcy Code other than an Administrative Claim or Priority Tax Claim.

         1.42 "Priority Tax Claim" shall mean any Claim entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

         1.43 "Public Debentures" shall mean the subordinated convertible debentures sold by NALF, pre-petition, to certain third parties.

         1.44 "Reorganized Debtors" shall mean NALF, NALA and Autorics after the Effective Date.

         1.45 "Residual" shall mean all funds or property remaining in or paid out of the Securitization after the payment of servicing fees and expenses, principal and interest on the Senior Bonds and principal and interest on the Junior Securities.

         1.46 "Sale Order" shall mean that order issued by the Court in respect of the Amended Sale Motion dated May 13, 1998, captioned "Order Granting Debtors' Motion for Authorization to Sell Certain Financial Assets Pursuant to
Section 363 of the Bankruptcy Code."

         1.47 "Secured Claim" shall mean a Claim pursuant to Section 506(a) of the Bankruptcy Code, which is secured by a lien on property in which the Debtor has an interest or that is subject to set-off under Section 553 of the Bankruptcy Code.

         1.48 "Securitization" shall mean the transaction and the resulting trust vehicle (the "Trust") into which NALA transfers the Greenwich Portfolio and which issues the Senior Bonds and Junior Securities, which transaction shall result in the full satisfaction of all obligations of the Debtors to Greenwich under the existing loan documents, including the Master Repurchase Agreement.

         1.49 "Senior Bonds" shall mean those bonds issued to Greenwich in connection with the Securitization of the Greenwich Portfolio, which shall have a principal amount of Forty-Two Million Seven Hundred Eighty-Two Thousand Three Hundred Twenty-Three Dollars and Fifteen Cents ($42,782,323.15), less any payments received by Greenwich between June 1, 1998 and the date that said Senior Bonds are issued plus any accrued interest. The Senior Bonds shall bear interest at the rate of thirty day Libor plus 180 basis points.

         1.50 "Schedules" and "Amended Schedules" shall mean the Schedules and the Amended Schedules filed by the Debtors in the Chapter 11 Case.

         1.51 "Term Sheets" shall mean those agreements captioned Terms of Settlement between the Official Committee of Unsecured Creditors, NAL Acceptance Corporation and its Affiliates and

Conseco and its Affiliates ("the Committee Term Sheet"); Proposed Term Sheet for Settlement Between Greenwich and NAL Acceptance Corporation and Affiliates (the "Greenwich Term Sheet"); Term Sheet for Settlement between NAL Financial Group, Inc. and its filed and unfiled subsidiaries and Conseco, Inc. ("Conseco Term Sheet"); Settlement Agreement ("Textron Term Sheet"); and, the Letter of June 26, 1998 to Bankers Trust Company as Indenture Trustee for NAL Auto Trusts 1997-2 and 1996-4 and as Backup Servicer for NAL Auto Trust 1996-4 from NAL Acceptance Corporation ("Bankers Trust Term Sheet").

         1.52 "Textron" shall mean Textron Financial Corporation.

         1.53 "Textron Portfolio" shall mean the loan and lease portfolios identified as Portfolio numbers 52,000 and 62,000 in the Amended Sale Motion and Sale Order.

         1.54 "Trust" shall mean the entity to which the Greenwich Portfolio is transferred in connection with the Securitization and which shall issue the Senior Bonds and the Junior Securities.

         1.55 "United States Trustee" shall mean the Assistant United States Trustee for the Southern District of Florida.

         B. Undefined Terms. A term used but not defined herein shall have the meaning given to it by the Bankruptcy Code or the Bankruptcy Rules, if used therein.

         C. Miscellaneous Rules. (i) The words "herein," "hereof," "hereunder" and other words of similar import refer to this Plan as a whole, not to any particular section, subsection, paragraph, subparagraph or clause, unless the context requires otherwise; (ii) whenever it appears appropriate from the context, each term stated in the singular or the plural includes the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and the neuter; (iii) captions and headings to articles and paragraphs of the Plan are inserted for convenience or reference only and are not intended to be a part or to affect the interpretation of the Plan; (iv) accounting terms not otherwise defined in the Plan have the meanings assigned to them in accordance with generally accepted accounting principles currently in effect; and, (v) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply, unless superseded herein or in the Confirmation Order.

                                   ARTICLE II
                     CLASSIFICATION OF CLAIMS AND INTERESTS

         For purposes of the Plan, the Claims of Creditors and Interests of equity holders shall be classified as follows:

         2.1 "Administrative Claims" shall consist of Allowed Claims for liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Case including the Administrative Claims of professionals.

         2.2 "Priority Tax Claims" shall consist of those claims allowed priority under Section 507(a)(8) of the Bankruptcy Code.

         2.3 "U.S. Trustee Fees" shall consist of those fees due to the United States Trustee as required pursuant to 28 U.S.C. ss.1930(a)(6).

         2.4 "Class 1 Claims" shall consist of all Allowed Claims entitled to priority under Sections ss.507(a)(3) through (7) of the Bankruptcy Code.

         2.5 "Class 2 Claim" shall consist of the Allowed Secured Claim of Conseco.

         2.6 "Class 3 Claim" shall consist of the Allowed Secured Claim of Greenwich arising out of the Master Repurchase Agreement.

         2.7 "Class 4 Claims" shall consist of the Allowed Claims of Greenwich and Conseco with respect to costs for which they are being reimbursed pursuant to the Greenwich Term Sheet.

         2.8 "Class 5 Claims" shall consist of the Allowed Claims of general unsecured Creditors other than Conseco. Class 5 includes rejection Claims.

         2.9 "Class 6 Claim" shall consist of the Allowed Claim of Conseco represented by the Public Debentures.

         2.10 "Class 7 Interests" shall consist of the Allowed Interests represented by the outstanding cumulative preferred stock of NALF.

         2.11 "Class 8 Claims" shall consist of the Claims of the Class Action Plaintiffs including the class or putative class which such Class Plaintiffs purport to represent.

         2.12 "Class 9 Interests" shall consist of the Allowed Interests represented by the outstanding common stock of NALF.

         2.13 "Class 10 Claim" shall consist of the Allowed Secured Claim of Lake County Tax Collector which Claims consist of real property taxes for the tax years of 1993 through 1996.

         2.14 "Class 11 Claim" shall consist of the Allowed Secured Claim of the Broward County Department of Finance.

         2.15 "Class 12 Claim" shall consist of the Allowed Secured Claim of the South Carolina Department of Revenue against Special Finance, Inc.

                                   ARTICLE III
                         TREATMENT OF UNIMPAIRED CLAIMS

         3.1 Administrative Claims: Allowed Administrative Claims shall be paid upon the date on which such Claims become due in the ordinary course of the respective Debtor's business, accounting for substantive consolidation pursuant to the Plan and in accordance with the terms and conditions of any agreement relating thereto, or upon such other dates and terms as may be agreed upon by the holders of such Allowed Administrative Claims. All other holders of Allowed Administrative Claims (with the exception of the professionals who will be paid 100% of the amount allowed by the Bankruptcy Court upon application to the Bankruptcy Court and those Claims otherwise specifically dealt with in the Plan) shall be paid 100% of their respective Allowed Administrative Claims in cash, unless otherwise ordered by the Bankruptcy Court upon the later of (i) the Effective Date; or, (ii) the date on which a Final Order approving payment of such respective Claim is no longer subject to an appeal.

         3.2 United States Trustee Fees: United States Trustee fees shall be paid as required pursuant to 28 U.S.C. ss.1930(a)(6), within ten (10) days of the entry of the Confirmation Order, for pre-confirmation periods and the Debtors shall simultaneously provide to the United States Trustee an appropriate affidavit indicating the cash disbursements for the relevant period. The Reorganized Debtors shall further pay the United States Trustee the appropriate sum required pursuant to 28 U.S.C. ss.1930(a)(6) for post-confirmation periods within the time period set forth in 28 U.S.C. ss.1930(a)(6) based on all post-confirmation disbursements made by the Reorganized Debtors pursuant to the Plan, until the earlier of the closing of this Chapter 11 Case by the issuance of a Final Order by the Bankruptcy Court dismissing this case or converting this case to another chapter under the United States Bankruptcy Code, and the Reorganized Debtors shall provide to the United States Trustee upon payment of each post-confirmation payment an appropriate affidavit indicating all such cash disbursements for the relevant period.

         3.3 Class 1 Claims: The holders of Allowed Class 1 Claims shall be paid in full, in cash, on the later of (i) the Effective Date; or, (ii) within ten days after the date on which such Claim is Allowed.

         3.4 Priority Tax Claims: The holders, if any, of Allowed Priority Tax Claims under Section 507(a)(8) of the Bankruptcy Code shall be paid 100% of the Allowed amount of the Claims in deferred cash payments on a monthly basis beginning on the later of (i) the Effective Date; or, (ii) within ten (10) days after the date such Claim is Allowed and continuing over a period not to exceed six (6) years after assessment of such Claim of a value, as of the Effective Date, equal to the Allowed amount of such Claim together with interest at the rate of 8% per annum.

                                   ARTICLE IV
                          TREATMENT OF IMPAIRED CLAIMS

         4.1 Class 2 Claim: The Allowed Class 2 Claim of Conseco shall be satisfied by Conseco retaining Conseco's Pre-Petition Liens (as defined in the Disclosure Statement) on its collateral to secure its Class 2 Claim, which lien shall remain unimpaired except that Conseco shall (a) release its lien as to servicing fees; and, (b) be granted a first lien on the Debtors' interest in the Residual from the Securitization, i.e. the seventy-five percent (75%) of the Residual owned by the Reorganized Debtors. The Allowed Secured Claim of Conseco in Class 2 shall be paid as follows: (i) on the Effective Date, the Reorganized Debtors shall pay to Conseco the cash which the Debtors currently hold in a segregated account in the approximate amount of Two Million Seven Hundred Seventy-Three Thousand Three Hundred Ninety-Five Dollars ($2,773,395.00), which amount will reduce the Allowed Secured Claim of Conseco; and, (ii) thereafter, and in full satisfaction of such Allowed Secured Claim, Conseco shall (1) accrue interest on a monthly basis at the floating interest rate of 30 day Libor plus 425 basis points commencing on the Effective Date and continuing for a period of five (5) years thereafter on which date all remaining unpaid principal and accrued interest shall be due and payable in full; and, (2) be paid all payments or monies received or to be received by the Reorganized Debtors on account of such Reorganized Debtors' interests in the residuals from NAL Auto Trust 1995-1, 1996-1, 1996-2, 1996-3, 1996-4 and 1997-2 and the Residual from the
Securitization (the Reorganized Debtors shall only own seventy-five percent (75%) of the Residual from the Securitization). Such payments or monies (or payments from any other source by the Reorganized Debtors) shall first be used to satisfy accrued interest on the Allowed Secured Claim in this Class 2 and second to pay principal outstanding thereunder until such time as the Allowed Secured Claim, principal and interest, is paid in full. There shall be no prepayment penalty in respect of the Conseco Allowed Secured Claim and the Reorganized Debtors and Conseco shall enter into amended and renewed loan documents to reflect the terms herein.

         4.2 Class 3 Claim: The Class 3 Claim shall be satisfied in full when the Greenwich Portfolio is transferred to the Trust promptly after the Effective Date pursuant to the Securitization, at which time Senior Bonds shall be issued by the Trust to Greenwich on a non-recourse basis to the Reorganized Debtors, which was owed the amount of Forty-Two Million Seven Hundred Eighty-Two Thousand Two Hundred Thirty-Two Dollars and Fifteen Cents ($42,782,232.15) as of June 1, 1998. The Senior Bonds shall bear a coupon of 30 day Libor plus 180 basis points. The Senior Bonds will be paid from the cash flow of the Securitization, after the payment of servicing fees and expenses, first by the payment of interest, second by the payment of principal until such time as the principal due on the Senior Bonds is reduced to 77.5% of the outstanding pool balance of Eligible Loans contained within the Securitization, at which time Greenwich will receive payments from the Securitization so as to maintain such percentage until the Senior Bonds are paid a total of Forty-Two Million Seven Hundred Eighty-Two Thousand Two Hundred Thirty Two Dollars and Fifteen Cents ($42,782,232.15) plus the interest set forth above as adjusted for payments received by Greenwich between June 1, 1998 and the Securitization.

         4.3 Class 4 Claims: Class 4 Claims shall be satisfied by the issuance of Junior Securities by the Trust at the time that the Greenwich Portfolio is transferred to the Trust pursuant to the Securitization. Such Junior Securities shall receive payment from the cash flow of the Securitization after the payment of servicing fees and expenses and payment to the Senior Bonds to reduce principal to 77.5% of the outstanding pool balance of Eligible Loans as set forth above with respect to the Class 3 Claim. The Class 4 Claims shall bear interest at 30 day Libor plus 180 basis points.

         4.4 Class 5 Claims: On the Effective Date, holders of Allowed Class 5 Claims shall be paid, pro rata, a lump sum payment, in the amount of Two Million Thirty Thousand Dollars ($2,030,000.00). Thereafter, such holders shall be paid, pro rata, on each Payment Date, an amount equal to twenty-five percent (25%) of the Residual from the Securitization if realized and as calculated as of the Determination Date. The Residual shall be subordinated to servicing fees and expenses, payment to holder of the Senior Bonds as set forth in Class 3, principal and interest, and payment to the holders of Junior Securities, principal and interest, as set forth in Class 4. The Indenture Trustee appointed to administer the Trust will deposit all funds received related to the Residual in an interest bearing account or accounts with interest to accrue in favor of the holders of Residual interests. The Indenture Trustee will control all amounts so deposited and will be responsible for ensuring that the certificates produced by the Reorganized Debtors related to such deposits are true and correct. On or before each Payment Date until the Trust has been dissolved, the Reorganized Debtors shall produce a certificate indicating which amounts, if any, have been deposited with respect to the Residual and the Indenture Trustee shall distribute or cause to be distributed to the holders of Allowed Class 5 Claims the pro rata amounts relating to the twenty-five percent (25%) ownership interest in the Residual held by Class 5 Creditors. The holders of Allowed Class 5 Claims shall be solely responsible for notifying the Indenture Trustee of any changes to address prior to each Payment Date.

         4.5 Class 6 Claim: Class 6 shall be paid by the holder of the Allowed Class 6 Claim retaining its Claim against the Reorganized Debtors on the same terms except that the conversion rights shall be extinguished and the maturity date extended to five (5) years after the Effective Date. The interest rates will remain unchanged and the Public Debentures will accrue interest until maturity at which time all accrued interest and unpaid principal shall be due and payable in full. The Allowed Class 6 Claim shall be subordinated to the lump sum payment to Class 5 and Class 5's right to receive twenty-five percent (25%) of the Residual from the Securitization. Conseco shall be paid on the Public Debentures all payments or monies received or to be received by the Reorganized Debtors on account of such Reorganized Debtors' interests in the residuals from NAL Auto Trusts 1995-1, 1996-1, 1996-2, 1996-3, 1996-4, and 1997-2 and the
Residual from the Securitization, which payments or monies shall first be used to pay accrued interest and then principal thereunder; provided, however, that no such payments (excluding payments from any other source by the Reorganized Debtors) shall be made on the Class 6 Claim until the Class 2 Claim is paid in full. The Reorganized Debtors shall each assume the obligations of the Public Debentures as though the issuer except to the extent modified by this Plan.

         4.6 Class 7 Interests: Class 7 Interests shall be satisfied by the holder of such Interests retaining the preferred stock which represents such Interests on the same terms thereof except the conversion rights of such Interests shall be extinguished. The holder of this Class of Interests shall have a right to demand redemption after five (5) years from the Effective Date. The holder of the Class 7 Interests shall be paid by remittance of all payments or monies received or to be received by the Reorganized Debtors on account of such Reorganized Debtors' interests in the residuals from NAL Auto Trusts 1995-1, 1996-1, 1996-2, 1996-3, 1996-4 and 1997-2 and the Residual from the
Securitization, which payments or monies shall redeem the Class 7 Interests, periodically as remitted, provided, however, that no such payments (excluding payments from any other source by the Reorganized Debtors) will be made on the Class 7 Interests until such time as the Class 2 Claim and the Class 6 Claim are paid in full.

         4.7 Class 8 Claims: Class 8 Claims shall be subordinated to the Claims and Interests in Classes 1 through 7 and 10 through 12 and shall receive no distribution under this Plan.

         4.8 Class 9 Interests: Class 9 Interests shall, on the Effective Date, be deemed canceled and extinguished.

         4.9 Class 10 Claim: The Allowed Class 10 Claim shall be satisfied by the Debtors returning this claimant's collateral in full satisfaction of the Claim. The return of the collateral may be in the form of an abandonment of the property pursuant to 11 U.S.C. ss.1129 and will be unconditional.

         4.10 Class 11 Claim: The Allowed Class 11 Claim shall be satisfied by payment in full over five (5) years from the Effective Date with interest at eight percent (8%) per annum payable in equal semi-annual installments. This Claimant shall retain its lien, if any, on any collateral in existence as of the Petition Date or, to the extent such collateral has been disposed of free and clear of liens with liens to attach to proceeds, on the proceeds of such sale until such time as its Claim has been paid in full.

         4.11 Class 12 Claim: The Allowed Class 12 Claim shall be satisfied by payment in full over five (5) years from the Effective Date with interest at eight percent (8%) per annum payable in equal semi-annual installments. This Claimant shall retain its lien, if any, on any collateral in existence as of the Petition Date or, to the extent such collateral has been disposed of free and clear of liens with liens to attach to proceeds, on the proceeds of such sale until such time as its Claim has been paid in full.

                                    ARTICLE V
                       MEANS OF IMPLEMENTATION OF THE PLAN


         A. Vesting of the Property of the Estate and Issuance of New Equity Interests

         5.1 On the Effective Date, all property of the Debtors' estate, including all tax attributes of the Debtors' estate, but excluding twenty-five percent (25%) of the Residual or any beneficial interest therein which is property of the holders of Class 5 Claims, shall vest in the Reorganized Debtors. Also on the Effective Date, the Class A New Equity Interests and the Class B New Equity Interests shall be issued by NALF. The Class A New Equity Interests shall be issued to Conseco. The Class B New Equity Interests shall be issued eighty percent (80%) to Conseco and twenty percent (20%) to Greenwich. Such New Equity Interests shall be issued to Conseco and Greenwich in exchange for the new value being contributed by Conseco and Greenwich as described below and in the Disclosure Statement. Reorganized NALF shall own all of the stock of NALA and Reorganized NALA shall own all of the stock of Autorics and Autorics II, a non-debtor.

         B. Compromise of Claims and Incorporation of Term Sheets

         5.2 This Plan is based upon the Term Sheets and the various agreements reflected therein and all of the terms and provisions of the Term Sheets are incorporated in this Plan by reference. In the event of any conflict between this Plan and the Term Sheets, the provisions of this Plan shall govern. To the extent not otherwise dealt with in this Plan, the terms and provisions of the Term Sheets shall be approved in the Confirmation Order.

         C. New Value Contribution

         5.3 On the Effective Date, the Reorganized Debtors shall make the required payments as set forth above in Articles III and IV. Also on the Effective Date, Conseco and Greenwich shall, subject to the provisions of the Term Sheets, immediately capitalize the Reorganized Debtors as follows:

             (i) Conseco and Greenwich shall each contribute fifty percent (50%)
                 of the required equity capital such that when added to the remaining funds on hand, accounting for the payments set forth in Articles III and IV, the Reorganized Debtors shall have Three Million Dollars ($3,000,000.00) in available cash; and,

             (ii) Greenwich and Conseco shall each make a working capital loan available to the Reorganized Debtors in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00), thereby providing the Reorganized Debtors with a total of Six Million Dollars ($6,000,000.00) of available capital with which to commence and/or continue their business.

The transactions set forth above shall be deemed to have occurred simultaneously even if they are sequenced for purposes of computing Conseco's and Greenwich's new value contributions to the Reorganized Debtors.

         D. Sources of Cash

         5.4 As of July 1, 1998 the Debtors had on hand approximately Two Million Two Hundred Thousand Dollars ($2,200,000.00) of unrestricted cash. The Debtors project that they will generate an additional Three Hundred Twenty Thousand Dollars ($320,000.00) in cash in excess of expenses over the ninety
(90) days between July 1, 1998 and September 30, 1998. Pursuant to the Textron Term Sheet and as a result of the order approving the Textron settlement becoming final, the Debtors will also have available the proceeds from the sale of the Groups B and C Portfolios in the approximate amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00), the proceeds from the sale of the vehicles by Performance Cars in the approximate amount of Ninety-Four Thousand Dollars ($94,000.00) and the proceeds from the sale of the computer equipment formerly used at the Orlando location in the approximate amount of Six Thousand Four Hundred Dollars ($6,400.00). As a result of the consummation of the Textron Settlement the Debtors will also receive payment by Textron of approximately Five Hundred Six Thousand Dollars ($506,000.00). The Debtors also have claims against NAL Auto Trust 1995-1 for servicing fees, claims against NAL Auto Trust 1995-1 for uncompensated costs and expenses, and a claim against LSI and Nuvell for payment of an unearned servicing fee. The Debtors may also have claims against Robert R. Bartolini, the former Chief Executive Officer; John T. Shaeffer, the former Executive Vice President; Fred
W. Styka, the former Vice President of NAL Insurance Services, Inc.; Leonard Silvestri, Sr., Leonard Silvestri, Jr. and/or LS Management Services, the former management company for Performance Cars of South Florida, Inc.; First Financial Acceptance, Inc.; and, Suntrust Bank of S. Fla. N.A. Finally, the Debtors will have the new value to be contributed by Conseco and Greenwich.

         5.5 Through the Effective Date, the Reorganized Debtors have budgeted One Million Dollars ($1,000,000.00) in Administrative Claims, payment of One Million Eight Hundred Thousand Dollars ($1,800,000.00) to NAL Auto Trust 1997-2, Two Million Thirty Thousand Dollars ($2,030,000.00) as the lump sum payment to Class 5 Creditors and, the approximate amount of Two Million Seven Hundred Seventy-Three Thousand Three Hundred Ninety-Five Dollars ($2,773,395.00) to be paid to Conseco in connection with its Class 2 Claim.

         5.6 The Debtors project that Priority Claims (Class 1 only) are approximately Thirty- Six Thousand Dollars ($36,000.00).

         E. Payments to Be Made Subsequent to the Effective Date

         5.7 The Classes of Claims that will receive payments subsequent to the Effective Date, excluding any Claims held by Insiders, are Priority Tax Claims, Secured Claims in Classes 10, 11 and 12 and, to the extent that the Securitization of the Greenwich Portfolio produces a Residual, Class

5 Claims. Twenty-five percent (25%) of the Residual, if any, shall be owned by the holders of Class 5 Claims and, to the extent available, shall be distributed to them, pro rata, on the Payment Date.

         5.8 Allowed Priority Tax Claims shall be paid as set forth above in
Article IV. The Debtors project that the total amount of Allowed Priority Tax Claims is Three Hundred Thirty-Five Thousand Dollars ($335,000.00).

         F. Management of the Reorganized Debtors

         5.9 After the Effective Date, the operation of the business of the Reorganized Debtors shall be solely the responsibility of the Reorganized Debtors, as governed by their boards. As of the Effective Date, the Reorganized Debtors shall amend their certificates of incorporation to include the items required by 11 U.S.C. ss.1123(a)(6).

         G. Board of Directors of NALF

         5.10 On the Effective Date, or as soon thereafter as is practical, the directors and officers of the Reorganized Debtors will be as set forth in the Disclosure Statement. Such officers shall serve at the pleasure of Reorganized NALF's directors. Reorganized NALF shall hold all of the stock of Reorganized NALA and shall appoint its directors and officers as it deems fit. Reorganized NALA shall hold the stock of Reorganized Autorics and shall appoint its officers and directors as it deems fit.

         H. Cancellation of Interests

         5.11 All of the existing Interests of NALF, to the extent represented by common stock, shall be canceled as is more fully set forth above.

         I. Preservation and Prosecution of Causes of Action

         5.12 The Reorganized Debtors shall succeed to all claims, except as released in accordance with the Term Sheets, held by the Debtors pre-petition or which accrued during the pendency of the Chapter 11 Cases and Reorganized NALF shall be authorized to pursue all such claims on behalf of any of the Debtors and the Reorganized Debtors and Reorganized NALF shall have the right to pursue, prosecute and settle any and all claims or causes of action as aforesaid, whether or not such claims or causes of action have been commenced as of the Effective Date including but not limited to causes of action which are property of the estate of any of the Debtors under Section 541 of the Bankruptcy Code and causes of action relating to turnover, avoidance actions and voidable transfers under Sections 542 through 550 of the Bankruptcy Code. However, notwithstanding the foregoing, the Debtors have agreed with the Committee to release preference actions, except as to insiders, upon Confirmation. The Reorganized NALF shall be substituted as the real party in interest in any such action commenced by the Debtors prior to the Effective Date. Reference is made to Section 4.25 of the Disclosure Statement with respect to the right of the Committee to prosecute claims objections, and the obligation of the Reorganized Debtors to pay the fees and expenses of its counsel and the Committee's counsel incurred with respect to the claims objection process. Reorganized NALF shall prosecute such claims through final judgment, any appeal deemed necessary and appropriate and through and including collection; provided, however, that Reorganized NALF shall be authorized at any point in any litigation (i) to enter into such settlements as it shall deem to be in the best interests of the Reorganized Debtors without the need for Bankruptcy Court approval; or, (ii) to abandon, dismiss and/or determine not to prosecute any such claims if it determines such action is in the best interests of the Reorganized Debtors. Expressly included within this section, but without limitation, are any claims that any of the Debtors may have with respect to NAL Auto Trust 1995-1 including claims for servicing fees and claims for unrecovered expenses, any claim that any of the Debtors may have against LSI and Nuvell, and any claims that any of the Debtors may have against Bankers Trust not expressly waived. Also included are any claims the Debtors may have against Robert R. Bartolini, the former Chief Executive Officer; John Shaeffer, the former Executive Vice President; Fred W. Styka, the former Vice President of NAL Insurance Services, Inc.; Leonard Silvestri, Sr., Leonard Silvestri, Jr. and/or LS Management Services, the former management company for Performance Cars of South Florida, Inc.; First Financial Acceptance, Inc.; and, Suntrust Bank of S. Fla. N.A. On the

Effective Date, the Reorganized Debtors, Conseco, the Committee and Greenwich shall be deemed to exchange mutual releases except for the treatment of Claims and Interest under the Plan as and to the extent required by the Term Sheets. Such releases shall become effective on the Effective Date and are incorporated into this Plan without the need for ancillary documentation. The mutual releases provided for in the Bankers Trust Term Sheet, with the exceptions as set forth therein and as set forth above shall also become effective on the Effective Date of the Plan and are deemed incorporated into this Plan pursuant to P. 5.2 above without the need for ancillary documentation.

         J. Unclaimed Distributions

         5.13 If any distribution to a holder of an Allowed Class 5 Claim pursuant to the Plan remains unclaimed for a period of ninety (90) days after such distribution has been delivered to the holder entitled thereto, the Allowed amount of the Claim upon which such distribution was made shall be canceled and not be entitled to any further distributions hereunder. Such unclaimed distributions shall become available for re-distribution to remaining holders of Allowed Class 5 Claims as provided for elsewhere in this Plan.

         5.14 A distribution of funds is unclaimed, if, without limitation, the holder of a Claim entitled thereto does not cash a check or returns a check or if the check mailed to the holder at the address set forth in the Schedules, the Amended Schedules or set forth in a proof of claim filed by such holder is returned by the United States Postal Service or any other country's postal service as undeliverable.

         5.15 Any funds unclaimed for the period described in paragraph 5.13 above shall be forfeited by the holder otherwise entitled thereto; and, (i) if such unclaimed funds were distributed in respect of the lump sum payment on the Effective Date, such funds shall be remitted to the Trust and paid to all other Class 5 Creditors, pro rata, on the next succeeding Payment Date; or, (ii) if the unclaimed funds were in respect of the Residual, the Trust shall pay such funds to all other Class 5 Creditors, pro rata, on the next succeeding Payment Date.
                                  Page 21 of 32

         5.16 All rejection Claims must be filed with the Bankruptcy Court on or before thirty (30) days after the earlier of (i) the Effective Date; or, (ii) the entry of an order rejecting such contract or unexpired lease, unless the Bankruptcy Court by order provides otherwise.

         K. Automatic Operation of Certain Provisions of the Plan

         5.17 As of the Effective Date, the following shall be accomplished and effectuated, without any action by any affected entity or the Bankruptcy Court:

         (i) The assumption or rejection of the executory contracts and unexpired leases of the Debtors' estates to be assumed or rejected under Article VII of the Plan;

         (ii) The cancellation and extinguishment of the Interests in NALF as represented by NALF's authorized and/or issued common stock;

         (iii) The issuance of the new Interests in Reorganized NALF represented by the Class A and Class B New Equity Interests as set forth herein in exchange for new value from Conseco and Greenwich;

         (iv) The substitution of Reorganized NALF for any Debtor as the real party in interest in any civil action commenced by the Debtors prior to the Effective Date;

         (v) The transfer and vesting of all property of the respective Debtors' estates into the Reorganized Debtors such that the property of all Debtors other than NALF and Autorics vests in Reorganized NALA and the property of NALF vests in Reorganized NALF and the property of Autorics vests in Reorganized Autorics;

         (vi) The substantive consolidation of certain of the Debtors' estates pursuant to Article VI hereof; and,

         (vii) The releases provided for in the Term Sheets shall be deemed effective conditioned upon the non-debtor parties meeting their obligations pursuant to the Term Sheets.

As of the Effective Date, Conseco shall become the master servicer for NAL Auto Trusts 1996-4 and 1997-2 and the Reorganized Debtors shall become Conseco's agent.

         L. Liens

         5.18 As of the Effective Date, the property of the Debtors' estates, including, without limitation, the Debtors' seventy-five percent (75%) interest in the Residual, any and all interests of the Debtors in all residuals from NAL Auto Trusts 1995-1, 1996-1, 1996-2, 1996-3, 1996-4 and 1997-2 and, all unearned servicing fees to be paid to the Debtors as provided in this Plan under ss.541 of the Bankruptcy Code, shall vest in the Reorganized Debtors as set forth in
Article V, free and clear of any and all claims, liens and encumbrances except as otherwise provided herein or in the Confirmation Order.

         5.19 Unless expressly set forth in the Plan, all liens and attachments of record encumbering any asset administered under the Plan or vested in the Reorganized Debtors shall be deemed discharged and extinguished as of the Effective Date. Any lien not specifically addressed herein shall be deemed discharged and extinguished as of the Effective Date.

                                   ARTICLE VI
                      SUBSTANTIVE CONSOLIDATION OF ESTATES

         A. Corporate Structure

         6.1 As of the Petition Date, there were seven (7) separate Debtors, each of which was directly or indirectly owned by NALF which was a publically traded holding company. The Amended Schedules filed by the Debtors reflect that each of the subsidiaries owed substantial amounts of money to either NALF or to NALA, and NALA in turn owed a significant amount of money to NALF. Set forth below is a chart reflecting the payable side of inter-company balance sheets:
(Asset values set forth below are liquidation values.)


                                             To Whom                     Value of                   Unsecured
Debtor                       Amount Owed      Owed                        Assets                       Debt
------                       -----------     -------                     --------                   ---------
NALA                       $63,000,000.00     NALF                     $8,729,117.00             (1)$4,141,767.00
                            $2,350,728.00     NALM
Autorics                             0.00                                $329,125.00                         0.00
NIS                                  0.00                                  $2,715.00                         0.00
NALM                           $50,000.00     NALF                              0.00                      (1)0.00
PCSF                        $2,935,712.00     NALA                       $134,175.00                (1)235,842.00
SFI                        $17,408,173.00     NALA                              0.00                (1)285,000.00
NALF                                                                            0.00                (2)144,134.00


--------

(1) All Pre-Petition Debt excluding intercompany or affiliates.

(2) Priority Tax only.

6.2 The Debtors, upon the Effective Date, will be substantively consolidated as follows:

(i) All Debtors other than NALF and Autorics will be substantively consolidated into NALA;

(ii) All holders of unsecured Claims against all Debtors (except Conseco) will be collectively treated in Class 5;

(iii) All licenses issued by any governmental authority presently held by NALA which have consistently been maintained in good standing throughout the Chapter 11 Case will survive Confirmation and remain property of Reorganized NALA; and,

(iv) All licenses issued by any governmental authority presently held by Autorics which have consistently been maintained in good standing throughout the Chapter 11 Case will survive Confirmation and will remain property of Reorganized Autorics.

                                   ARTICLE VII

                     PROVISIONS FOR ASSUMPTION AND REJECTION
                   OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         7.1 All executory contracts and unexpired leases of the respective Debtors' estates not previously assumed or rejected under Section 365 of the Bankruptcy Code with approval of the Bankruptcy Court are hereby assumed or rejected by the respective Debtor as of the Effective Date as set forth in the Disclosure Statement. The holders of Claims resulting from rejection shall have a period of thirty (30) days from the date of the Order granting rejection to file such Claims. THE FAILURE TO FILE SUCH REJECTION CLAIMS SHALL FOREVER BAR SUCH CLAIMS AND THE HOLDERS THEREOF SHALL NOT BE ENTITLED TO ANY DISTRIBUTION UNDER THIS PLAN.

                                  ARTICLE VIII

                  ACCEPTANCE OR REJECTION OF PLAN AND EFFECT OF
             REJECTION BY ONE OR MORE CLASSES OF CLAIMS OR INTERESTS

         8.1 Each impaired Class shall be entitled to vote separately to accept or reject the Plan.

         8.2 A Class of Claims shall have accepted the Plan if the Plan is accepted by at least two-thirds in amount and more than one-half in number of the Allowed Claims of such Class that have filed ballots accepting or rejecting the Plan. The Class 8 Claims and Class 9 Interests shall be deemed to have rejected the Plan. Acceptance of the Plan acts as a release of the Limited Liability Parties pursuant to Para. 10.11, infra.

         8.3 Pursuant to Para. 10.11, infra, any ballot voted in favor of the Plan shall act as a release of any claims held by the Claimant casting such ballot against the Limited Liability Parties, as defined in Para. 1.25, supra.

                                   ARTICLE IX

                            RIGHT TO INVOKE CRAMDOWN

         9.1 If all of the applicable requirements of Section 1129(a) of the Bankruptcy Code, other than subparagraph 8 thereof, are determined to have satisfied by the Bankruptcy Court with respect to the Plan, then the Debtors may seek confirmation of the Plan pursuant to Section 1129(b) of the Bankruptcy Code (the "Cramdown Provisions"). For purposes of seeking confirmation of the Plan under the Cramdown Provisions, the Debtors reserve the right to modify or vary the terms of the Plan or the treatment of the Claims of those Classes that rejected the Plan so as to comply with the requirements of the Cramdown Provisions.

                                    ARTICLE X

                                  MISCELLANEOUS

         A. Withdrawal of the Plan.

         10.1 The Debtors, upon consultation with the Committee, reserve the right to modify or revoke and withdraw the Plan in their sole discretion, at any time before the Confirmation Date, or, if for any reason the Plan cannot be consummated after the Confirmation Date, at any time up to and including the Effective Date. If the Plan is revoked and withdrawn, then (a) nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the estate or to prejudice in any manner the rights of any person in any further proceedings in the Chapter 11 Case or otherwise; and, (b) any provision of the Confirmation Order shall be null and void and all such rights of or against the estate shall exist as though the Plan had not been filed and no actions were taken to effectuate it.

         B. Modification of the Plan

         10.2 Pre-confirmation Modification. The Debtors may modify the Plan at any time prior to the entry of the Confirmation Order, provided that the Plan, as modified, and the Disclosure Statement pertaining thereto meet applicable Bankruptcy Code requirements.

         10.3 Post-Confirmation Amendment Not Requiring Re-Solicitation. After entry of the Confirmation Order, the Debtors may modify the Plan to remedy any defect or omission or to reconcile any inconsistencies in the Plan or in the Confirmation Order as may be necessary to carry out the purposes and effects of the Plan, provided that: (a) the approval of the Bankruptcy Court for such modification is obtained, after notice and a hearing; and, (b) such modification shall not materially and adversely affect the interests, rights, treatment or distributions of any Class of Allowed Claims or Allowed Interests under the Plan.

         10.4 Post-Confirmation/Pre-Consummation Amendment Requiring Re-solicitation. After the Confirmation Date and before the Effective Date, the Debtors may modify the Plan in a way that materially or adversely affects the interests, rights, treatment or distributions of a Class of Claims or Interests, provided that: (a) the Plan, as modified, meets applicable Bankruptcy Code requirements; (b) the approval of the Bankruptcy Court for such modification is obtained, after notice and a hearing; (c) such modification is accepted by at least two-thirds in amount and more than one-half in number of the Allowed Claims voting in each Class of Claims affected by such modification; (d) such modification is accepted by at least two-thirds in amount of the Allowed Interests voting in each Class of Interests (other than Class 8 and Class 9) affected by such modification; and, (e) the Debtors comply with Section 1125 of the Bankruptcy Code with respect to the Plan, as modified.

         C. Confirmation Order Controls

         10.5 To the extent the Disclosure Statement is inconsistent with the Plan, the Plan shall control. To the extent that the Plan, the Disclosure Statement or any agreement entered into between or among the Debtors and any third party is inconsistent with the Confirmation Order, the Confirmation Order shall control.

         D. Effectuating Documents and Further Transactions

         10.6 The Debtors shall be authorized to execute, deliver, file or record such documents, contracts, instruments, releases and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan. Debtors' counsel shall have no continuing duties post-confirmation other than to make the distributions required on the Effective Date unless otherwise agreed to by the Reorganized Debtors and counsel.

         E. Substantial Consummation of the Plan

         10.7 For purposes of any future analysis regarding appellate issues (including the mootness of any appeal of the Confirmation Order which has not been stayed), modification of the Plan, administration of the Plan and jurisdiction of the Bankruptcy Court, the Plan shall be deemed to have been substantially consummated upon the Effective Date and the completion of distributions thereon as required by the Plan. Nothing herein, however, shall limit or affect the Bankruptcy Court's retention of jurisdiction under this Plan.

         F. Terms of the Plan are Binding, etc.

         10.8 Pursuant to Section 1141 of the Bankruptcy Code, the Plan and all of its terms, when approved and confirmed by the Bankruptcy Court, shall be binding upon, including, without limitation, the Debtors, the Debtors' estates, the Reorganized Debtors, all holders of Claims, Allowed or not, all holders of Interests, Allowed or not, all parties in interest and their respective successors and assigns.

         10.9 If, after the Confirmation Date, any term or provision of this Plan is determined to be unenforceable, the remaining terms and provisions of this Plan shall nonetheless continue in full force and effect.

         G. Successors and Assigns

         10.10 The rights, benefits and obligations of any person or entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heir, executor, administrator or assign of such person or entity.

         H. Limitation of Liability

         10.11 The Limited Liability Parties shall not be liable to the Debtors or any subsidiary or affiliate of the Debtors, any holder of a Claim or Interest, any other party in interest in the Chapter 11 Case, the Reorganized Debtors or any other person or other entity for any action taken or omitted to be taken in good faith in connection with the formulation, promulgation, filing, confirmation and performance of the Plan. On the Effective Date, holders of all Claims, including Disputed Claims and the holders of Interests, in consideration for the promises and obligations of the Debtors, the Reorganized Debtors, and the Committee will be deemed to have forever covenanted with the Limited Liability Parties not sue, assert any claim against or otherwise seek any recovery from the Limited Liability Parties, whether for tort, fraud, contract or otherwise, based upon any act or occurrence or failure to act taken in good faith in connection with the formulation, promulgation, filing, confirmation and performance of the Plan. Nothing herein is intended to release the Limited Liability Parties from liabilities arising from any willful misconduct. The Bankruptcy Court shall retain exclusive jurisdiction to adjudicate all such actions.

         Any ballot voted in favor of the Plan shall act as a release of any claims held by the Claimant casting such ballot against the Limited Liability Parties. Moreover, any party holding claims against the Limited Liability Parties who does not vote in favor of the Plan must file a civil action in this Court asserting such claims no later than the Effective Date as defined in Para. 1.25 herein, or such claims shall be forever barred.

         I. Section Headings

         10.12 The section headings contained in the Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

         J. Determination of the Effective Date of the Plan

         10.13 Evidence of the Effective Date of the Plan shall be a certificate executed by the Debtors and filed with the Bankruptcy Court prior to or on the Effective Date setting forth the date constituting the Effective Date.

         K. Service

         10.14 All documents hereunder shall be served by first class or international mail, postage prepaid. Service shall be complete upon mailing.

         L.       Retention of Jurisdiction by the Bankruptcy Court

         10.15 The Bankruptcy Court shall retain jurisdiction of these proceedings after the Confirmation Date of this Plan until the entry of the final decree pursuant to Bankruptcy Rule 3022 for the following purposes:

         (i) To enable the Debtors to consummate the Plan and any amended or modified Plan and to resolve any disputes arising with respect thereto;

         (ii) To enable the Debtors to consummate any and all proceedings that it may bring prior to the entry of the Confirmation Order;

         (iii) To determine all controversies relating to or concerning the classification, subordination, allowance, valuation or satisfaction of Claims;

         (iv) To liquidate or estimate for purposes of allowance all contested, contingent or unliquidated Claims;

         (v) To determine the validity, extent and priority of all liens, if any, against property of the estate;

         (vi) To determine all assertions or an ownership interest in, the value of, or title to, any property of the estate;

         (vii) To determine all applications for compensation and reimbursement and objections to Administrative Claims;

         (viii) To determine all (1) adversary proceedings, contested or litigation matters brought before the Bankruptcy Court; and,
                 (2) any and all claims or causes of action asserted by the Debtors;

         (ix) Without limiting the generality of the preceding paragraph, to determine any avoidance action brought by the Debtors,

         (x) To determine all controversies arising out of any purchase, sale, or contract made or undertaken by the Debtors prior to the Confirmation Date;

         (xi) To enforce all agreements assumed, if any, and to recover all property of the estate, wherever located;

         (xii) To determine any tax liability of the estate in connection with the Plan, actions taken, distributions or transfers made thereunder,

         (xiii) To enforce any and all injunctions created pursuant to the terms of the Plan;

         (xiv) To modify the Plan or to remedy any defect or omission or reconcile any inconsistencies in the Plan either before or after the entry of the Confirmation Order;

         (xv) To hear and determine all controversies, suits, and disputes that may arise in connection with the interpretation or enforcement of the Plan, the Interim Agreement, the Letter Agreement and any amendments to the Interim Agreement;

         (xvi) To make such orders as are necessary or appropriate to carry out the provisions of the Plan; and,

         (xviii) To enter a final decree pursuant to Bankruptcy Rule 3022.

         Respectfully submitted this 12th day of August, 1998.


                                           NAL FINANCIAL GROUP, INC. for itself
                                           and all of the other Debtors


                                           By: /s/ William B. Dyer
                                               --------------------------------
                                               WILLIAM DYER
                                               Chief Executive Officer

         I HEREBY CERTIFY that a true and correct copy of the foregoing has been furnished to all parties as per the attached Service List this 13th day of August, 1998.

         I HEREBY CERTIFY that I am admitted to the Bar of the United States District Court for the Southern District of Florida and I am in compliance with the additional qualifications to practice in this Court set forth in Local Rule 910(A).
                                                 RICE & ROBINSON, P.A.
                                                 Attorneys for Debtors
                                                 848 Brickell Avenue, Suite 1100
                                                 Miami, Florida  33131-2943
                                                 Telephone: (305) 379-3121
                                                 Facsimile: (305) 379-4119


                                                 By: /s/ Arthur Halsey Rice
                                                     ---------------------------
                                                     ARTHUR HALSEY RICE
                                                     Florida Bar No. 224723

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA

                                BROWARD DIVISION
In re                                       |
                                            |
NAL FINANCIAL GROUP, INC.,                  |      CASE NO.  98-21966-BKC-PGH
NAL ACCEPTANCE CORPORATION,                 |      CASE NO.  98-21967-BKC-PGH
NAL INSURANCE SERVICES, INC.,               |      CASE NO.  98-21968-BKC-PGH
AUTORICS, INC.,                             |      CASE NO.  98-21969-BKC-PGH
NAL MORTGAGE CORPORATION                    |      CASE NO.  98-21970-BKC-PGH
PERFORMANCE CARS OF SOUTH FLORIDA, INC.,    |      CASE NO.  98-21971-BKC-PGH
SPECIAL FINANCE, INC.                       |      CASE NO.  98-21972-BKC-PGH
                                            |
         Debtors.                           |      (JOINTLY ADMINISTERED)
---------------------------------------------


                            DISCLOSURE STATEMENT FOR
                        DEBTORS' PLAN OF REORGANIZATION

                                    EXHIBIT 2

                             "TERM SHEET BETWEEN NAL,
                             THE COMMITTEE AND CONSECO"

                       CONFIDENTIAL SETTLEMENT DISCUSSIONS

               TERMS OF SETTLEMENT BETWEEN THE OFFICIAL COMMITTEE
           OF UNSECURED CREDITORS, NAL ACCEPTANCE CORPORATION AND ITS
                    AFFILIATES AND CONSECO AND ITS AFFILIATES


     Effective as of June 26, 1998, NAL Acceptance Corporation and its affiliates ("NAL"), the Official Committee of Unsecured Creditors (the "Committee") and Conseco Private Capital Group, Inc. and its affiliates ("Conseco") hereby agree to the following terms and conditions in connection with (i) the proposed treatment of allowed unsecured claims in the Chapter 11 bankruptcy proceedings of NAL, and (ii) the sale of certain loan and lease portfolios that took place on Wednesday June 24, 1998, which sale was pursuant to the Sale Order(1):

     1. On Wednesday, June 24, 1998, NAL conducted the auction sale of those portfolios described in the Sale Order as the Group B and Group C portfolios. NAL withdrew from such portfolios the Deficiency Portfolios contained therein, which Deficiency Portfolios shall remain with NAL.


------------
(1) On May 13, 1998, the Court entered an Order Granting Debtor's Amended Motion for Authorization to Sell Certain Financial Assets Pursuant to
     Section 363 of the Bankruptcy Code (the "Sale Order").

     2. The net proceeds from the auction sale of the Group B and Group C portfolios shall be deposited into an interest bearing escrow account with a mutually acceptable party, which party may be NAL, pending consummation of the terms of the settlement described herein. Net proceeds shall mean, for each portfolio within the Group B and C Portfolios, the gross amount received for such portfolio less the amount of the outstanding liens thereon or third party ownership interest therein (exclusive of Textron's blanket lien resulting from Textron Loan and Lease Portfolio).

     3. The Committee agrees with and consents to the (i) Term Sheet attached hereto as Exhibit A between NAL, the Committee, Conseco and Greenwich, including, without limitation, the settlement proposed therein, which Term Sheet was delivered to counsel to the Committee on June 26, 1998, and (ii) Term Sheet attached hereto as Exhibit B between NAL and Conseco, including, without limitation, the settlement proposed therein, which Term Sheet was delivered to counsel to the Committee on June 26, 1998. The consent by the Committee to such Term Sheets shall based on the contents of the Term Sheets as delivered to the

Committee. The Committee does not by the terms hereof agree to any amendments to the Term Sheets unless and until approved by the Committee.

     4. NAL agrees to prepare and file a plan of reorganization as soon as reasonably possible, which plan shall provide in part on the effective date thereof as follows:

          a. For the reorganization of NAL's business based upon its servicing platform, which platform will include servicing on the effective date for the Textron Loan and Lease Portfolio, the Greenwich Loan
     Portfolio/securitization trusts, NAL Auto Trusts 97-2 and 96-4 and any other assets of NAL.

          b. For the provision of a lump sum payment to the holders of allowed unsecured claims, to be shared pro rata by such holders, of an amount equal to $2.03 million upon the effective date of confirmation of the plan.

          c. For NAL's agreement to pay to the holders of allowed unsecured claims an amount equal to 25% of the residual equity in the Greenwich portfolio when such residual equity is realized (the "Residual"). Such payments would be on an annual basis. The specific method of determining the Residual and the reporting in connection therewith is subject to further agreement between the parties on terms acceptable to the parties hereto. The

     Residual shall only be subordinate to the following obligations in regards to the Greenwich portfolio, which obligations are set forth in the Term Sheet attached hereto as Exhibit A: (i) the senior bonds (principal and interest) being issued to Greenwich, and (ii) the junior securities (principal and interest) being issued to Greenwich and Conseco in the original aggregate principal amount of $470,000.

          d. The holders of allowed unsecured claims will share in the above amount on a pro rata basis irrespective of the ultimate amount of allowed unsecured claims.

          e. Conseco and its affiliates will voluntarily subordinate all of their unsecured claims against NAL and its affiliates to those of the general unsecured creditors. Notwithstanding anything herein to the contrary, Conseco shall not subordinate its secured claim in the proceeds from pre-petition servicing fees and related expenses in the approximate amount of $2.7 million, which monies have been segregated by NAL, or its secured claim in the stock/distributions from Autorics.

     5. The Committee shall be deemed to have standing in this case to object to claims of creditors, provided that the Committee shall not object to any claims of Conseco, including its secured claim.

     6. The Committee agrees that Conseco and its affiliates shall receive a full release under and pursuant to the terms of the plan of reorganization.

     7. The obligations of all parties hereunder are subject to and conditioned upon confirmation of a plan of reorganization consistent with the terms hereof.


                                       THE OFFICIAL COMMITTEE OF UNSECURED
                                         CREDITORS FOR NAL


                                       By:
                                          ------------------------------------


                                       NAL ACCEPTANCE CORP. for itself
                                          and its affiliates


                                       By:
                                          ------------------------------------



                                       CONSECO PRIVATE CAPITAL GROUP, INC.


                                       By:
                                          -----------------------------------

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA

                                BROWARD DIVISION
In re                                       |
                                            |
NAL FINANCIAL GROUP, INC.                   |      CASE NO.  98-21966-BKC-PGH
NAL ACCEPTANCE CORPORATION                  |      CASE NO.  98-21967-BKC-PGH
NAL INSURANCE SERVICES, INC.                |      CASE NO.  98-21968-BKC-PGH
AUTORICS, INC.                              |      CASE NO.  98-21969-BKC-PGH
NAL MORTGAGE CORPORATION                    |      CASE NO.  98-21970-BKC-PGH
PERFORMANCE CARS OF SOUTH FLORIDA, INC      |      CASE NO.  98-21971-BKC-PGH
SPECIAL FINANCE, INC.                       |      CASE NO.  98-21972-BKC-PGH
                                            |
         Debtors.                           |      (JOINTLY ADMINISTERED)
---------------------------------------------



                                    EXHIBIT 3

                      "TERM SHEET BETWEEN NAL, GREENWICH,
                           CONSECO AND THE COMMITTEE"

                      CONFIDENTIAL SETTLEMENT NEGOTIATIONS

              PROPOSED TERM SHEET FOR SETTLEMENT BETWEEN GREENWICH
                  AND NAL ACCEPTANCE CORPORATION AND AFFILIATES

     NAL Acceptance Corporation and its affiliates ("NAL" or the "Debtors") and Greenwich Capital Markets, Inc. and Greenwich Capital Financial Products, Inc. (collectively, "Greenwich") hereby agree to the following terms and conditions in connection with (i) the settlement and compromise of those certain Objections of NAL and the Official Committee of Unsecured Creditors (the "Objections") respectively to the Secured Claim of Greenwich, and (ii) any and all other matters between the parties hereto related to the Chapter 11 bankruptcy proceedings of NAL, the various loan/master repurchase documents between Greenwich and NAL (the "Master Repurchase Documents") and the securitizations of NAL loans as to which Greenwich acted as underwriter:

     1. The parties acknowledge that NAL removed the Greenwich Loan Portfolios, identified as No. 61510 and No. 61520 in the Sale Order(1) (the "Loan Portfolios"), from the auction sale that occurred on Wednesday June 24, 1998.



----------
(1) On May 13, 1998, the Court entered an Order Granting Debtor's Amended Motion for Authorization to Sell Certain Financial Assets Pursuant to
    Section 363 of the Bankruptcy Code (the "Sale Order").

     2. On Wednesday, June 24, 1998, NAL conducted the auction sale of those portfolios described in the Sale Order as the Group B and Group C portfolios, provided however, that NAL withdrew from such portfolios the deficiency portfolios contained therein, which deficiency portfolios shall remain with NAL.

     3. The net proceeds from the auction sale of the Group B and Group C portfolios shall be deposited into an interest bearing escrow account with a mutually acceptable party, which party may be NAL, pending consummation and final approval by the Bankruptcy Court (or any other court of competent jurisdiction) of the settlement between Textron, Conseco, NAL and the Committee.

     4. Commencing July 1, 1998, Greenwich agrees to pay to NAL a monthly servicing fee, payable in weekly installments, in advance, until the earlier of
(a) the closing of the securitization of the Loan Portfolios, (b) September 30, 1998, or (c) the date a decision is made not to effect a reorganization of NAL, in connection with the Loan Portfolios at an annual rate equal to 3.65% (the "Servicing Fee Rate") of the aggregate outstanding principal balance of the loans in such Portfolios at the beginning of such month, plus any and all actual out of pocket expenses incurred by NAL in connection with the servicing thereof, in arrears, in accordance with the terms of the servicing agreement to be entered into by and between NAL and Greenwich. In addition, NAL shall retain all late fees, extension fees and other fees normally associated with loan servicing. From and after the closing of the securitization of the Loan Portfolios, Greenwich agrees to pay NAL the Servicing Fee Rate monthly in arrears.

     5. The parties agree to continue the hearing on the Objections pending confirmation of the plan of reorganization.

     6. As soon as reasonably possible, but no later than the effective date of confirmation of a plan of reorganization, NAL shall seek approval of the Court to enter into a securitization transaction with Greenwich whereby NAL will transfer to a trust, or other entity to be formed, all right, title and interest in the Loan Portfolios in full satisfaction of the obligations of NAL in favor of Greenwich under the Master Repurchase Documents. Assuming such approval is obtained, Greenwich and NAL shall close such securitization transaction promptly upon confirmation of the plan of reorganization. Simultaneously with the transfer of the Loan Portfolios to a trust, senior bonds will be issued to the Greenwich in the amount of Greenwich's claim against NAL inclusive of that portion that represents the margin deficit, but exclusive of any portion constituting default interest and pre/post petition professional fees and expenses (the "Greenwich Claim"). As of June 1, 1998, the amount of the Greenwich Claim equalled $42,782,323.15. Further, the bonds will bear a coupon of one month Libor plus 180 basis points. Finally, the Junior Securities, as hereinafter defined, shall be issued to Greenwich and Conseco as set forth in
Section 7. The cash flow from the securitization of the Greenwich Portfolio will first be used to pay the servicing fees and expenses due NAL described above, second to interest on the senior bonds, third to reduce the principal balance of the senior bonds to 77.5% of the outstanding pool balance of the eligible loans (such eligibility criteria to be negotiated in good faith), fourth, to interest and then principal on the Junior Securities and thereafter to NAL. NAL shall also be entitled to retain 100% of the equity/residuals in the Greenwich Loan Portfolios after the securitization (the "Residuals").

     7. Greenwich asserts that it has incurred $220,000 in fees and expenses in connection with this matter prior to the filing of NAL's bankruptcy case. Conseco asserts that it has incurred $250,000 in fees and expenses in connection with this matter. The parties agree that such fees and expenses shall be paid by and through the issuance of junior securities in the amount of $470,000 (the "Junior Securities") in the securitization trust created pursuant to
Section 6 above, which Junior Securities shall be in the respective original amounts as set forth herein and shall be entitled to receive payments of interest and then principal in accordance with the order of priority set forth in such Section 6 above. Finally, the Junior Securities shall bear a coupon of one month Libor plus 180 basis points.

     8. NAL and Greenwich shall enter into a mutually acceptable servicing agreement whereby NAL shall continue to service the Loan Portfolios for Greenwich through the securitization described above and thereafter for the trust created thereunder through the term of the trust (the "Servicing Period"). NAL agrees to assist and cooperate in the addition of a hot backup servicer for the securitization described above.

     9. Upon the entry of an order confirming the plan of reorganization, Greenwich will return to NAL an amount equal to approximately $373,000, which is currently and shall remain in the Bankers Trust Collection Account until such return, which amount constitutes the excess collections received during the months of April and May. To the extent there are excess collections received in the month of June, then such amounts shall be added to the amount set forth herein. Any excess collections from and after July 1, 1998 until the closing of the securitization will remain in the Bankers Trust Collection Account until such securitization. Upon securitization, such collections will be applied, if necessary, to reduce the principal balance of the senior bonds to 77.5% of the outstanding pool balance of the eligible loans (such eligibility criteria to be negotiated in good faith) and any excess after reducing such principal shall be distributed to NAL.

     10. NAL agrees to prepare and file a plan of reorganization as soon as reasonably possible, which plan shall provide in part on the effective date thereof as follows:

          a. For the reorganization of NAL's business based upon its servicing platform, which platform will include servicing on the effective date for the Textron Loan and Lease Portfolio, the Greenwich Loan Portfolios/securitization trust, NAL Auto Trusts 97-2 and 96-4 and any other assets of NAL. NAL agrees to pay/return to NAL Auto Trust 97-2 an amount equal to $1.8 million on the effective date of the plan.

          b. For Greenwich and Conseco to each contribute fifty (50%) percent of the Equity Commitment to NAL on the effective date of confirmation. For purposes of this Term Sheet, Equity Commitment shall mean an amount equal $3.0 million less the cash remaining in the NAL bankruptcy estate on the effective date of the plan after payment of all allowed administrative and priority claims and the payment required to be made to the unsecured creditors pursuant to the Term Sheet between the Committee and NAL.

          c. For Greenwich and Conseco to each contribute to NAL on the effective date of the plan an amount equal to $900,000.

          d. Upon the effective date of confirmation of the plan, Greenwich and Conseco will each provide NAL with a working capital line of credit in an amount no greater than $1.5 million, the specific terms of which will be agreed to between the parties thereto.

          e. Notwithstanding anything to the contrary contained herein, Greenwich's maximum contribution of equity and debt to NAL on the effective date of the plan (inclusive of amounts contributed by Greenwich pursuant to clause "c" of this Section 10 and exclusive of the amounts set forth in
     Section 9) shall not exceed $2.7 million. Greenwich's contribution of capital to a reorganization of NAL is expressly conditioned upon NAL having at least $6 million in total capital available to NAL after giving effect to the repayment of all payments to be made and the capital to be contributed or loaned to NAL pursuant to the plan of reorganization.

          f. Upon the effective date of confirmation, Greenwich shall receive an amount equal to twenty (20%) of the equity interests in reorganized NAL and Conseco will receive eighty (80%) percent of the equity interests in reorganized NAL. Greenwich shall not be entitled to receive any distribution/dividend on its equity interest in NAL unless and until Conseco receives payment in full on its claims against NAL, which claims approximate $37 million plus PIK interest.

     11. On the effective date of the plan, NAL, Conseco, the Committee and Greenwich shall execute and deliver mutual general releases to each other in a form satisfactory to the parties by which each party will release the others from and against any and all claims they may have, asserted or unasserted, relating to or arising out of the pre and post petition transactions by and between the parties hereto through the effective date of confirmation of the plan.

     12. The transactions contained herein are subject to the entry of a final and non appealable order confirming the plan inclusive of the terms herein. The parties agree to use their best efforts to seek and obtain an order confirming the plan, and to seek entry of an order by the Court shortening the required time periods under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure therefor.

     13. All parties hereto shall bear their own fees and expenses in connection herewith.

     14. NAL hereby acknowledges and agrees that the agreements of Greenwich set forth herein are expressly conditioned upon, and subject to, execution and approval of (a) terms sheets that are reasonably acceptable to Greenwich between Textron and the Committee, Conseco and NAL, and Bankers' Trust Company, the Noteholders, the Certificateholders, NAL and Conseco in the form of Exhibits A, B and C, respectively, and (b) confirmation of a plan of reorganization in form and substance reasonably acceptable to Greenwich.


                                           NAL ACCEPTANCE CORP., for itself
                                             and it affiliates



                                           By: /s/ William B. Dyer
                                               -----------------------------
                                               WILLIAM B. DYER

                                           GREENWICH CAPITAL MARKETS, INC.



                                           By: /s/ Charles A. Forbes, Jr.
                                              -------------------------------
                                              Senior Vice President


                                           GREENWICH CAPITAL FINANCIAL
                                           PRODUCTS, INC.


                                           By: /s/ Charles A. Forbes, Jr.
                                              -------------------------------
                                              Senior Vice President



                                           CONSECO PRIVATE CAPITAL GROUP,
                                           INC.



                                           By: /s/ Ngaire E. Cuneo
                                              -------------------------------

                                           THE OFFICIAL COMMITTEE OF
                                           UNSECURED CREDITORS FOR NAL



                                           By:
                                              -------------------------------

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA

                                BROWARD DIVISION
In re                                       |
                                            |
NAL FINANCIAL GROUP, INC.                   |      CASE NO.  98-21966-BKC-PGH
NAL ACCEPTANCE CORPORATION                  |      CASE NO.  98-21967-BKC-PGH
NAL INSURANCE SERVICES, INC.                |      CASE NO.  98-21968-BKC-PGH
AUTORICS, INC.                              |      CASE NO.  98-21969-BKC-PGH
NAL MORTGAGE CORPORATION                    |      CASE NO.  98-21970-BKC-PGH
PERFORMANCE CARS OF SOUTH FLORIDA, INC.     |      CASE NO.  98-21971-BKC-PGH
SPECIAL FINANCE, INC.                       |      CASE NO.  98-21972-BKC-PGH
                                            |
         Debtors.                           |      (JOINTLY ADMINISTERED)
---------------------------------------------

                                    EXHIBIT 4

                      "TERM SHEET BETWEEN CONSECO AND NAL"

                       Confidential Settlement Negotiation

           Term Sheet for Settlement between NAL Financial Group, Inc.
            and its filed and unfiled Subsidiaries and Conseco, Inc.


         NAL Financial Group and its filed and unfiled Affiliates ("NAL") and Conseco, Inc. ("Conseco") hereby agree to the following terms and conditions in connection with the settlement of all existing disputes between them, known and unknown, whether or not scheduled by NAL in its bankruptcy schedules, and whether or not a claim has been filed with respect to such disputes as follows:

         1. NAL shall propose and confirm a Plan of Reorganization pursuant to Chapter 11 of the United States Bankruptcy Code on or before September 30, 1998 which contains all or substantially all of the matters set forth in the following paragraphs.

         2. NAL's business when reorganized shall be as a loan servicing operation utilizing its existing servicing platform and it shall service initially the portfolio of loans in NAL Auto Trust 1996-4, NAL Auto Trust 1997-2, the Textron Loan and Lease Portfolios in Group A, the Greenwich Capital Group A Loan Portfolio, and all other NAL Assets.

         3. NAL shall service the above referenced portfolios at the following rates:

            a. NAL Auto Trusts - 3% per annum;

            b. Greenwich and Textron Portfolios - 3.65% per annum.

All servicing fees to be paid commencing July 1, 1998 through September 30, 1998, at a minimum, with servicing paid monthly in advance and expenses paid monthly in arrears as to (b) and with servicing and expenses paid monthly in arrears as to (a). NAL shall retain all late fees and other fees normally associated with loan servicing during this interim period.

         4. Conseco has represented to the Debtors that it intends to enter into an agreement with Greenwich Capital to create a joint venture which joint venture shall jointly acquire loan portfolios for NAL to service at commercially reasonable rates. Conseco represents that it will use its best efforts to cause the joint venture to obtain portfolios for NAL to service consistent with NAL's business plan.

         5. Conseco has represented that Conseco and Greenwich shall each contribute or loan an equal amount necessary for the Debtor to have capital of Six Million Dollars ($6,000,000) including any cash remaining in the NAL bankruptcy estate at the time of the confirmation after the payment of all claims and expenses and other payments required pursuant to the plan. This shall exclude any money that the reorganized debtor may receive from any other source, post-confirmation, including, but not limited to, under any agreement with the Official Committee of Unsecured Creditors.

         6. Conseco shall, as part of the proposed plan, subordinate any unsecured debt it may be deemed to hold to the claims of general unsecured creditors. All Conseco debt including its subdebt shall remain obligations of the reorganized debtor and shall be reflected on the NAL balance sheet post confirmation subject to the foregoing.

         7. Subject to confirmation of a Plan of Reorganization, and subject to
(i) the debts contained in paragraph 6 of this Agreement, (ii) to the secured debt owed by NAL to Conseco, and (iii) the remaining dollar investment made by Conseco in NAL, the total of which is approximately $37 million, NAL shall receive a general release from Conseco. Conseco shall receive a general release from NAL and NAL shall further use its best efforts to obtain a channeling injunction to the extent that obtaining such an injunction in connection with the confirmation of a plan of reorganization does not preclude confirmation. Such a channeling injunction shall not be a condition precedent to Conseco's obligations pursuant to this Agreement and shall not be permitted to act as an impediment to confirmation of a plan of reorganization for NAL. The channeling injunction shall channel all liabilities with respect to pending or future actions related to the purchase and/or sale of NAL common stock.

         8. Conseco shall to the extent necessary to give full force and effect to the above, act as servicer for the NAL Auto Trusts and shall designate NAL as its agent.

         9. The reorganized debtor shall propose as part of its plan that its shareholders shall be Conseco and Greenwich which shall own eighty percent (80%) and twenty percent (20%), respectively, of the reorganized debtor.

         10. The plan of reorganization shall contain as a provision the substantive consolidation of all of the filed NAL subsidiaries. This shall not limit the corporate structure for the reorganized debtor as of the date of confirmation.

         11. This Agreement shall be binding when executed by facsimile signature and may be executed in counterparts.

         12. Conseco has represented that, subject to the confirmation of a Plan of Reorganization, NAL shall have the responsibility to make a payment to Bankers Trust in an amount not to exceed One Hundred Fifty Thousand Dollars ($150,000) as a breakup fee in connection with the termination of Bankers Trust's agreement with it agent, SST, in that until confirmation of a Plan, the Debtor shall be responsible for the amount payable to SST monthly in an amount not to exceed Twenty-Five Thousand Dollars ($25,000) per month, for a maximum of ninety (90) days, and for an additional backup servicer fee to Bankers Trust of Twelve Thousand Five Hundred Dollars ($12,500) per year for each Trust serviced by NAL. Conseco has further represented that Bankers Trust shall bear all of the legal expenses and other expenses associated with its services pursuant to such arrangements as set forth above, and with respect to the preparation of any documents or agreements related to the transactions contemplated herein. This Agreement incorporates by reference the attached June 26 1998 Letter Agreement by and between NAL Acceptance Corporation and Bankers Trust Company, among others.

         13. Conseco has represented that it will utilize its best efforts to assist NAL in the implementation of it Plan of Reorganization; provided, however, that such assistance does not include providing capital to NAL other than as contemplated in this Agreement. Except as otherwise provided in this paragraph 13, NAL hereby acknowledges and agrees that the performance of the obligations of Conseco set forth herein are expressly conditioned upon and subject to confirmation of a Plan of Reorganization in form and substance reasonably acceptable to Conseco.

                                   NAL FINANCIAL GROUP, INC.
                                   NAL ACCEPTANCE CORPORATION
                                   NAL INSURANCE SERVICES, INC.
                                   AUTORICS, INC.
                                   NAL MORTGAGE CORPORATION
                                   PERFORMANCE CARS OF SOUTH FLORIDA, INC., and
                                   SPECIAL FINANCE, INC.

                                   By:
                                       ----------------------------------------
                                       William Dyer, CEO


                                     CONSECO, INC.

                                     By:
                                         --------------------------------------

                                     Print Name:
                                                 ------------------------------

                                     Title:
                                            -----------------------------------

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA

                                BROWARD DIVISION
In re                                       |
                                            |
NAL FINANCIAL GROUP, INC.                   |      CASE NO.  98-21966-BKC-PGH
NAL ACCEPTANCE CORPORATION                  |      CASE NO.  98-21967-BKC-PGH
NAL INSURANCE SERVICES, INC.                |      CASE NO.  98-21968-BKC-PGH
AUTORICS, INC.                              |      CASE NO.  98-21969-BKC-PGH
NAL MORTGAGE CORPORATION                    |      CASE NO.  98-21970-BKC-PGH
PERFORMANCE CARS OF SOUTH FLORIDA, INC.     |      CASE NO.  98-21971-BKC-PGH
SPECIAL FINANCE, INC.                       |      CASE NO.  98-21972-BKC-PGH
                                            |
         Debtors.                           |      (JOINTLY ADMINISTERED)
---------------------------------------------

                                    EXHIBIT 5

                      "SETTLEMENT AGREEMENT BETWEEN TEXTRON
                             NAL AND THE COMMITTEE"

                              Settlement Agreement

     NAL Acceptance Corporation and its affiliates ("NAL" or the "Debtors"), Textron Financial Corporation ("Textron"), and the official Committee of Unsecured Creditors (the "Committee") hereby agree to the following terms and conditions in connection with (i) the settlement and compromise of those certain objections of NAL and the committee (the "Objections") respectively entitled Debtor's Objection to Secured Claims of Textron Financial Corporation, and Committee's Objection to Asserted Secured Claims of Textron Financial Corporation, and (ii) any and all other matters between the parties hereto related to the Chapter 11 bankruptcy proceedings of NAL and the Loan and Security Agreements between Textron and certain of the Debtors (the "Loan and Security Agreements"):

     1. NAL shall postpone the sale of the Textron Loan and Lease portfolio, identifies as Nos. 52000 and 62000 in the Sale Order(1), from the auction sale approved by the Court and currently set for Wednesday, June 24, 1998.

     2. On Wednesday, June 24, 1998, NAL shall conduct the auction sale of those portfolios described in the Sale Order as the Group B and Group C portfolios, provided however, that subject to the terms hereof NAL shall withdraw form such portfolios the Deficiency Portfolios contained therein, which Deficiency Portfolios shall remain with NAL.



--------
(1) On May 13, 1998, the Court entered an Order Granting Debtor's Amended Motion for Authorization to sell Certain Financial Assets Pursuant to Section 163 of the Bankruptcy Code (the "Sale Order").

     3. Textron agrees not to credit bid at the auction sale of the Group B and Group C portfolios.

     4. The net proceeds from the auction sale of the Group B and Group C portfolios shall be deposited into an interest bearing escrow account with a mutually acceptable party, which party may be NAL, pending consummation and final approval by the Bankruptcy Court (or any other court of competent jurisdiction) of the settlement described herein. Open consummation and final approval of the settlement pursuant to the terms hereof, Textron agrees to release its lien on such net proceeds, inclusive of the proceeds arising from the sale of portfolios 67,000. As a result, such net proceed shall be made available for distribution to creditors in accordance with the terms of the plan of reorganization NAL intends to file.

     5. Prior to 5:00 p.m. on Friday, June 26, 1998, NAL shall provide Textron written notice regarding whether it will continue to provide servicing for the Loan and Lease Portfolios after June 30, 1998. If NAL advised Textron that it will not continue to provide servicing for the Loan and Lease Portfolios, NAL will cooperate with Textron in connection with Textron's transition of the Loan and Lease Portfolio to a replacement servicer, and each of NAL and the Committee shall consent to relief from the automatic stay for Textron to place the Loan and Lease Portfolios with the replacement servicer. The transition of the Loan and Lease Portfolio to Textron's replacement servicer shall be at Textron's expense.

     6. Provided that NAL continues to provide servicing for the Loan and Lease Portfolio and gives notice to Textron when and as required by Paragraph 5 hereof, subject to consummation and final approval of this settlement, commencing effective July 1, 1998. Textron agrees to pay to NAL a monthly servicing fee, in advance, in connection with the Loan and Lease Portfolios at an annual rate equal to 3.65% (the "Servicing Fee Rate") of the aggregate outstanding principal balance of the loans/leases in such portfolios, plus any and all actual out of pocket expenses incurred by NAL in connection with the servicing thereof, in arrears, in accordance with the terms of the servicing agreement to be entered into by and between NAL and Textron. In addition, NAL shall retain all late fees, extension fees and other fees normally associated with loan servicing.

     7. The parties agree to continue the hearing on the Objections pending consummation and final approval of the settlement described herein.

     8. Pursuant to the terms of this settlement, NAL shall transfer to Textron all right, title and interest in the Loan and Lease Portfolios and the automobiles and other property subject thereof, free and clear of all claims and interests, as well as nay and all payments or proceeds related thereto which may be in the NAL cash management system/"pipeline" as of the date hereof and hereafter arising, in full satisfaction of the obligations of NAL in favor of Textron under the aforementioned Loan and Security Agreements. Textron and NAL shall terminate the revolving credit facility currently in place and Textron shall release its blanket lien and security interest on NAL's assets, including, without limitation, the net proceeds from the sale of the Group B and C Portfolios being held in escrow.

     9. Provided that NAL gives the notice when and as required by Paragraph 5 hereof and NAL continues to provide servicing for the Loan and Lease Portfolios, NAL and Textron shall enter into a mutually acceptable servicing agreement whereby NAL shall continue to service the Loan and Lease Portfolios for Textron and Textron agrees to pay to NAL the Servicing Fee Rate for eighteen months, beginning July 1, 1998, subject to the early termination provisions set forth therein and generally described in paragraph 10 hereinbelow (the "Servicing Period").

     10. Upon the order approving this settlement becoming a final order, Textron will pay to NAL an amount not greater than $510,000 representing servicing fees and out of pocket expenses relating to the Loan and Lease Portfolios retroactive to April 1, 1998, based on the Servicing Fee Rate. The amount payable by Textron to NAL for servicing retroactive to April 1, 1998 is subject to confirmation by NAL and Textron. Each of Textron and NAL agrees to use its best efforts to determine such amounts within seven (7) days from the date hereof.

     11. Textron agrees that in the event it desires to terminate NAL's servicing of the Loan and Lease Portfolio prior to the expiration of the Servicing Period for any reason other than a default under the terms of the servicing agreement, then Textron shall immediately pay to NAL an additional amount equal to the projected servicing fee that NAL would have been entitled to from Textron for the remainder of the servicing Period, provided, however, that such fee shall not exceed $800,000.

     12. NAL, the Committee and Textron shall execute and deliver mutual general releases to each other in a form satisfactory to the parties by which each party will release the others from and against any and all claims they may have, asserted or unasserted, relating to or arising out of the pre and post petition transactions by and between the parties hereto, through the date of consummation and final approval of this settlement.

     13. The settlement contained herein is conditioned upon and subject to the entry of a final and non appealable order approving the settlement and compromise provided for herein. The parties agree to use their best efforts to seek and obtain an order approving this settlement and compromise, and to seek entry of an order by the Court shortening the required time periods under the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure for the approval of the settlement described herein.

     14. In the event the settlement described herein is not consummated, then all parties hereto shall bear their own fees and expenses in connection herewith.

     15. This agreement may be executed in counterparts all of which shall be deemed to be originals.



                                           NAL ACCEPTANCE CORP., for itself
                                           and its affiliates


                                           By:/s/ Mercedes Padin
                                              ---------------------------------
                                              as Vice President

                                           TEXTRON FINANCIAL CORPORATION


                                           By:/s/ Marc C. Burch
                                              ---------------------------------
                                              Vice President

                                           OFFICIAL COMMITTEE OF UNSECURED
                                           CREDITORS


                                           By:/s/ Scott F. Baena
                                              ---------------------------------

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA

                                BROWARD DIVISION
In re                                       |
                                            |
NAL FINANCIAL GROUP, INC.                   |      CASE NO.  98-21966-BKC-PGH
NAL ACCEPTANCE CORPORATION                  |      CASE NO.  98-21967-BKC-PGH
NAL INSURANCE SERVICES, INC.                |      CASE NO.  98-21968-BKC-PGH
AUTORICS, INC.                              |      CASE NO.  98-21969-BKC-PGH
NAL MORTGAGE CORPORATION                    |      CASE NO.  98-21970-BKC-PGH
PERFORMANCE CARS OF SOUTH FLORIDA, INC.     |      CASE NO.  98-21971-BKC-PGH
SPECIAL FINANCE, INC.                       |      CASE NO.  98-21972-BKC-PGH
                                            |
         Debtors.                           |      (JOINTLY ADMINISTERED)
---------------------------------------------

                                    EXHIBIT 6

                "TERM SHEET BETWEEN NAL, BANKERS TRUST, CONSECO,
                      GREENWICH, OHIO BUREAU OF WORKMAN'S
                COMPENSATION, SYSTEMS AND SERVICES TECHNOLOGIES,
                   INC. AND UNION CENTRAL LIFE INSURANCE CO."

                                  June 26, 1998


Bankers Trust Company, as Indenture Trustee for NAL Auto
Trust 1997-2 and 1996-4 and as Back-up Servicer for NAL
Auto Trust 1996-4
Four Albany Street
New York, New York 10006

Ladies and Gentlemen:

     This letter sets forth certain terms and conditions pursuant to which NAL Acceptance Corporation ("NAL"), Bankers Trust Company ("Bankers Trust") as back-up Servicer of NAL Auto Trust 1996-4 (the "96-4 Trust") and as Indenture Trustee under the 96-4 Trust and NAL Auto Trust 1997-2 (together with the 96-4 Trust, referred to herein as the "Trusts"), all of the various noteholders and certificateholders under the Trusts (collectively, the "Noteholders"), System & Services Technologies, Inc. ("SST"), and Conseco, Inc. ("Conseco") will negotiate and enter into definitive agreements resulting in the appointment of NAL as the interim servicer and administrator of the Trusts and Conseco becoming the servicer and administrator of the Trusts upon the confirmation of a bankruptcy plan of reorganization of NAL and certain of its affiliates (the "Plan"). Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Interim Agreement dated April 7, 1998, as amended and approved by the Bankruptcy Court (the "Interim Agreement").

     1 . Fees and Expenses. If by the close of business on September 30, 1998 SST has not been duly appointed as the active servicer on the 96-4 Trust, NAL shall pay Bankers Trust a fee of $150,000 as a deactivation fee (the "Deactivation Fee") relating to SST's appointment as the active servicer for the 96-4 Trust. Bankers Trust shall forthwith pay SST the full sum of the Deactivation Fee upon receipt by Bankers Trust of such Deactivation Fee from NAL. In exchange, SST agrees that it shall not immediately commence servicing of the 96-4 Trust. SST shall, however, remain as the agent of Bankers Trust and shall stand ready to immediately begin providing services to the 96-4 Trust at the instruction of Bankers Trust, as per the terms of the subagency agreement between SST and Bankers Trust. Additionally, during the period beginning July 1, 1998 and ending upon the earlier of September 30, 1998 or the time at which SST is duly reappointed as the active servicer on the 96-4 Trust, NAL agrees to pay SST the amount of $25,000 per month. Each such payment shall be due on the last business day of each such month, commencing on July 31, 1998 and, unless SST is reappointed, ending with the last payment on September 30, 1998.

In the event SST is not duly reappointed as the active servicer for the 96-4 Trust and the NAL Plan is confirmed as herein provided, and from and after such date of confirmation, Bankers Trust shall receive from Conseco or NAL a backup servicer fee of $12,500 per year, plus reasonable out-of-pocket expenses for serving as back-up servicer of the 96-4 Trust; and further upon such confirmation, Bankers Trust shall also receive a fee from NAL or Conseco of $2,500 per year plus reasonable out-of-pocket expenses for each of the Trusts for acting as Indenture Trustee of the Trusts. The Noteholders shall be responsible for all legal expenses and other expenses associated with Bankers Trust's services pursuant to such arrangements and preparation of this Letter Agreement and definitive documents related to the transactions contemplated by this Letter Agreement.

The fees and expenses provided in this Section 1 shall constitute the entire amounts due SST and Bankers Trust with respect to the deactivation of SST as the active servicer for the 96-4 Trust, and any other costs or fees due and owing Bankers Trust under the Interim Agreement as it relates to the Trusts. In the event, however, SST is reappointed as the active servicer for the 96-4 Trust, SST shall receive all fees and expenses, including boarding fees, as provided in its subagency agreement with Bankers Trust.

     2. Upon Bankruptcy Court Approval of this Letter Agreement, NAL shall continue as the servicer

Bankers Trust Company
Page 2
June 26, 1998


and administrator of the Trusts pursuant to the terms of the Interim Agreement as modified by this Letter Agreement and the Extension Agreement (as defined below). Such modifications shall include:

     (a) The servicing fee shall be at a per annum rate of 3.0% of the quarterly outstanding pool balance of loans remaining in the Trusts, payable monthly; provided however, that upon confirmation of NAL's reorganizational plan by the Bankruptcy Court, the servicing fee shall be payable quarterly;

     (b) NAL shall be entitled to retain all recoveries on charge offs related to periods prior to January 1, 1998 and 30% of all recoveries on charge offs related to periods thereafter;

     (c) NAL shall be entitled to retain all extension fees for extensions granted on the Trusts representing less than 1.5% of the number of Contracts (as defined in the Interim Agreement) contained in each of the Trusts; and

     (d) termination of the Extension Agreement (as defined below) on the earlier of September 30, 1998 or confirmation of the Plan.

     To the extent inconsistent with the terms of the Interim Agreement, the terms of this Letter Agreement and the Extension Agreement shall be controlling.

     3. The parties hereto agree to use their best efforts to prepare a definitive agreement consistent with the terms of this Letter Agreement reasonably satisfactory to the parties hereto and to Nuvell, Autorics II, Inc., and the Official Committee of Unsecured Creditors for NAL and its debtor affiliates extending the terms of the Interim Agreement (the "Extension Agreement"). On or before June 30, 1998, NAL shall obtain an order of the Bankruptcy Court approving and authorizing NAL to enter into this Letter Agreement. As soon as practicable, NAL shall file a motion with the Bankruptcy Court pursuant to the terms of the Interim Agreement seeking entry of an order approving and authorizing NAL to enter into the Extension Agreement. The Extension Agreement and the effective date thereof shall be subject to the entry of an order of the Bankruptcy Court approving the Extension Agreement in accordance with the procedures set forth in the Interim Agreement.

     4. NAL and Conseco shall use their best efforts to seek and obtain confirmation of a Plan, including agreeing to shortening the required time periods under the Bankruptcy Code, prior to September 30, 1998. The Plan shall provide, among other things, for (i) Conseco to become the Master Servicer (as defined below), (ii) for NAL to be designated as Conseco's agent for the performance of Conseco's duties as Master Servicer, (iii) mutual releases of all claims, known or unknown, arising out of or in connection with the origination, servicing, and or administration of the Trusts and NAL Auto Trusts 96-1, 96-2 and 96-3 satisfactory to each of the Noteholders and as to NAL Auto Trust 95-1 (except no releases shall be provided as to matters involving fees and expenses for such NAL Auto Trust 95-1), Bankers Trust, Conseco, SST (except with respect to continuing obligations under SST's subagency agreement with Bankers Trust) and NAL, (iv) the payment by NAL to NAL Auto Trust 1997-2 of $1.8 million on the effective date of the Plan in full satisfaction of servicing fee disputes in connection therewith, (iv) $6 million of total capital being available to NAL after the effective date of the Plan. At the time of confirmation of the Plan, Bankers Trust shall appoint Conseco as the servicer and administrator of the Trusts (the "Master Servicer") pursuant to the terms related to a successor Servicer under the Sale and Servicing Agreements related to the Trusts and administration under the Administration Agreements related to the Trusts; and Conseco, as Master Servicer and Administrator thereunder, shall then assume and perform such duties and obligations thereunder; provided however, that Conseco shall not be liable for any acts or omissions of NAL occurring prior to the effective date of the Plan or for any breach by NAL of any of its representations and warranties contained in the Sale and Servicing Agreement for each of the Trusts prior to the effective date of the Plan or the Interim Servicing Agreement. Upon becoming Master Servicer, Conseco shall not be Bankers Trust's agent but shall be independently obligated to perform pursuant to those agreements and shall appoint NAL as its agent under those agreements.

Bankers Trust Company
Page 3
June 26, 1998


     5. In the event the NAL Plan of reorganization is not confirmed as provided in this Letter Agreement, Bankers Trust shall (a) appoint a backup servicer for NAL Auto Trust 1996-4 (b) assume the role as servicer and administrator of the NAL Auto Trust 1996-4 Trust and (c) remain as Indenture Trustee under each of the Trusts.


                   (Balance of page left blank intentionally)

Bankers Trust Company
Page 4
June 26, 1998


     Unless otherwise set forth herein, all other terms and conditions of this Letter Agreement are subject to the entry of a final, non-appealable order confirming a plan of reorganization for NAL and certain of its affiliates incorporating the terms hereof and the parties entering into definitive agreements as to all of the essential terms hereof.

                                            NAL ACCEPTANCE CORPORATION

                                            By: /s/ William B. Dyer
                                                -------------------------------


ACKNOWLEDGED AND AGREED:

BANKERS TRUST COMPANY, as                   BANKERS TRUST COMPANY, as
Indenture Trustee for                       Back-up Servicer for
NAL Auto Trust 1996-4                       NAL Auto Trust 1996-4

By: /s/ Craig M. Kantor                     By: /s/ Craig M. Kantor
    ------------------------------              -------------------------------
    Craig M. Kantor                             Craig M. Kantor
    Vice President

BANKERS TRUST COMPANY, as                   CONSECO, INC.
Indenture Trustee for
NAL Auto Trust 1997-2

By: /s/ Craig M. Kantor                     By: /s/ Ngaire E. Cuneo
    ------------------------------              -------------------------------
    Craig M. Kantor                             Ngaire E. Cuneo
    Vice President


THE OHIO BUREAU OF WORKMAN'S                GREENWICH CAPITAL MARKETS, INC.
COMPENSATION

By: /s/ Robert Cowman                       By: /s/ Ira Platt
    ------------------------------              -------------------------------
    Robert Cowman                               Ira Platt, V.P.


SYSTEM & SERVICES TECHNOLOGIES,             CARILLON ADVISORS
INC., as to Section 1 only

By: /s/ John Chippell                       By: /s/ Michael J. Schultz
    ------------------------------              -------------------------------
    John Chippell                               Michael J. Schultz

                                  EXHIBIT 7(1)

EQUIPMENT LEASES



                                                                      MONTHLY         ANNUAL
LESSOR             LESSEE     DESCRIPTION           LOCATION          PAYMENT         PAYMENT
------             ------     -----------           --------          -------         -------
IBM Credit          NALF      AS4C0                 Ft.              $19,806.00     $237,672.00
Corporation                                         Lauderdale

Mitel Capital       NALF      miscellaneous         Ft.              $   562.00     $   7946.00
Corporation                   computer/             Lauderdale
                              connection
                              equipment

Mitel Financial     NALF      telephone system      Ft.              $ 5,321.00     $ 75,346.00
Services                      5K-2000               Lauderdale

Mitel Financial     NALF      telephones            Orlando          $   413.00     $  4,951.00
Services

Mitel Financial     NALF      tasks software        Ft.              $   355.00     $  4,258.00
Services                                            Lauderdale

Mitel Financial     NALF      tasks software        Ft.              $   388.00     $  4,859.00
Services                                            Lauderdale

Mitel Financial     NALF      network software      Ft.              $ 1,638.00     $ 19,562.00
Services                                            Lauderdale




                        DATE                       DATE OF
                       ENTERED                     EXPIRA-       ASSUME/
LESSOR                  INTO           TERM         TION         REJECT
------                 -------         ----        -------       -------
IBM Credit              9/96          60           9/2001        ASSUME
Corporation                           months

Mitel Capital           7/97          60           7/2002        ASSUME
Corporation                           months



Mitel Financial         11/95         60           11/2000       ASSUME
Services                              months

Mitel Financial         11/95         53           4/2000        REJECT(2)
Services                              months

Mitel Financial         11/95         52           3/2000        ASSUME
Services                              months

Mitel Financial         11/95         47           11/99         ASSUME
Services                              months

Mitel Financial         11/95         60           11/2000       ASSUME
Services                              months


--------

(1) Any information not disclosed herein shall be disclosed by the date of plan confirmation. Additionally, the Debtor may supplement this list with updated or additional information.

(2) It is the Debtors' position that the contract with Mitel Financial Services is not a true lease but rather a disguised sale contract and therefore does not meet the requirements of 11 U.S.C. ss.365 for rejection. However, if it is determined by this Court that this contract is a true lease then the Debtors opt to reject this contract.

EQUIPMENT LEASES




                                                                                    MONTHLY         ANNUAL
LESSOR               LESSEE         DESCRIPTION              LOCATION               PAYMENT         PAYMENT
------               ------         -----------              --------               -------         -------
Business Credit                   Laptop Computers        with                     $   62.73       $75,278.00
Leasing                                                   individuals at
("BCL")                                                   NAL

Ikon Capital                      Ft. Lauderdale          Ft.                      $1,365.00       $16,380.00
                                  copiers and fax         Lauderdale

Ikon Capital                      Orlando copiers         Orlando                  $  622.00       $ 7,464.00





                                                    DATE
                             DATE                    OF
                            ENTERED                 EXPIR-       ASSUME/
LESSOR                       INTO        TERM       ATION        REJECT
------                      -------      ----       ------       -------
Business Credit                                                  REJECT(3)
Leasing
("BCL")

Ikon Capital                                                     ASSUME


Ikon Capital                                                     REJECT

----------

     (3) It is the Debtors' position that the contract with BCL in not a true lease but rather a disguised sale contract and therefore does not meet the requirements of 11 U.S.C. ss.365 for rejection. However, if it is determined by this Court that this contract is a true lease then the Debtors opt to reject this contract.

MAINTENANCE AGREEMENTS




SERVICE                                                         MONTHLY        ANNUAL
PROVIDER             DESCRIPTION            LOCATION            PAYMENT        PAYMENT
--------             -----------            --------            -------        -------
Teledata             task and sx-2000       Orlando            $  608.00      $ 7,296.00
Concepts             systems-Orlando                           {approx}


Teledata             task and sx-2000       Ft.                $  547.67      $18,572.00
Concepts             systems-               Lauderdale         {approx}
                     Ft. Lauderdale

LSI Financial        Llama support                             $2,000.00      $24,000.00


IBM Credit           data service           Ft.                $  227.00      $ 2,724.00
Corporation                                 Lauderdale

IBM Credit           service support        Ft.                $  543.00      $ 6,516.00
Corporation                                 Lauderdale




                                                   DATe
                          DATE                      OF
SERVICE                  ENTERED                  EXPIRA-       ASSUME/
PROVIDER                  INTO         TERM        TION         REJECT
--------                 -------       ----       -------       -------
Teledata                   3/98       1 year                    REJECT
Concepts


Teledata                   3/98       1 year                    ASSUME
Concepts


LSI Financial              9/96       99                        ASSUME
                                      years

IBM Credit                10/96       60          10/2001       ASSUME
Corporation                           months

IBM Credit                10/96       60          10/2001       ASSUME
Corporation                           months

MAINTENANCE AGREEMENTS


SERVICE          DESCRIPTION            LOCATION          MONTHLY         ANNUAL          DATE       TERM   DATE           ASSUME/
PROVIDER                                                  PAYMENT         PAYMENT         ENTERED           OF             REJECT
                                                                                          INTO              EXPIRA-
                                                                                                            TION
Ikon Capital     Ft. Lauderdale         Ft.               $1,700.00       $20,400.00                                       REJECT
                 copiers and fax        Lauderdale

Ikon Capital     Orlando copiers        Orlando             $100.00        $1,200.00                                       REJECT

K.W.             system support         Ft.               $3,500.00       $42,000.00                                       REJECT
Computer                                Lauderdale
Services

Mitel            telecom                                  $2,510.00       $30,120.00                                       ASSUME
Corporation

J.D. Edwards     accounts payable       Ft.                 $500.00        $7,200.00                                       ASSUME
                 system                 Lauderdale

Verifax          tax data               Ft.                 $900.00       $10,800.00                                       ASSUME
                                        Lauderdale

CFI              coin software          Ft.               $1,200.00       $14,400.00                                       ASSUME
                                        Lauderdale

Loan Base        loan tracking          Ft.                 $167.00        $2,004.00                                       ASSUME
                 software               Lauderdale


MISCELLANEOUS AGREEMENTS


COMPANY          DESCRIPTION            LOCATION          MONTHLY        ANNUAL          DATE        TERM   DATE           ASSUME/
                                                          PAYMENT        PAYMENT         ENTERED            OF             REJECT
                                                                                         INTO               EXPIRA-
                                                                                                            TION
Teledata         data retrieval                           $              $                                                ASSUME
Concepts
account no.
CA001833

ADP              payroll                                  $1,000-$2,000  $                                                ASSUME

Equifax Credit   consumer credit                          $1,800         $21,600                                          ASSUME
account no.      reporting                                {approx}       {approx}
0403YC04025      information

Secure           security services                        $   900        $10,800                                          ASSUME
Technologies,                                             {approx}       {approx}
Inc.
account no.
1626

NALF &           officer                                                                 May 1997    term of              ASSUME
Mercedes         indemnification                                                                     employ-
Padin            agreement                                                                           ment


NON-RESIDENTIAL LEASES



                                                                             MONTHLY         ANNUAL
LESSOR            LESSEE          DESCRIPTION             LOCATION           PAYMENT         PAYMENT
------            ------          -----------             --------           -------         -------
Northwestern      NALA            non-residential         500 West          $15,297.36      $183,568.32
Mutual Life                       lease for 5th floor     Cypress                           (approx)
Insurance                         at Cypress Creek        Creek Rd.,
Co.                                                       Ft.
                                                          Lauderdale



NALA              Eden            Sub-Lease               500 West          $ 1,580.26      $ 18,963.12
                  Personnel       2780 sq. feet of        Cypress           (escalates      (escalates
                  of Florida,     Suite 500 and 1006      Creek Rd.          yearly)         yearly)
                  Inc.            sq. feet of Suite       Ft.
                                  500                     Lauderdale




                                                     DATE
                     DATE                             OF
                    ENTERED                         EXPIRA-          ASSUME/
LESSOR               INTO            TERM            TION            REJECT
------              -------          ----           -------          -------
Northwestern      10/2/91 and      10 years                        The Debtor
Mutual Life        6/7/94           6 years                        is unsure at
Insurance                                                          this time as
Co.                                                                to whether
                                                                   it wishes to
                                                                   assume this
                                                                   lease.(1)

NALA              12/12/97          5 years       1/31/2002        deadline to
                                                                   assume or
                                                                   reject is
                                                                   extended
                                                                   through the
                                                                   date of
                                                                   confirm-
                                                                   ation.
                                                                   [order
                                                                   dated
                                                                   6/9/98]

----------

     (1) The current deadline to assume or reject this Lease is August 10, 1998. The Debtors will in all likelihood move for the entry of an order extending the deadline to assume or reject beyond this date.

EXECUTORY CONTRACTS REJECTED AS OF JULY 17, 1998


                                                                                     DATE
                                                                                    ENTERED                ASSUME/
CONTRACT                  DEBTOR             DESCRIPTION          LOCATION           INTO                  REJECT
--------                  ------             -----------          --------          -------                ------
Employment                 NALF                                                     11/30/94               REJECTED
Agreement                                                                                                  {order dated
with                                                                                                       4/6/98}
Robert R. Bartolini

Origination                NALA            origination of sub-                      8/9/96                 REJECTED
Agreement                                  prime automobile                                                {order dated
with                                       chattel paper                                                   4/6/98}
Atlantic Investment
Corporation

Service Agreement          NALA            credit management                        8/31/97                REJECTED
with                                       services                                                        {order dated
Dunn & Bradstreet                                                                                          4/6/98}
Information Services

Independent                NALA                                                     10/19/94               REJECTED
Contractor Agreement                                                                                       {order dated
with                                                                                                       4/6/98}
Independent Dealer
Services [Mississippi]

Independent                NALA                                                     10/19/94               REJECTED
Contractor Agreement                                                                                       {order dated
with                                                                                                       4/6/98}
Independent Dealer
Services [Texas]

Independent                NALA                                                     10/19/94               REJECTED
Contractor Agreement                                                                                       {order dated
with                                                                                                       4/6/98}
Independent Dealer
Services [Louisiana]


                                                                                     DATE
                                                                                    ENTERED                  ASSUME/
CONTRACT                  DEBTOR           DESCRIPTION            LOCATION           INTO                    REJECT
--------                  ------           -----------            --------          -------                  ------
Management                 NALF            management                               8/1/95                 REJECTED
Agreement                                  agreeement                                                      {order dated
with                                                                                                       4/6/98}
L.S. Management
Services, Inc.
Leonard Silvestri, Sr.
and Leonard Silvestri,
Jr. and Addendum to
Management
Agreement

Origination                NALA                                                     1/31/96                REJECTED
Agreement                                                                                                  {order dated
with                                                                                                       5/28/98}
International
Acceptance
Corporation


Senior Loan                NALA            NALA sold to                                                    REJECTED
Participation and                          Provident a senior                                              {order dated
Servicing Agreement                        participation                                                   5/28/98}
with                                       interest in certain
Provident Bank                             wholly owned
                                           marine loans each
                                           secured by a ship
                                           mortgage serviced
                                           by NAL

Exclusivity                NALA            exclusive right to                       12/9/94                REJECTED
Agreement                                  market automotive                                               {order dated
with                                       loan and lease                                                  5/28/98}
Cars Buy Phone, Inc.                       administrative
                                           services


                                                                                     DATE
                                                                                    ENTERED                ASSUME/
CONTRACT                  DEBTOR             DESCRIPTION          LOCATION           INTO                  REJECT
--------                  ------             -----------          --------          -------                ------
Servicing Agreement        NALA            servicing of                             12/24/94               REJECTED
with                                       certain motor                                                   {order dated
Neighborhood                               vehicle lease                                                   5/28/98}
Acceptance                                 receivables
Corporation                                purchased by
d/b/a Travelers Auto                       NALA from
Finance Corp.                              Travelers

LEASES REJECTED AS OF JULY 17, 1998




                                                                                    MONTHLY           ANNUAL
  LESSOR             LESSEE         DESCRIPTION           LOCATION                  PAYNMENT          PAYMENT
  ------             ------         -----------           --------                  --------          -------
[Sub-Lessee]         [Sub-        approx. 8183            500 Cypress              $8,570.89        $102,850.68
Chicago Title        lessor]      rentable square         Creek Road,              [escalates       [escalates
Insurance            NALF         feet of Suite 100       Ft. Lauderdale           annually]        annually]
Company

Dr. Phillip,         NALF         premises                2550 Orange              $5,661.00        $67,932.00
Inc.                                                      Blossom                  {approx}         {approx}
                                                          Trail,
                                                          Orlando

Interoffice/         NALA         furnished offices       2000 Powers              $3,790.00
Atlanta-N.W.                      of premises             Ferry Road,              [office]
                                                          Marietta, GA             $155.00
                                                                                   [furniture]
                                                                                   $1,150
                                                                                   [phone]
                                                                                   {approx}

Mellon U.S.          NALF         equipment lease         2250 North               $ 2,172.96       $106,831.25
Leasing                                                   Orange                   {approx}         {approx}
                                                          Blossom
                                                          Trail,
                                                          Orlando,
                                                          Florida

Daniel Casey,        Perform-     property lease          2626 S.                  $10,000.00
as Trustee           ance         [Triple Net Lease]      Federal                  [or pro-rata
                     Cars,                                Highway                  share thereof]
                     NALF,
                     NALA
                     and
                     Robert
                     Bartolini




                                                          DATE
                          DATE                             OF
                         ENTERED                         EXPIRA-       ASSUME/
  LESSOR                  INTO             TERM           TION         REJECT
  ------                 -------           ----          -------       -------
[Sub-Lessee]             10/27/95         8 years        11/30/        REJECTED
Chicago Title                             {approx}       2003          {order dated
Insurance                                                              4/6/98}
Company

Dr. Phillip,              8/28/96        15 years        10/31/        REJECTED
Inc.                                      {approx}       2011          {order dated
                                                                       4/6/98}


Interoffice/               9/5/96                        3/31/97       REJECTED
Atlanta-N.W.                                                           {order dated
                                                                       4/6/98}





Mellon U.S.              11/27/96        60              11/98           REJECTED
Leasing                                  months          {approx}        {order dated
                                                                         4/6/98}




Daniel Casey,                             5 years        12/31/          REJECTED
as Trustee                                {approx}       2000            {order dated
                                                                         4/30/98}




                                                                                    MONTHLY           ANNUAL
  LESSOR             LESSEE         DESCRIPTION           LOCATION                  PAYNMENT          PAYMENT
  ------             ------         -----------           --------                  --------          -------
Steve Moore          NALA         vehicle lease
Chevrolet

Xerox                Special      copier equipment
Corporation          Finance
                     and/or
                     NALA

Pacificare           NALF         sublease of             500 West
Health                            approx. 5,082           Cypress
Systems, Inc.                     rentable sq. feet       Creek Rd,
{sublessor}                       on 2nd Floor of         Ft. Lauderdale
                                  Suite 220




                                                            DATE
                        DATE                             OF
                       ENTERED                         EXPIRA-       ASSUME/
  LESSOR                INTO             TERM           TION         REJECT
  ------               -------           ----          -------       -------
Steve Moore                                                          REJECTED
Chevrolet                                                            {order dated
                                                                     5/28/98}

Xerox                                                                REJECTED
Corporation                                                          {order dated
                                                                     5/28/98}


Pacificare                                                           REJECTED
Health                                                               {order dated
Systems, Inc.                                                        5/28/98}
{sublessor}

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA

                                BROWARD DIVISION
In re                                       |
                                            |
NAL FINANCIAL GROUP, INC.                   |      CASE NO.  98-21966-BKC-PGH
NAL ACCEPTANCE CORPORATION                  |      CASE NO.  98-21967-BKC-PGH
NAL INSURANCE SERVICES, INC.                |      CASE NO.  98-21968-BKC-PGH
AUTORICS, INC.                              |      CASE NO.  98-21969-BKC-PGH
NAL MORTGAGE CORPORATION                    |      CASE NO.  98-21970-BKC-PGH
PERFORMANCE CARS OF SOUTH FLORIDA, INC.     |      CASE NO.  98-21971-BKC-PGH
SPECIAL FINANCE, INC.                       |      CASE NO.  98-21972-BKC-PGH
                                            |
         Debtors.                           |      (JOINTLY ADMINISTERED)
---------------------------------------------

                                    EXHIBIT 8

                             "LIQUIDATION ANALYSIS"

NAL FINANCIAL GROUP, INC. AND SUBSIDIARIES
DEBTORS-IN-POSSESSION

LIQUIDATION ANALYSIS

PREAMBLE

The Debtor's main business is in financing and servicing retail finance contracts receivable. Based on the auction proceeds of Accounts Receivable Portfolios auctioned, and the bids received on Accounts Receivable portfolios withdrawn, it is the Debtors opinion that a liquidation of the Debtor's remaining Accounts Receivable Portfolios and other assets under Chapter 7 of the Bankruptcy code would produce proceeds substantially less than the going-concern value of the Reorganized Companies.

The "liquidation value" of the Debtors would consist primarily of cash on hand and the proceeds from a sale of the Debtors assets by a Chapter 7 trustee, and any recoveries by the Debtors from any preference actions. The proceeds from a Chapter 7 liquidation that would be available to all holders of unsecured claims would be reduced by the costs and expenses of liquidation. Costs of liquidation under Chapter 7 of the Bankruptcy Code would include fees of a trustee, and of counsel and accountants, retained by the trustee, asset disposition expenses, and claims arising from the operation of the Debtors business during the Chapter 7 case. The liquidation itself could trigger certain priority claims, and accelerate other priority payments that otherwise would be due in the ordinary course of business. Priority claims would be paid in full out of the liquidation proceeds before the balance would be made available to pay unsecured claims or to make distributions in respect of interests.

A Chapter 7 liquidation analysis is set forth in this Exhibit to the Disclosure Statement. This analysis is provided solely to disclose to holders of claims of interest, the effects of a hypothetical Chapter 7 liquidation of the Debtors, subject to the assumptions set forth in the analysis. The analysis makes no allowance for potential preference claims, or other litigation recoveries and collections currently pending or anticipated. In confirming the Debtors Plan, the Bankruptcy Court will decide whether the Debtors Plan provides a greater recovery for creditors and interest holders than a liquidation of the Debtor's under Chapter 7. In doing so, the Bankruptcy Court will make its own finding as to the liquidation value of the Debtors.

NAL FINANCIAL GROUP, INC. AND SUBSIDIARIES
DEBTORS-IN-POSSESSION

LIQUIDATION ANALYSIS

STATEMENT OF ASSETS

As stated in the Disclosure Statement, a Liquidation Analysis has been prepared to indicate the values which may be obtained by Secured, Priority and unsecured Non-Priority creditors if the assets of the Company were sold pursuant to a Chapter 7 liquidation, as an alternative to continued operation of the business and payments under the Plan. The issue of potential recoveries resulting from potential preference claims and fraudulent conveyance litigation, and other litigation recoveries and collection activities, currently pending or anticipated have not been addressed in this Analysis.


                                                                    Projected                                  ESTIMATED
                                                                    Book Value                                LIQUIDATION
                                                 Note                 As Of             Liquidation               VALUE
                                               Reference          Sept. 22, 1998         Adjustment            (Unaudited)
                                               ---------          --------------        -----------           ------------
Cash                                              1                $   8,540,087                           $        8,540,087

Accounts Receivable                               2                   48,599,915          (48,599,915)                     --

Inventory                                         3                      665,295             (344,324)                320,971

Security Deposits and Prepaid Expenses            4                      219,696             (185,685)                 34,011

Property, Equipment and Leasehold
Improvements                                      5                    2,583,757           (2,411,907)                171,850

Other Assets                                      6                    3,174,489           (3,046,276)                128,213
                                                                   -------------      ---------------      ------------------
   Total Assets                                                    $  63,783,239      $   (54,588,107)              9,195,132
                                                                   =============      ===============

  Interest Income                                 7                                                                    42,500

Costs Associated with Liquidation:
   Admin./Corp. Expenses                          8                                   $      (190,898)
   Trustee Fees                                   9                                          (306,106)               (497,004)
                                                                                      ---------------      ------------------

Net Liquidation Proceeds                                                                                   $        8,740,628
                                                                                                           ==================

NAL FINANCIAL GROUP, INC. AND SUBSIDIARIES
DEBTORS-IN-POSSESSION

LIQUIDATION ANALYSIS

ALLOCATION OF NET LIQUIDATION PROCEEDS
TO SECURED, PRIORITY AND UNSECURED CLAIMS


                                                                                        Estimated
                                                                      Note              Allowable
                                                                    Reference             Claims
                                                                    ---------           ---------
Net Liquidation Proceeds (from previous page)                                                                $     8,740,628


Less Pre-Petition Secured Debt:
  Conseco                                                              11                                         (2,773,395)

Less Priority claims:
  Chapter 11 Administrative claims                                                    $      1,000,000
  Claims for wages, salaries, commissions & vacation pay                                        30,000
  Employee benefit plans                                                                        42,222
  Tax Claims
                                                                                               298,352            (1,370,574)
                                                                                      ----------------       ---------------
Funds available for distribution to General Unsecured Creditors                                              $     4,596,659


General Unsecured creditors:
  General Unsecured creditors                                          13             $      4,797,607
  Shortfall on Greenwich secured claim                                 12                    7,141,370
  Conseco Claims                                                       11                   20,526,605           (32,465,582)
                                                                                      ----------------       ---------------
Short Fall on Pre-Petition Unsecured Non-priority Claims                                                     $   (27,868,923)
                                                                                                             ===============

Distribution to General Unsecured Creditors
(Cents on the Dollar)                                                                                        $      0.141586
                                                                                                             ===============

NAL FINANCIAL GROUP, INC. AND SUBSIDIARIES
DEBTORS-IN-POSSESSION

LIQUIDATION ANALYSIS

NOTES TO LIQUIDATION ANALYSIS

In conjunction with developing the Plan included in the Disclosure Statement to which this is an exhibit, management has prepared a Liquidation Analysis (the "Analysis") which may be helpful to holders of claims and interests in reaching their determination of whether to accept the Plan. The Analysis is based on the assumptions discussed below.

The Analysis reflects the Debtors estimates of the proceeds they would realize if the Debtors were to be liquidated in accordance with Chapter 7 of the Bankruptcy Code. The Analysis is based on the Debtors projected assets as of September 22, 1998. Underlying the Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and its management and upon assumptions with respect to liquidation decisions that could be subject to change. Accordingly, there can be no assurance that the values reflected in the Analysis would be realized if the Debtors were, in fact, to undergo such a liquidation.

The issue of potential recoveries resulting from potential preference claims, and other litigation recoveries and collections, currently pending or anticipated, have not been addressed in this Analysis.

The analysis assumes a liquidation period of one (1) month.

The following notes describe the significant assumptions, developed by management, that are reflected in the Analysis.


Note 1 - Cash

The Analysis assumes that subsequent operations during the liquidation period will not effect cash available for distribution materially except as reflected by the net proceeds generated by liquidating non-cash assets and the costs associated with liquidating the Debtors.


Susquehanna Bank is an equity holder in certain receivables for which the Debtors derived $190,000 at auction. In terms of a settlement reached, Susquehanna Bank will obtain an equivalent percentage of its participation in each pool that it funded. As the determination regarding the settlement has not been made, for the purpose of this Analysis, it is assumed that the entire $190,000 will accrue to Susquehanna Bank. The Debtor's believe that they have an equity interest of between $10,000 and $15,000 in the proceeds obtained of $190,000. These moneys have been deducted from the available cash.

NAL FINANCIAL GROUP, INC. AND SUBSIDIARIES
DEBTORS-IN-POSSESSION

LIQUIDATION ANALYSIS

NOTES TO LIQUIDATION ANALYSIS (CONTINUED)

Note 2 - Accounts Receivable

Accounts receivable consists primarily of third party contract receivables, financed under the Greenwich warehouse line ($48,244,726) and deficiency balances on charged-off receivables ($21,218,700). Under a Chapter 7 liquidation scenario, the Debtors will abandon the contracts receivable in favor of Greenwich, the secured creditor. The debtor believes that deficiency balances will derive 1c on the dollar. This assumption is based on an initial bid received by the Debtor at the time the portfolios were to be auctioned at the ss.363 sale held on June 24, 1998. At this sale, the defiency portfolio was withdrawn.

The estimate shown represents gross proceeds. Expenses that would have to be incurred to liquidate the accounts receivable are reflected in the administrative costs associated with liquidation.


Note 3 - Inventory

The Analysis assumes that vehicle inventory on hand on September 22, 1998 would be auctioned off by motor vehicle auction houses and would derive "floor price".


Note 4 - Security Deposits and Prepaid Expenses

Amounts representing prepayment of rent will be offset against rent expense during the liquidation period. Nominal values have been attributed to remaining prepaid expenses in the Analysis to the extent that they represent salable assets.


Note 5 - Property, equipment and leasehold improvements, net


Property, equipment and leasehold improvements include office furniture and equipment, and leasehold improvements. Values for office furniture and equipment are based on an appraised value conducted by an appraiser, and reflect current market conditions. The liquidation value is net of the deduction of costs associated with the sale of these assets. It is anticipated that no value will attach to leasehold improvements.


Note 6 - Other Assets

This consists of an estimated recovery on asset claim receivables, late and other fee receivables, CPI receivables due from customers and a refund of a Delaware franchise tax in the amount of $113,026.

NAL FINANCIAL GROUP, INC. AND SUBSIDIARIES
DEBTORS-IN-POSSESSION

LIQUIDATION ANALYSIS

NOTES TO LIQUIDATION ANALYSIS (CONTINUED)

Note 7 - Interest Income

Payout to creditors is anticipated to occur as quickly as possible. During the liquidation process, proceeds will be invested at an average return of 3% per annum.


Note 8 - Costs Associated with Liquidation - Admin./Corp. Expenses

These expenses represent the other costs associated with functions that will remain operational throughout the liquidation process along with other Chapter 7 administrative expenses. All non-litigation functions are expected to be completed within a one (1) month period.


Note 9 - Costs Associated with Liquidation - Trustee Fees

The Trustee's fee has been calculated in accordance with ss.326 of the Bankruptcy Code.


Note 10 - Allocation of Net Liquidation Proceeds to Secured Creditors and Priority Claims.

The allocation of the net liquidation proceeds has been made in accordance with the priorities set forth in the Bankruptcy Code. The estimated allowable claims are based on the Debtors projected liabilities as of September 22, 1998.


Note 11 - Allocation of Net Liquidation Proceeds - Conseco.

Conseco, the Debtor's majority stockholder, has asserted a secured claim for $2,773,395, which amount has been set aside in an encumbered bank account. In a liquidation under Chapter 7 of the Bankruptcy Code and for the purposes of doing a liquidation analysis, this amount has been treated as if secured.

Conseco also has an unsecured non-priority claim (inclusive of accrued interest) in the amount of $20,526,605. This amount consists of a Note Payable of $11,300,000, less the asserted secured portion of $2,773,395 for a net claim of $8,522,605, and a Convertible Debenture in the amount of $12,000,000. In a liquidation under Chapter 7 of the Bankruptcy Code Conseco asserts its right to file a claim in this amount if the Debtors fail to reorganize. If the Debtors successfully reorganize, then Conseco will subordinate its claim in favor of the general unsecured non-priority creditors.

NAL FINANCIAL GROUP, INC. AND SUBSIDIARIES
DEBTORS-IN-POSSESSION

LIQUIDATION ANALYSIS

NOTES TO LIQUIDATION ANALYSIS (CONTINUED)

Note 11 - Allocation of Net Liquidation Proceeds - Conseco (continued)

In the event that it is determined that Conseco does not have a $2,773,395 secured claim, then Conseco's general unsecured claim would increase from $20,526,605 to $23,300,000. This would have the effect of increasing the projected distribution to general, unsecured creditors in the chapter 7 scenario as set out in the Liquidation Analysis from 14.1 to 21.5 cents on the dollar.


Note 12 - Shortfall on Greenwich's Secured Claim

In a liquidation under Chapter 7 of the Bankruptcy Code, the Debtors would abandon their interest in the contracts receivable over which Greenwich has a lien. Based on an initial bid, which was received for this portfolio, at auction, and which portfolio was subsequently withdrawn, it appears that the secured creditor would have a shortfall. For the purposes of this Analysis, an allowance has been made, on the assumption that the secured creditor has filed a claim, that this claim would be for an amount of $7,141,370.


In terms of the settlement agreement reached with the Official Committee of the Unsecured Creditors, the unsecured creditors will be entitled to share in 25% of the "equity/residuals" of the Greenwich Loan Portfolio after securitization, but not before the settlement of Greenwich's senior bond and Conseco's and Greenwich's' junior securities. The calculation of this equity/residual requires all the Greenwich loans to be placed into a securitization model, based on traditional hypotheses and assumptions. At this time no model exists to calculate such equity/residual. However, it should be noted that this 25% share which will accrue to the unsecured creditors, subject to meeting the previously noted settlements, can only take place in a reorganization. A liquidation under Chapter 7 of the Bankruptcy Code will not allow for such equity/residual to attach to the unsecured creditors.


Note 13 - Allocation of Net Liquidation Proceeds to Unsecured Claims.

It is assumed that the allocation of net liquidation proceeds, would be made in accordance with the priorities set forth in the Bankruptcy Code. The Estimated Allowable Claims are based on the Debtors' projected liabilities as of September 22, 1998. The amount of $5,175,059 is based on the Debtors' best estimate at the time of filing its Disclosure Statement and Plan. The claims bar date has been set for July 22, 1998, i.e. subsequent to the filing of this Plan. Therefore, it is anticipated that this amount well may increase or decrease. The Debtors' are aware of potential claims which may exceed an additional $1,000,000 in claims for which no claim has yet been filed.

NAL FINANCIAL GROUP, INC. AND SUBSIDIARIES
DEBTORS-IN-POSSESSION

LIQUIDATION ANALYSIS

COMPARATIVE ANALYSIS BETWEEN RECOVERIES:

CHAPTER 7 LIQUIDATION vs. CHAPTER 11 REORGANIZATION


                                                                                          Chapter 7             Chapter 11
                                                                                         Liquidation          Reorganization
                                                                                        --------------       ----------------

Funds available for distribution to General Unsecured Creditors                         $    4,596,659       $      2,030,000


General Unsecured Creditors:
General Unsecured creditors                                        $    4,797,607                                   4,797,607

Shortfall on Greenwich secured claim                                    7,141,370                                          --

Conseco Claims                                                         20,526,605           32,465,582                     --
                                                                   --------------

Distribution rate to General Unsecured Creditors
(Cents on the Dollar)                                                                   $     0.141586       $       0.423128
                                                                                        ==============       ================

*CONCLUSION:

As shown above, confirmation of the plan of reorganization will result in a greater percentage distribution to the unsecured creditors, as opposed to the Debtor liquidating under Chapter 7 of the Bankruptcy Code. The above analysis does not include the potential for equity/residuals as discussed in Note 12 herein, nor potential preference actions, and other litigation recoveries and collection activities, currently pending or anticipated.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To NAL Financial Group, Inc. and Subsidiaries:

      We have compiled the accompanying Liquidation Analysis (the "Analysis") for NAL Financial Group, Inc., NAL Acceptance Corp., Performance Cars of South Florida, Inc., Autorics, Inc., NAL Insurance Services, Inc., Special Finance, Inc., and NAL Mortgage Corporation (the "Debtors"). The Analysis presents management's estimated net value of the Debtors assets, if the Debtors were to be liquidated under the provisions of chapter 7 of the United States Bankruptcy Code, and the application of net proceeds of this liquidation among the Debtors creditors. In order to confirm a plan of reorganization the Bankruptcy Court must independently determine that the plan is in the best interest of all classes of creditors and equity security holders impaired by the plan. The "best interests" test requires that the Bankruptcy Court find that the plan provides to each member of each impaired class of claims and interests a recovery which has a value at least equal to the value of the distribution which each such person would receive if the Debtors were liquidated under chapter 7 of the United States Bankruptcy Code. The Analysis and this report were prepared to assist the Bankruptcy Court in making this determination. They should not be used for any other purpose. The presentation utilized in the Analysis is not designed for those who are not informed about such matters.

      A Compilation is limited to presenting information that is the representation of management and does not include an evaluation of the support for the underlying assumptions. We have not audited or reviewed the Analysis and, accordingly, do not express an opinion or any other form of assurance on the estimates and assumptions that, although considered reasonable by management, are inherently subject to significant uncertainties and contingencies beyond the control of management. Accordingly, there can be no assurance that the results shown would be realized if the Debtors were liquidated and actual results in such a case could vary materially from those presented. If actual results were lower than those shown, or if the assumptions used in formulating the Analysis were not realized, distributions to each member of each class of claims could be adversely affected. We have no responsibility to update this report for events and circumstances occurring after the date of this report.



/s/ Barbee & Associates
--------------------------------
Barbee & Associates, P.A.
Fort Lauderdale, Florida
July 17, 1998

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA

                                BROWARD DIVISION
In re                                       |
                                            |
NAL FINANCIAL GROUP, INC.                   |      CASE NO.  98-21966-BKC-PGH
NAL ACCEPTANCE CORPORATION                  |      CASE NO.  98-21967-BKC-PGH
NAL INSURANCE SERVICES, INC.                |      CASE NO.  98-21968-BKC-PGH
AUTORICS, INC.                              |      CASE NO.  98-21969-BKC-PGH
NAL MORTGAGE CORPORATION                    |      CASE NO.  98-21970-BKC-PGH
PERFORMANCE CARS OF SOUTH FLORIDA, INC.     |      CASE NO.  98-21971-BKC-PGH
SPECIAL FINANCE, INC.                       |      CASE NO.  98-21972-BKC-PGH
                                            |
         Debtors.                           |      (JOINTLY ADMINISTERED)
---------------------------------------------

                                    EXHIBIT 9

                             "TAX ANALYSIS SCHEDULE"

                                               NAL Acceptance, Corp
                                               Tax Analysis Schedule


PROPERTY TAX                           AMOUNT              DUE            ASSESSMENT OR
TAXING AUTHORITY                        DUE                DATE              BILL DATE        TAXABLE YEAR
----------------                       ------              ----           -------------       ------------
Fairfax, Virginia                      765.65            02/15/98            12/31/97         1996 & 1997
Fairfax, Virginia                      852.36            05/29/98            04/06/98         1996 & 1997
Fairfax, Virginia                      845.52            04/30/98            03/20/98         1996 & 1997
Fairfax, Virginia                      859.29            06/26/98            06/02/98         1996 & 1997
Fairfax, Virginia                      866.13            07/28/98            07/08/98         1996 & 1997
Richmond, Virginia                      47.00            04/30/97            03/22/97         1996
Richmond, Virginia                     493.12            04/30/98            03/28/98         1997
Virginia Total:                      4,729.07

Anson, North Carolina                  129.90            05/29/98               N/A           N/A
Anson, North Carolina                  104.19            05/29/98               N/A           N/A
Anson, North Carolina                  126.76            05/29/98               N/A           N/A
Anson, North Carolina                  117.24            05/29/98               N/A           N/A
Anson, North Carolina                  117.24            05/29/98               N/A           N/A
Cabarrus, North Carolina               122.89            12/01/97            11/30/97         1997
Charlotte, North Carolina              174.96            08/01/98            06/30/98         N/A
Charlotte, North Carolina              150.86            07/31/98               N/A           N/A
Charlotte, North Carolina              209.91            07/01/98            06/01/97         N/A
Charlotte, North Carolina              181.23            08/01/98            06/30/98         N/A
Charlotte, North Carolina              155.50            07/01/98            05/31/98         N/A
Charlotte, North Carolina              218.00            07/31/98               N/A           N/A
Charlotte, North Carolina              162.28            05/01/98            03/31/98         1997
Durham, North Carolina                 245.05            05/01/98               N/A           1997
Durham, North Carolina                 210.18            03/01/98               N/A           1997
Durham, North Carolina                 169.48            01/01/98               N/A           1997
Durham, North Carolina                 213.61            06/01/97               N/A           1996




PROPERTY TAX                           AMOUNT              DUE            ASSESSMENT OR
TAXING AUTHORITY                        DUE                DATE              BILL DATE        TAXABLE YEAR
----------------                       ------              ----           -------------       ------------
Durham, North Carolina                 288.02            05/01/97               N/A           1996
Durham, North Carolina                 254.22            01/01/98               N/A           1997
Durham, North Carolina                 210.65            06/01/97               N/A           1996
Durham, North Carolina                 257.97            01/01/98               N/A           1997
Durham, North Carolina                 208.47            06/01/97               N/A           1996
Durham, North Carolina                 252.40            03/01/98               N/A           1997
Durham, North Carolina                 248.73            05/01/98               N/A           1997
Durham, North Carolina                 343.65            01/01/98               N/A           1997
Gaston, North Carolina                 119.60            06/30/98            06/01/98         1997
Gaston, North Carolina                 102.24            08/31/98            08/01/98         1997
Gaston, North Carolina                  59.89            06/30/98            06/01/98         1997
Guillford, North Carolina              275.98               N/A              05/11/98         1997
Harnett, North Carolina                 74.43            05/31/98               N/A           1997-1998
Lincoln, North Carolina                113.26            07/01/97               N/A           1997
North Carolina Total                 5,618.79

Garrard, Kentucky                       69.07            06/30/97            05/03/98         1998
Jefferson, Kentucky                    108.69            06/30/97            05/03/98         1998
Jefferson, Kentucky                    156.80            06/30/97            05/03/98         1998
Jefferson, Kentucky                    181.34            06/30/97            05/03/98         1998
Jefferson, Kentucky                    108.35            06/30/97            05/03/98         1998
Jefferson, Kentucky                    129.10            06/30/97            05/03/98         1998
Lincoln, Kentucky                      194.09            06/30/97            05/03/98         1998
Louisville, Kentucky                    20.00               N/A              06/12/98         N/A
Oldham, Kentucky                       143.95            06/30/97            05/03/98         1998
Rockcastle, Kentucky                   161.22            06/30/97            05/03/98         1998
Casey, Kentucky                        137.09            03/31/98            02/10/98         1998
Kentucky Total                       1,409.70




PROPERTY TAX                           AMOUNT              DUE            ASSESSMENT OR
TAXING AUTHORITY                        DUE                DATE              BILL DATE        TAXABLE YEAR
----------------                       ------              ----           -------------       ------------
Dade County, Florida                    10.00            01/31/98               N/A           N/A
Dade County, Florida                    15.00            01/31/98               N/A           N/A
Palm Beach, Florida                     48.15            01/31/98               N/A           N/A
Florida Total                           73.15

DeKalb, Georgia                        212.57               N/A                 N/A           1997

Anderson, Texas                         21.58            06/30/98            06/30/98         1997
Austin, Texas                           25.69               N/A                 N/A           1997
Dallas, Texas                        1,743.11               N/A                 N/A           1997
Dallas, Texas                           93.40               N/A                 N/A           1997
Dallas, Texas                           55.02               N/A                 N/A           1997
Dallas, Texas                          445.11               N/A                 N/A           1997
Houston, Texas                       5,046.48               N/A                 N/A           1997
Mesquite, Texas                        297.19               N/A                 N/A           1997
Texas Tax Total                      7,737.58

Henrico, Virginia                      284.71            03/16/98            07/08/98         First 1/2 of 1997
Henrico, Virginia                      295.40            07/31/98            07/08/98         First 1/2 of 1997
Henrico, Virginia                      575.03            06/05/98            07/08/98         First 1/2 of 1997
                                                                                                & all of 1998
Henrico, Virginia                      591.45            07/31/98            07/08/98         First 1/2 of 1997
                                                                                                & all of 1998
Henrico, Virginia                      343.23            03/16/98            07/09/98         First 1/2 of 1997
Henrico, Virginia                       10.00            07/31/98            07/08/98         First 1/2 of 1997
Virgina Tax Total:                   2,099.82




PROPERTY TAX                           AMOUNT              DUE            ASSESSMENT OR
TAXING AUTHORITY                        DUE                DATE              BILL DATE        TAXABLE YEAR
----------------                       ------              ----           -------------       ------------
Total Property Taxes Due            51,791.68


TANGIBLE TAX                           AMOUNT              DUE            ASSESSMENT OR
TAXING AUTHORITY                        DUE                DATE              BILL DATE        TAXABLE YEAR
----------------                       ------              ----           -------------       ------------
Tallahassee, Florida                68,200.00            04/01/98            Estimate         1998



INTANGIBLE TAX                         AMOUNT              DUE            ASSESSMENT OR
TAXING AUTHORITY                        DUE                DATE              BILL DATE        TAXABLE YEAR
----------------                       ------              ----           -------------       ------------
Tallahassee, Florida               144,134.09            06/30/98            Estimate         1998


FRANCHISE TAX                          AMOUNT              DUE            ASSESSMENT OR
TAXING AUTHORITY                        DUE                DATE              BILL DATE        TAXABLE YEAR
----------------                       ------              ----           -------------       ------------
Dover, Delaware                     60,449.50            03/01/98                             1997
(refund of 113K pending)


SALES & USE TAX                         AMOUNT             DUE            ASSESSMENT OR
TAXING AUTHORITY                        DUE                DATE              BILL DATE        TAXABLE YEAR
----------------                       ------              ----           -------------       ------------
Tallahassee, Florida                20,000.00                                Estimate          03/01 - 03/23
Tallahassee, Florida                10,000.00                                Estimate          02/02 - 03/23
Total Sales Tax Due                 30,000.00

Total Taxes Due                    324,654.27
